SUBJECT TO COMPLETION DATED JUNE 6, 1997

PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 6, 1997)
                            $
                         SLM STUDENT LOAN TRUST 1997-2
        $        FLOATING RATE CLASS A-1 STUDENT LOAN-BACKED NOTES
          $      FLOATING RATE CLASS A-2 STUDENT LOAN-BACKED NOTES
           $      FLOATING RATE STUDENT LOAN-BACKED CERTIFICATES
                            SLM FUNDING CORPORATION
                                     Seller
                        SALLIE MAE SERVICING CORPORATION
                                    Servicer
                            ------------------------

     The  SLM Student Loan Trust 1997-2 (the "Trust") will issue $
aggregate principal amount of Floating Rate Class A-1 Student Loan-Backed  Notes
(the  "Class A-1 Notes"), $               aggregate principal amount of Floating
Rate Class A-2 Student  Loan-Backed Notes (the "Class  A-2 Notes" and,  together
with  the Class A-1 Notes,  the "Notes") and $              aggregate balance of
Floating Rate Student Loan-Backed Certificates (the "Certificates").
                                                   (Continued on following page)
                            ------------------------

THE  CERTIFICATES REPRESENT UNDIVIDED BENEFICIAL  INTERESTS  IN, AND THE  NOTES
 REPRESENT OBLIGATIONS OF, THE TRUST ONLY AND DO NOT REPRESENT INTERESTS  IN
   OR OBLIGATIONS OF, AND ARE NOT GUARANTEED  OR INSURED BY,   THE SELLER,
     STUDENT LOAN MARKETING ASSOCIATION, THE SERVICER OR ANY  AFFILIATE
       THEREOF   OR   BY  THE  UNITED   STATES  OF  AMERICA  OR  ANY
         GOVERNMENTAL  AGENCY.    PROSPECTIVE    INVESTORS   SHOULD
           CONSIDER  THE FACTORS SET FORTH  UNDER "RISK   FACTORS"
            ON PAGE S-15 HEREIN AND ON PAGE 13 OF THE PROSPECTUS.


THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
  EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES  COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
        OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                                                                     PRICE TO      UNDERWRITING    PROCEEDS TO THE
                                                                    PUBLIC(1)      DISCOUNT(2)      SELLER(1)(3)
Per Class A-1 Note..............................................              %               %                  %
Per Class A-2 Note..............................................              %               %                  %
Per Certificate.................................................              %               %                  %
Total...........................................................   $               $                $

(1) Plus accrued interest, if any, or return, if any, from June   , 1997.
(2) The Seller and Sallie Mae have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
(3) Before deducting estimated expenses of $         payable by the Seller.
                            ------------------------

     The Notes and the Certificates offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Notes and Certificates will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company in New York, New York on or about June , 1997 against payment therefor in immediately available funds and, in the case of the Notes, also Cedel Bank, societe anonyme, and the Euroclear System.

BEAR, STEARNS & CO. INC.
         DEUTSCHE MORGAN GRENFELL
                 EDUCATION SECURITIES, INC.
                          GOLDMAN, SACHS & CO.
                                   LEHMAN BROTHERS
                                             MERRILL LYNCH & CO.
                                                       J.P. MORGAN & CO.
                                                   MORGAN STANLEY DEAN WITTER
                                                       PAINEWEBBER INCORPORATED
                                                            SALOMON BROTHERS INC

            The date of this Prospectus Supplement is June   , 1997

(Continued from preceding page)

    The assets of the Trust will include a pool of student loans purchased by Chase Manhattan Bank USA, National Association, as eligible lender trustee on behalf of the Trust (the "Eligible Lender Trustee"), from SLM Funding Corporation (the "seller") (such loans, the "Trust Student Loans"), collections and other payments with respect to the Trust Student Loans, and monies on deposit in certain trust accounts to be established (including the Collection Account and the Reserve Account). The Notes will be secured by the assets of the Trust. The interests of the Certificateholders in the assets of the Trust will be subordinated to the interests of the Noteholders therein to the extent described herein.

    The per annum rate of interest for each Accrual Period will, subject to certain limitations described herein, equal the T-Bill Rate (determined as described herein) plus 0. % with respect to the Class A-1 Notes and the T-Bill Rate plus 0. % with respect to the Class A-2 Notes. Principal and interest on the Notes will be payable quarterly on or about each January 25, April 25, July 25 and October 25 of each year, commencing October 27, 1997 (each, a "Distribution Date"); provided that no principal payments with respect to the Class A-2 Notes will be made until the Class A-1 Notes are paid in full. Return on the Certificates for each Accrual Period at a rate per annum equal, subject to certain limitations described herein, to the T-Bill Rate plus 0. %, and distributions in respect of the Certificate Balance will be made on each Distribution Date, provided that no distributions in respect of the Certificate Balance will be made until the Notes have been paid in full.

    The   final  distribution  date  for  the   Class  A-1  Notes  will  be  the
             Distribution Date. The  final distribution date  for the Class  A-2
Notes  will be the                Distribution Date. The final distribution date
for the Certificates  will be the                   Distribution Date.  However,
payment in full of the Notes and the Certificates could occur earlier than such dates as described herein and in the Prospectus. In addition, the Notes and Certificates will be repaid (i) on any Distribution Date on which the Seller exercises its option to purchase the Trust Student Loans, exercisable when the aggregate principal balance of the Trust Student Loans is reduced to 10% or less of the Initial Pool Balance, or (ii) upon sale of any Trust Student Loans remaining in the Trust as of the end of the Collection Period immediately preceding the Trust Auction Date or thereafter pursuant to the auction procedures described herein.

    Sallie Mae Servicing Corporation (the "Servicer"), a wholly-owned subsidiary of Sallie Mae, will service all the Trust Student Loans. The Trust Student Loans will only include loans guaranteed by the Guarantee Agencies described herein and reinsured by the United States Department of Education (the "Department") under the Federal Family Education Loan Program ("FFELP").

    THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN ALL INFORMATION ABOUT THE OFFERING OF THE NOTES AND THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PURCHASERS MUST READ BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT TO OBTAIN MATERIAL INFORMATION ABOUT THE OFFERING. SALES OF THE NOTES AND THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT.

    The Underwriters expect to make a secondary market in the Notes and the Certificates but have no obligation to do so. There can be no assurance that a secondary market for the Notes or the Certificates will develop or, if it does develop, that it will continue. See "Risk Factors" in the Prospectus.

    The Seller has not authorized any offer of Notes or Certificates to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"). The Notes and Certificates may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of the Regulations or otherwise in compliance with all applicable provisions of the Regulations.

                            ------------------------

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS IN THE UNITED STATES THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES AND THE CERTIFICATES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITES, AND THE IMPOSITION OF A PENALTY BID, DURING AND AFTER THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                           REPORTS TO SECURITYHOLDERS

    Periodic and annual reports concerning the Trust are required to be delivered to Securityholders. See "Certain Information regarding the Securities -- Reports to Securityholders' in the Prospectus.

    Unless and until Definitive Notes or Definitive Certificates are issued, the reports containing information concerning the Student Loans will be sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes and the Certificates. See "Certain Information Regarding the Securities -- Book-Entry Registration" in the Prospectus.

    The Trust will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Certain capitalized terms used in this Prospectus Supplement are defined on the pages indicated in the "Index of Principal Terms" contained herein or in the Prospectus.

Issuer..............................  SLM Student Loan Trust 1997-2 (the "Trust").
Securities Offered..................  Floating  Rate Class A-1 Student Loan-Backed  Notes (the "Class A-1 Notes")
                                        in the aggregate principal amount of $                 and Floating  Rate
                                        Class  A-2 Student Loan-Backed Notes (the "Class A-2 Notes" and, together with the Class A-1 Notes, the "Notes") in the aggregate principal  amount
                                        of  $                ; and Floating Rate Student Loan-Backed Certificates
                                        (the "Certificates" and,  together with the  Notes, the "Securities")  in
                                        the initial Certificate Balance of $             .
Seller..............................  SLM  Funding  Corporation  (the  "Seller"),  a  wholly-owned  subsidiary of
                                        Student Loan Marketing Association ("Sallie Mae"). Because the Seller  is
                                        not  an institution  eligible to hold  legal title to  the Student Loans,
                                        Chase Manhattan  Bank  USA,  National  Association,  as  eligible  lender trustee  for the Seller (the "Interim  Trustee") will hold legal title to the Student Loans on behalf of  the Seller pursuant to a trust  agreement to be dated as of June 1, 1997 between the Interim Trustee and the Seller
                                        (as  amended  and  supplemented from  time  to time,  the  "Interim Trust
                                        Agreement"). References to the "Seller"  herein mean the Interim  Trustee for all purposes, where the context so requires, involving the holding or transferring of legal title to the Trust Student Loans.
Servicer............................  Sallie   Mae  Servicing   Corporation  (the   "Servicer"),  a  wholly-owned
                                        subsidiary of  Sallie Mae  that manages  and operates  Sallie Mae's  loan servicing  functions.  Under  certain  circumstances,  the  Servicer  may transfer its obligations as  Servicer. See "Servicing; Administration  --
                                        Certain Matters Regarding the Servicer" in the Prospectus.
Eligible Lender Trustee.............  Chase  Manhattan Bank USA, National Association, as trustee under the Trust
                                        Agreement and holder of legal title to the Trust Student Loans on  behalf of the Trust (the "Eligible Lender Trustee"). See "Formation of the Trust
                                        -- Eligible Lender Trustee."
Indenture Trustee...................  Bankers  Trust  Company (the  "Indenture  Trustee"), as  trustee  under the
                                        Indenture.
Administrator.......................  Sallie Mae, as administrator (the  "Administrator") on behalf of the  Trust pursuant to a Master Administration Agreement dated as of May 1, 1997 (as amended  and supplemented from  time to time,  the "Master Administration
                                        Agreement") between the Administrator and  the Seller and the  Supplement
                                        thereto to be dated as of June   , 1997 (as amended and supplemented from
                                        time  to time,  the "Administration  Agreement Supplement"  and, together with the  Master  Administration Agreement,  the  "Administration  Agree-
                                        ment")  among  the Administrator,  the  Seller, the  Trust,  the Eligible
                                        Lender Trustee, the  Servicer and  the Indenture  Trustee. Under  certain
                                        circumstances,    Sallie   Mae   may    transfer   its   obligations   as

                                        Administrator.   See   "Servicing;   Administration   --   Administration
                                        Agreement" in the Prospectus.
The Trust...........................  The  Trust will be established under the laws of the State of Delaware as a
                                        Delaware Business Trust under a Trust Agreement to be dated as of June 1,
                                        1997  (as  amended  and  supplemented  from  time  to  time,  the  "Trust
                                        Agreement"),  between  the Seller  and the  Eligible Lender  Trustee. The activities of the Trust  and the Eligible Lender  Trustee are limited  by the  terms of the  Trust Agreement to acquiring,  owning and managing the
                                        Trust Student  Loans and  the  other assets  of  the Trust  as  described herein,  issuing  the  Securities,  making  payments  thereon  and  other activities related thereto. See "Formation of the Trust."
Assets of the Trust.................  The assets of the Trust will include the following:
  A. Student Loans..................  The Trust Student  Loans will consist  of education loans  to students  and parents  of students (the "Student Loans")  made under the Federal Family
                                        Education Loan  Program  ("FFELP") and  will  include rights  to  receive payments  made with respect to such  Trust Student Loans and the proceeds
                                        thereof. On or prior to  June   , 1997  (the "Closing Date"), the  Seller
                                        will  sell Student Loans having an aggregate principal balance (including interest to be capitalized) of approximately $2,441,522,427 as of June 2,
                                        1997 (the "Cutoff Date"), to the Eligible Lender Trustee on behalf of the
                                        Trust pursuant to a Sale Agreement  to be dated as of  June   , 1997  (as
                                        amended  and supplemented from time to time, the "Sale Agreement"), among the Seller, the Trust and the Eligible Lender Trustee.
                                      The Trust  Student Loans  were originally  acquired by  Sallie Mae  in  the ordinary  course of its student loan financing business. All of the Trust
                                        Student Loans are guaranteed as to the payment of principal and  interest by  the  Guarantee Agencies  described herein  and  are reinsured  by the
                                        United States  Department  of  Education (the  "Department").  The  Trust
                                        Student  Loans will be acquired by the Seller from Sallie Mae pursuant to
                                        the Purchase  Agreement  dated as  of  June     , 1997  (as  amended  and
                                        supplemented  from time  to time,  the "Purchase  Agreement") between the
                                        Seller and Sallie Mae. The Trust Student Loans acquired by the Seller and sold to the  Trust have  been selected from  the Student  Loans owned  by
                                        Sallie Mae based on the criteria described herein and in the Prospectus.
                                      As  of the  Cutoff Date,  the weighted  average borrower  interest rate per annum with respect  to the  Trust Student Loans  was approximately  8.20%
                                        (based  on the applicable interest  rates as of the  Cutoff Date) and the weighted average  remaining  term  to scheduled  maturity  of  the  Trust
                                        Student Loans was approximately 104 months.
                                      "Collection  Period" means  each period of  three calendar  months from and including the date  next following  the end of  the preceding  Collection
                                        Period  (or,  with respect  to the  first  Collection Period,  the period beginning on the Cutoff Date and ending on September 30, 1997).
                                      The "Pool Balance" means as of any date the aggregate principal balance  of the Trust Student Loans on such date (including

                                        accrued  interest thereon to  the extent such interest  is expected to be capitalized), after giving effect to the following, without  duplication:
                                        (i)  all payments  received by  the Trust  through such  date from  or on
                                        behalf  of  borrowers,   the  Guarantee  Agencies   and  the   Department
                                        (collectively,  "Obligors"),  (ii)  all  Purchase  Amounts  on  Purchased
                                        Student Loans received by the Trust through such date from the Seller  or the Servicer, (iii) all Liquidation Proceeds and Realized Losses on Trust
                                        Student  Loans liquidated through such date, (iv) the aggregate amount of certain adjustments to balances  of Trust Student  Loans permitted to  be effected  by the Servicer under the Servicing Agreement, if any, recorded through such date, and (v)  the aggregate amount by which  reimbursements by  Guarantors of the unpaid principal balance of defaulted Trust Student
                                        Loans through such date are reduced from 100% to 98% (or other applicable percentage) as  required by  the risk  sharing provisions  of the  Higher
                                        Education Act.
B. Collection Account...............  As  described in the  Prospectus, collections received  with respect to the
                                        Trust Student Loans and Interest  Subsidy Payments and Special  Allowance
                                        Payments  in  respect  thereof  are  required  to  be  deposited  in  the
                                        Collection Account. See "Servicing; Administration -- Payments on Student
                                        Loans" in the Prospectus.
                                      Pursuant to the Administration  Agreement, the Administrator will  instruct the  Indenture Trustee  to withdraw  funds on  deposit in  the Collection
                                        Account and to apply such funds on each Monthly Servicing Payment Date to the payment of the Primary Servicing Fee and on each Distribution Date to the following (in the priority  indicated, except as otherwise  described herein):
                                        (i)the Primary Servicing Fee to the Servicer; (ii) the Administration Fee
                                        and all  overdue  Administration Fees  to  the Administrator;  (iii)  the
                                        Noteholders'  Interest Distribution Amount to the applicable Noteholders;
                                        (iv)  the   Certificateholders'  Return   Distribution  Amount   to   the
                                        Certificateholders; (v) the Noteholders' Principal Distribution Amount to
                                        the  applicable Noteholders; (vi) on each  Distribution Date on and after which the Notes are  paid in full,  the Certificate Balance  Distribution
                                        Amount  to the Certificateholders; (vii) the amount, if any, necessary to be deposited in the Reserve Account  to reinstate the balance thereof  to the  Specified Reserve  Account Balance;  (viii) the  Carryover Servicing
                                        Fee, if any, to the Servicer;  (ix) the Note Interest Carryover, if  any,
                                        to  the Noteholders; (x) the Certificate Return Carryover, if any, to the
                                        Certificateholders; and (xi) any  remaining amounts after application  of clauses (i) through (x) above to the Reserve Account. See "Description of the Securities -- Distributions."
C. Reserve Account..................  As described in the Prospectus, the Reserve Account will be established and maintained  by the Administrator and  will be an asset  of the Trust. The
                                        Trust will make an initial deposit from the net proceeds from the sale of the Securities  into the  Reserve Account  on the  Closing Date  of  cash
                                        and/or  Eligible Investments equal to $             (the "Reserve Account
                                        Initial Deposit"). The Reserve Account Initial Deposit will be  augmented on  each Distribution Date by the deposit into the Reserve Account of any

                                        Available Funds for  such Distribution  Date remaining  after making  all prior  distributions on such date. See  "Description of the Securities --
                                        Distributions."
                                      Amounts in  the Reserve  Account  on any  Distribution Date  (after  giving effect  to all  distributions to  be made  on such  Distribution Date) in excess of the  Specified Reserve  Account Balance  for such  Distribution
                                        Date  will, after  payment of  any Note  Principal Shortfall, Certificate
                                        Balance Shortfall, Carryover Servicing  Fee, Note Interest Carryover  and
                                        Certificate  Return Carryover, be released  to the Seller. The "Specified
                                        Reserve Account Balance" with  respect to any  Distribution Date will  be
                                        equal  to the greater of (i)        % of the Pool Balance as of the close
                                        of business on  the last day  of the related  Collection Period and  (ii)
                                        $              , provided that such balance will be subject to adjustment in certain  circumstances described  herein  and in  no event  will  such balance  exceed the sum of the  outstanding principal amount of the Notes and the Certificate Balance. See "Description of the Securities -- Credit
                                        Enhancement -- Reserve Account."
                                      Amounts on  deposit  in the  Reserve  Account  will be  available  on  each
                                        Distribution  Date (and,  with respect to  the Primary  Servicing Fee, on each Monthly Servicing Payment Date) to cover any shortfalls in  payments of  the Primary Servicing  Fee, the Administration  Fee, the Noteholders'
                                        Interest  Distribution   Amount   and  the   Certificateholders'   Return
                                        Distribution  Amount for such Distribution Date (and, with respect to the
                                        Primary Servicing Fee,  such Monthly  Servicing Payment  Date) for  which
                                        Available  Funds for  such Distribution  Date (or  such Monthly Servicing
                                        Payment Date) are insufficient to  make such payments and  distributions.
                                        In  addition, amounts on deposit in the Reserve Account will be available on the Class A-1 Maturity Date and  the Class A-2 Maturity Date to  cover any  shortfalls in  payments of  the Noteholders'  Principal Distribution
                                        Amount and interest accrued thereon,  and on the final Distribution  Date upon termination of the Trust to pay the Certificate Balance Distribution
                                        Amount  and return accrued thereon and  any Carryover Servicing Fee, Note
                                        Interest Carryover or Certificate  Return Carryover, for which  Available
                                        Funds  on  any  such date  are  insufficient  to make  such  payments and distributions. If the market value of securities and cash in the  Reserve
                                        Account  is  on any  Distribution Date  sufficient  to pay  the remaining principal amount of  and interest  accrued on  the Notes,  to reduce  the
                                        Certificate Balance to zero and to pay any accrued return thereon, and to pay  any Carryover Servicing Fee,  Note Interest Carryover or Certificate
                                        Return Carryover, such  amount will  be so applied  on such  Distribution
                                        Date.
                                      The  funding and maintenance of the Reserve Account are intended to enhance the  likelihood  of  payment  to  the  Noteholders  of  the  Noteholders'
                                        Distribution    Amount   and    to   the    Certificateholders   of   the
                                        Certificateholders'  Distribution  Amount.   In  certain   circumstances,
                                        however,  the  Reserve  Account  could  be  depleted  and  shortfalls  in distributions to the Noteholders or the Certificateholders could result.

D. Transfer and Servicing             Under the Sale Agreement, the Seller  will sell the Trust Student Loans  to
Agreements..........................    the  Trust, with the Eligible Lender Trustee holding legal title thereto.
                                        In addition, pursuant to the Servicing Agreement, the Servicer will agree with the Trust to  be responsible for  servicing, maintaining custody  of and  making  collections  on  the Trust  Student  Loans  and  billing and collecting Program Payments. See "Transfer and Servicing Agreements"  and
                                        "Servicing;  Administration" in the  Prospectus. Breach by  the Seller of
                                        its covenants under the  Sale Agreement with respect  to a Trust  Student
                                        Loan  may result in an obligation of  the Seller to repurchase or substi-
                                        tute Qualified  Substitute  Student Loans  for  such Trust  Student  Loan and/or  to reimburse  the Trust  for certain  losses resulting  from such breach. Breach  by the  Servicer  of its  covenants under  the  Servicing
                                        Agreement  with  respect  to  a  Trust  Student  Loan  may  result  in an obligation of the Servicer to purchase such Trust Student Loan and/or  to reimburse  the Trust for  certain losses resulting  from such breach. See
                                        "The Trust Student Loan Pool -- Insurance of Student Loans."
                                      The Servicer will receive a Primary Servicing Fee and a Carryover Servicing
                                        Fee (together, the "Servicing Fee"). The "Primary Servicing Fee" for  any
                                        month  is an  amount equal  to (a)  for the  period to  and including the
                                                   ,    Monthly Servicing Payment  Date, 1/12th of  1.17% of  the
                                        outstanding  principal amount of  Trust Student Loans  and (b) thereafter the lesser  of (i)  the  Unit Amount  and (ii)  1/12th  of 1.17%  of  the
                                        outstanding  principal amount of the Trust Student Loans, in each case as of the last day  of the preceding calendar  month, plus any such  amounts from  prior Monthly Servicing Payment Dates that remain unpaid. The "Unit
                                        Amount" for any month is equal to  $4.35 times the number of accounts  in the  Trust during such  month. The Primary Servicing  Fee will be payable out of Available Funds and amounts  on deposit in the Reserve Account  on the  25th day of each month (or, if  any such date is not a business day, on the next succeeding business day),  commencing July 25, 1997 (each,  a
                                        "Monthly  Servicing Payment Date"). The  "Carryover Servicing Fee" is the
                                        sum of (a) the amount, if any,  as of any Monthly Servicing Payment  Date
                                        after  the             ,      Monthly Servicing Payment Date by which (i)
                                        1/12th of 1.17% of the outstanding principal amount of the Trust  Student
                                        Loans  exceeds (ii) the Unit  Amount, in each case as  of the last day of the preceding calendar month, (b) the amount of certain increases in  the costs  incurred  by  the Servicer  described  herein, (c)  the  amount of certain conversion,  transfer  and  removal  fees  and  (d)  any  amounts described  in  (a),  (b) and  (c)  above  that remain  unpaid  from prior
                                        Distribution Dates,  together with  interest on  such unpaid  amounts  as described in the Servicing Agreement. The Carryover Servicing Fee will be payable  to  the Servicer  on each  succeeding  Distribution Date  out of
                                        Available Funds after payment  on such Distribution  Date of the  Primary
                                        Servicing  Fee,  the  Administration Fee,  the  Noteholders' Distribution
                                        Amount, the Certificateholders' Distribution  Amount, and the amount,  if any,  necessary to be  deposited in the Reserve  Account to reinstate the
                                        balance  thereof   to  the   Specified  Reserve   Account  Balance.   See
                                        "Description of the Securities -- Servicing Compensation."

The Notes...........................  The  Trust will issue the Notes pursuant to  an Indenture to be dated as of
                                        June 1,  1997  (as  amended  and supplemented  from  time  to  time,  the
                                        "Indenture"),  among the  Indenture Trustee,  the Trust  and the Eligible
                                        Lender Trustee. The Notes will be secured by the assets of the Trust. The
                                        Notes will  be available  for  purchase in  denominations of  $1,000  and integral multiples thereof and will be available in book-entry form only.
  A. Interest.......................  Each  of the  Class A-1 Notes  and the  Class A-2 Notes  will bear interest during each Accrual Period at the  respective rates per annum, except  as described  below  (the "Class  A-1  Rate" or  the  "Class A-2  Rate" and,
                                        collectively, the "Note Rates"), equal  to the daily weighted average  of the  T-Bill  Rates within  such Accrual  Period (determined  as described
                                        herein) plus 0.      %,  in the case  of the  Class A-1  Notes, and  plus
                                        0.     %, in the case of the  Class A-2 Notes. The Class A-1 Rate and the
                                        Class A-2 Rate will be adjusted weekly on the calendar day following each auction of  91-day Treasury  Bills, except  that (i)  the Note  Rates  in effect  from the first day of  each Accrual Period, including the initial
                                        Accrual Period, through the day of the first 91-day Treasury Bill auction on or after the  first day of  each Accrual Period will  be based on  the results of the most recent 91-day Treasury Bill auction prior to such day and  (ii) the Note Rates will be subject to a Lock-In Period of six busi-
                                        ness days  preceding  each Distribution  Date.  See "Description  of  the
                                        Securities -- Determination of T-Bill Rates." Interest on the outstanding principal  amount  of  the  Notes  will  accrue  from  and  including the preceding Distribution Date (or in the case of the first Accrual  Period, the  Closing Date) to but excluding the following Distribution Date (each an "Accrual Period") and will be payable on the 25th day of each January,
                                        April, July and October, or, if any  such date is not a business day,  on the next succeeding business day (each a "Distribution Date"), commencing
                                        October 27, 1997, to holders of record of the Class A-1 Notes (the "Class
                                        A-1  Noteholders")  and holders  of record  of the  Class A-2  Notes (the
                                        "Class A-2 Noteholders"  and, together  with Class  A-1 Noteholders,  the
                                        "Noteholders")  as  of  the  close of  business  on  the  day immediately preceding the Distribution Date (such  day, the "Record Date").  Interest will  be calculated on the basis of  the actual number of days elapsed in each Accrual Period divided by 365 (or 366 in the case of a leap year).
                                      Notwithstanding the foregoing, if either  Note Rate, as so determined,  for any such Accrual Period would be greater than the Student Loan Rate, then such  Note Rate for such Distribution Date will be the Student Loan Rate.
                                        "Student Loan Rate" has the  meaning set forth herein under  "Description of the Securities -- The Notes -- Distributions of Interest."
                                      If the Class A-1 Rate  or the Class A-2 Rate  for any Distribution Date is
                                        based on the Student Loan Rate, the excess of (a) the amount of  interest on  the Class A-1 Notes or the Class  A-2 Notes, as the case may be, that would have accrued in respect of the related Accrual Period had  interest been  calculated without  regard to  the Student  Loan Rate  over (b) the amount of interest on the Class A-1 Notes or the Class A-2 Notes, as  the
                                        case  may be, actually accrued in respect of such Accrual Period based on the Student

                                        Loan Rate (such  excess, together  with the  unpaid portion  of any  such excess from prior Distribution Dates (and interest accrued thereon at the applicable  Note  Rate  without  regard to  the  Student  Loan  Rate), is collectively referred to as the  "Note Interest Carryover") will be  paid on  that Distribution Date or on  any subsequent Distribution Date to the extent funds are allocated and  available therefor out of the  Collection
                                        Account  after making  all required  prior distributions  and deposits on such date as described herein under "Description of the Securities -- The
                                        Notes  --  Distributions  of  Interest."  Note  Interest  Carryover  will continue  to be so  payable notwithstanding that  the principal amount of the applicable class of  Notes has been reduced  to zero. The ratings  of the  Notes  do not  address the  likelihood  of the  payment of  any Note
                                        Interest Carryover.
B. Principal........................  Principal of the  Notes will  be payable on  each Distribution  Date in  an amount  equal to the Noteholders'  Principal Distribution Amount for such
                                        Distribution  Date.  The   Noteholders'  Principal  Distribution   Amount
                                        generally  will be  equal to the  Principal Distribution  Amount for such
                                        Distribution Date plus any  Note Principal Shortfall as  of the close  of the  preceding Distribution Date. The  Principal Distribution Amount will be equal (i) with respect to the initial Distribution Date, to the amount by which the sum of the outstanding principal amount of the Notes and the
                                        Certificate  Balance  exceeds   the  Adjusted  Pool   Balance  for   such
                                        Distribution  Date and (ii) with  respect to each subsequent Distribution
                                        Date, to the amount by which the Adjusted Pool Balance for the  preceding
                                        Distribution Date exceeds the Adjusted Pool Balance for such Distribution
                                        Date.   For  this  purpose,  "Adjusted   Pool  Balance"  means,  for  any
                                        Distribution Date, (a)  if the Pool  Balance as  of the last  day of  the related  Collection  Period  is  greater than  40%  of  the  Initial Pool
                                        Balance, the sum of such Pool  Balance and the Specified Reserve  Account
                                        Balance  for such Distribution Date, or (b) if the Pool Balance as of the last day of the related Collection Period is less than or equal to 40% of the Initial  Pool Balance,  such Pool  Balance. See  "Description of  the
                                        Securities -- Distributions."
                                      The  Noteholders'  Principal Distribution  Amount will  be applied  on each
                                        Distribution Date, first, to the principal balance of the Class A-1 Notes until such principal balance is reduced to zero and then to the principal balance of the Class A-2 Notes until such principal balance is reduced to zero.
                                      The outstanding principal amount,  if any, of the  Class A-1 Notes will  be
                                        due  and payable in full  on the                   Distribution Date (the
                                        "Class A-1 Maturity Date"). The outstanding principal amount of the Class
                                        A-2 Notes will be  due  and  payable  in   full  on  the
                                        Distribution  Date (the "Class  A-2 Maturity Date").  However, the actual maturity of the Class A-1 Notes or the Class A-2 Notes could occur sooner than  such  dates  as  a  result  of  a  variety  of  factors,  including prepayments  on the Trust Student Loans and exercise by the Seller of its option to purchase  remaining Trust  Student Loans or  sale of  remaining
                                        Trust Student Loans on or after the Trust Auction Date as described below under  "Summary of Terms  -- Optional Purchase" and  "-- Auction of Trust

                                        Assets." See  "Trading  Information  --  Weighted  Average  Life  of  the
                                        Securities" in the Prospectus.
The Certificates....................  Concurrently  with  the issuance  of the  Notes, the  Trust will  issue the
                                        Certificates pursuant  to  the  Trust  Agreement.  Certificates  will  be available  for  purchase in  a minimum  denomination  of $100,000  and in integral multiples of $1,000 in excess  thereof and will be available  in book-entry  form  only. The  Certificates represent  undivided beneficial interests in  the  Trust.  The initial  Certificate  Balance  will  equal
                                        $            . See "Formation of the Trust -- The Trust."
A. Return on the
   Certificates.....................  Return  on the Certificates will  accrue for each Accrual  Period at a rate per annum, except as described  below (the "Certificate Rate"), equal  to the daily weighted average of the T-Bill Rates within such Accrual Period
                                        (determined  as described herein) plus 0.    % and will be distributed on
                                        each Distribution Date. The Certificate  Rate will be adjusted weekly  on the  calendar day following each auction of 91-day Treasury Bills, except that (i)  the Certificate  Rate in  effect  from the  first day  of  each
                                        Accrual  Period, including the initial Accrual Period, through the day of the first 91-day Treasury Bill auction on or after the first day of  each
                                        Accrual  Period will be  based on the  results of the  most recent 91-day
                                        Treasury Bill auction  prior to such  day and (ii)  the Certificate  Rate will  be subject to a Lock-In Period  of six business days preceding each
                                        Distribution Date. See "Description of the Securities -- Determination of
                                        T-Bill Rates." Return on the Certificates will be calculated on the basis of the actual number  of days elapsed in  each Accrual Period divided  by
                                        365 (or 366 in the case of a leap year).
                                      Notwithstanding  the foregoing, if the  Certificate Rate, as so determined, for such Accrual Period would be greater than the Student Loan Rate, then the Certificate Rate for such Distribution Date will be the Student  Loan
                                        Rate.  If the Certificate Rate for any  Distribution Date is based on the
                                        Student Loan  Rate,  the  excess of  (a)  the  amount of  return  on  the
                                        Certificates that would have accrued in respect of such Accrual Period at the Certificate Rate without regard to the Student Loan Rate over (b) the amount  of return on the Certificates actually accrued in respect of such
                                        Accrual Period based on the Student Loan Rate (such excess, together with the unpaid portion of any such excess from prior Distribution Dates  (and any  return accrued  thereon calculated  at the  Certificate Rate without regard to the  Student Loan  Rate), is  referred to  as the  "Certificate
                                        Return  Carryover")  will be  paid on  that Distribution  Date or  on any subsequent Distribution  Date  to  the extent  funds  are  allocated  and available  therefor  out  of  the  Collection  Account  after  making all required prior distributions and deposits on such date as described below under "Description of  the Securities --  Distributions." The ratings  of the  Certificates do  not address  the likelihood  of the  payment of any
                                        Certificate Return Carryover.

                                      On each Distribution Date, the Eligible Lender Trustee will distribute  pro rata  to the holders of  record of Certificates (the "Certificateholders"
                                        and, together  with the  Noteholders, the  "Securityholders") as  of  the preceding  Record Date return at the  Certificate Rate on the Certificate
                                        Balance on the immediately preceding  Distribution Date (or, in the  case of the first Distribution Date, on the Closing Date), after giving effect
                                        to   all  distributions  in   respect  of  the   Certificate  Balance  to
                                        Certificateholders on such preceding Distribution Date.
B. Certificate Balance..............  Distributions in respect of  the Certificate Balance will  be made on  each
                                        Distribution  Date on and after which the Notes have been paid in full in an amount generally equal to the amount of principal paid or, in  certain cases,  scheduled  to be  paid with  respect to  the Trust  Student Loans
                                        (including  any  realized  losses  thereon).  See  "Description  of   the
                                        Securities -- Distributions."
                                      Distribution  of any remaining Certificate Balance  will be made in full on
                                        the                   Distribution Date (the "Final Distribution  Date").
                                        However,  final  distribution  of  the  Certificate  Balance  could occur earlier than the  Final Distribution  Date as a  result of  a variety  of factors, including prepayments on the Trust Student Loans and exercise by the  Seller of  its option to  purchase remaining Trust  Student Loans or sale of remaining Trust Student Loans on or after the Trust Auction  Date as  described below under "Summary of Terms -- Optional Purchase" and "--
                                        Auction of Trust  Assets." See "Trading  Information -- Weighted  Average
                                        Life of the Securities" in the Prospectus.
C.Subordination of the                On  any  Distribution  Date  distributions  in  respect  of  return  on the
   Certificates.....................    Certificates will be subordinated to the payment of interest on the Notes
                                        (other than any Note Interest Carryover) and distributions in respect  of the  Certificate Balance will be subordinated  to the payment of interest on the Notes (other  than any Note Interest  Carryover) and principal  of the  Notes. See  "Description of  the Securities  -- The  Certificates --
                                        Subordination of the Certificates."
Optional Purchase...................  The Seller may purchase or arrange for the purchase of all remaining  Trust
                                        Student  Loans, and thus effect the early retirement of the Notes and the
                                        Certificates, on any Distribution Date on or after which the Pool Balance is equal to 10% or less of the Initial Pool Balance, at a price equal  to the aggregate Purchase Amounts for such Trust Student Loans as of the end of  the  preceding  Collection  Period (but  not  less  than  the Minimum
                                        Purchase Amount  plus any  Note Interest  Carryover and  any  Certificate
                                        Return  Carryover). See "Formation  of the Trusts  -- Termination" in the
                                        Prospectus. The "Initial Pool Balance" will equal the Pool Balance as  of the Cutoff Date.
Auction of Trust Assets.............  Any  Trust  Student Loans  remaining  in the  Trust as  of  the end  of the
                                        Collection Period immediately preceding the earliest Distribution Date on which the  Pool Balance  is equal  to 10%  or less  of the  Initial  Pool
                                        Balance  (three business days prior to such Distribution Date, the "Trust
                                        Auction Date") will be offered for  sale by the Indenture Trustee if  the
                                        Seller  has  first waived  its option  to  purchase such  remaining Trust
                                        Student Loans with respect to  such Distribution Date as described  above under "-- Optional Purchase." The

                                        Seller  will  be  deemed  to  have waived  its  option  to  purchase such remaining Trust Student Loans if it  fails to notify the Eligible  Lender
                                        Trustee  and the  Indenture Trustee  of its  exercise thereof  in writing prior to the  acceptance by the  Indenture Trustee of  a bid to  purchase such Trust Student Loans. The Seller and its affiliates, including Sallie
                                        Mae  and  the Servicer,  and unrelated  third parties  may offer  bids to purchase such Trust Student Loans on the Trust Auction Date. If at  least two  bids are received, the Indenture  Trustee will solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline  to resubmit bids.  The Indenture Trustee  will accept  the highest of such remaining bids if it is equal to or in excess of the higher of the Minimum Purchase Amount and the fair market value of such Trust  Student  Loans  as  of  the  end  of  the  Collection  Period
                                        immediately  preceding the Trust  Auction Date. If at  least two bids are not received or the highest bid after the resolicitation process is  com-
                                        pleted is not equal to or in excess of the higher of the Minimum Purchase
                                        Amount  and  the  fair  market  value of  the  Trust  Student  Loans, the
                                        Indenture Trustee will  not consummate such  sale. The Indenture  Trustee may  consult, and, at  the direction of  the Seller, will  be required to consult, with  a  financial  advisor, including  an  Underwriter  of  the
                                        Securities or the Administrator, to determine if the fair market value of the  Trust Student Loans has  been offered. The net  proceeds of any such sale will  be used  to redeem  any outstanding  Notes and  to retire  any outstanding Certificates on the related Distribution Date. If the sale is not  consummated in accordance with  the foregoing, the Indenture Trustee may, but will not be  under any obligation to,  solicit bids for sale  of the  Trust Student Loans  with respect to  future Distribution Dates upon terms similar to those described above, including the Seller's waiver  of its option to purchase remaining Trust Student Loans with respect to each such  future Distribution Date. In the  event the Trust Student Loans are
                                        not  sold  in   accordance  with  the   foregoing,  on  each   subsequent
                                        Distribution  Date, if  the amount on  deposit in the  Reserve Account on such Distribution Date (after giving effect to all withdrawals  therefrom on such Distribution Date, except withdrawals payable to the Seller other than  as  a  Certificateholder) is  in  excess of  the  Specified Reserve
                                        Account Balance for such Distribution Date, the Administrator will direct the Indenture  Trustee  to  distribute  the  amount  of  such  excess  as accelerated  payments  of principal  on  the Notes  and  distributions in respect of  the Certificate  Balance. No  assurance can  be given  as  to whether the Indenture Trustee will be successful in soliciting acceptable bids to purchase the Trust Student Loans either on the Trust Auction Date or  with respect  to any  Distribution Date  subsequent thereto. "Minimum
                                        Purchase Amount" means an amount that  would be sufficient to (i)  reduce the  outstanding principal amount of each class of Notes then outstanding
                                        on  such  Distribution  Date  to  zero,  (ii)  pay  to  Noteholders   the
                                        Noteholders'  Interest Distribution  Amount payable  on such Distribution
                                        Date, (iii) reduce the  Certificate Balance to zero  and (iv) pay to  the
                                        Certificateholders  the Certificate Return Distribution Amount payable on such Distribution Date. See "Formation  of the Trusts -- Termination"  in
                                        the Prospectus.

Tax Considerations..................  In  the opinion of  Skadden, Arps, Slate,  Meagher & Flom  LLP, Federal Tax
                                        Counsel, based on its examination  of the relevant documentation, and  in the  opinion of  Delaware tax  counsel for the  Trust, the  Notes will be characterized as debt for federal and Delaware state income tax purposes,
                                        although  there   is  no   specific  authority   with  respect   to   the
                                        characterization  for federal and  Delaware state income  tax purposes of securities having the same terms as the Notes.
                                      In the opinion of Federal Tax Counsel, for federal income tax purposes  the
                                        Trust  will not  be characterized as  an association  (or publicly traded partnership) taxable as a corporation. The Certificateholders will  agree to  treat the Trust as  a partnership in which  they are partners. In the opinion of Delaware tax counsel for the Trust, the same characterizations would apply for Delaware state income tax purposes as for federal  income tax  purposes,  and  Noteholders  and  Certificateholders  that  are  not otherwise subject to Delaware taxation on income will not become  subject to  Delaware tax as a result of their ownership of Notes or Certificates.
                                        However, there are no cases or rulings on similar transactions  involving a trust that issues debt and equity interests with terms similar to those of the Notes and the Certificates.
                                      Due  to the method of allocation of Trust income to the Certificateholders, cash basis holders may, in effect, be required to report income from  the
                                        Certificates  on an accrual  basis. In addition,  because tax allocations and tax reporting will be done on a uniform basis, but Certificateholders may be  purchasing  Certificates  at different  times  and  at  different prices, Certificateholders may be required to report on their tax returns taxable  income that is greater or less  than the amount reported to them by the Trust.
                                      See "Certain  Federal  Income  Tax Consequences"  and  "Certain  State  Tax
                                        Consequences" in the Prospectus for additional information concerning the application  of  federal  tax laws  with  respect  to the  Notes  and the
                                        Certificates.
ERISA Considerations................  The Notes
                                      A fiduciary of any  employee benefit plan  or other retirement  arrangement subject  to  the  Employee Retirement  Income  Security Act  of  1974, as
                                        amended ("ERISA"), or Section 4975 of the Internal Revenue Code of  1986,
                                        as amended (the "Code") (each, a "Plan") should carefully review with its legal  advisors whether the  purchase or holding of  the Notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. See "ERISA Considerations" herein and in the
                                        Prospectus.
                                      Subject to the conditions  set forth in  "ERISA Considerations," the  Notes may,  in  general, be  purchased by  or  on behalf  of a  Plan (including without limitation, as applicable, an insurance company general  account)
                                        that  is subject to Title I of ERISA or Section 4975 of the Code only if, and each fiduciary causing the Notes to  be purchased by or on behalf  of such  a Plan shall be deemed to  have represented that, an exemption from the prohibited  transaction  rules applies  such  that the  purchase  and holding  of the Notes by or on behalf  of such Plan does not and will not result in a non-exempt prohibited transaction.

                                      The Certificates
                                      The Certificates may not be acquired by, on behalf of, or using the  assets of  any Plan (including  without limitation, as  applicable, an insurance company general account) that is subject  to Title I of ERISA or  Section
                                        4975  of the Code, and each purchaser  of Certificates shall be deemed to have  represented  that  it  is  neither  such  a  Plan,  purchasing  the
                                        Certificates  on behalf of  such a Plan,  nor using the  assets of such a
                                        Plan to purchase any of the Certificates, and to have agreed that if such
                                        Certificates are subsequently deemed to  be Plan assets, it will  dispose of them.
Rating of the Securities............  It  is a condition to the issuance and sale of the Notes that they be rated in the  highest investment  rating category  by at  least two  nationally recognized  rating  agencies  identified in  the  Indenture  (the "Rating
                                        Agencies").  It  is  a  condition  to  the  issuance  and  sale  of   the
                                        Certificates  that they be  rated in one of  the three highest investment rating categories by the Rating Agencies. The ratings of the Notes do not address the likelihood of the payment of any Note Interest Carryover  and the  ratings of  the Certificates  do not  address the  likelihood of the
                                        payment  of  any  Certificate  Return  Carryover.  A  rating  is  not   a
                                        recommendation  to buy,  sell or  hold securities  and may  be subject to revision or withdrawal at any time by the assigning Rating Agency.
Risk Factors........................  Certain  factors  which  investors  should  consider  prior  to  making  an investment  in  the Certificates  are set  forth herein  and in  the Pro-
                                        spectus under "Risk Factors."  See "Risk Factors"  in the Prospectus  and
                                        herein.
CUSIP Numbers.......................  Class A-1 Notes: 78442
                                      Class A-2 Notes: 78442
                                      Certificates: 78442

                                  RISK FACTORS

     The payment of, and the timing of the payment of, distributions on the Notes and the Certificates are subject to certain risks. Particular attention should be given to the factors described below and to those described under "Risk Factors" in the Prospectus, which, among others, could materially and adversely affect the payment of, and the timing of the payment of, the Notes and the Certificates, and which could also materially and adversely affect the market prices of the Notes and the Certificates to an extent that cannot be determined. The items listed below and under "Risk Factors" in the Prospectus do not include all risks to which such payment is subject.

     Certain Differences Among the Class A-1 Notes, the Class A-2 Notes and the Certificates. Because the Class A-2 Noteholders will receive no payments of principal until the Class A-1 Notes have been paid in full and the Certificateholders will receive no distributions in respect of the Certificate Balance until the Class A-1 Notes and the Class A-2 Notes have been paid in full, Certificateholders, and to a lesser extent the Class A-2 Noteholders, bear a greater risk of loss of Certificate Balance or principal, as the case may be, than do Class A-1 Noteholders in the event of a shortfall in Available Funds and amounts on deposit in the Reserve Account.

                             FORMATION OF THE TRUST

THE TRUST

     The SLM Student Loan Trust 1997-2 will be a trust newly formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Trust Student Loans and the other assets of the Trust and the proceeds therefrom, (ii) issuing the Certificates and the Notes, (iii) making payments thereon and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto.

     The Trust will be initially  capitalized with equity of  $                ,
excluding amounts deposited in the Reserve Account by the Trust on the Closing Date, representing the Certificate Balance. The equity of the Trust, together with the proceeds from the sale of the Notes, will be used by the Eligible
Lender Trustee to make the Reserve Account Initial Deposit in the Reserve Account and to purchase on behalf of the Trust the Trust Student Loans from the Seller pursuant to the Sale Agreement. The Seller will use the net proceeds it receives from the sale of the Trust Student Loans to pay to Sallie Mae the purchase price of the Trust Student Loans acquired from Sallie Mae pursuant to the Purchase Agreement. Upon the consummation of such transactions, the property of the Trust will consist of (a) a pool of Student Loans, legal title to which is held by the Eligible Lender Trustee on behalf of the Trust, (b) all funds collected in respect thereof on or after the Cutoff Date and (c) all moneys and investments on deposit in the Collection Account and the Reserve Account. The Notes will be secured by the property of the Trust. The Collection Account and the Reserve Account will be maintained in the name of the Indenture Trustee for the benefit of the Noteholders and the Certificateholders. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian of the promissory notes representing the Trust Student Loans by the Eligible Lender Trustee.

     The Trust's principal offices are in Wilmington, Delaware, in care of Chase Manhattan Bank USA, National Association, as Eligible Lender Trustee, at the address listed herein.

CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the Trust as of the Cutoff Date, as if the issuance and sale of the Securities offered hereby had taken place on such date:

Floating Rate Class A-1 Student Loan-Backed Notes...................................   $
Floating Rate Class A-2 Student Loan-Backed Notes...................................
Floating Rate Student Loan-Backed Certificates......................................
                                                                                       ---------------
          Total.....................................................................   $
                                                                                       ===============


ELIGIBLE LENDER TRUSTEE

     Chase Manhattan Bank USA, National Association, is the Eligible Lender Trustee for the Trust under the Trust Agreement. Chase Manhattan Bank USA, National Association, is a Delaware banking corporation whose principal offices are located at 802 Delaware Avenue, Wilmington, Delaware 19801. The Eligible Lender Trustee will acquire on behalf of the Trust legal title to all the Trust Student Loans acquired from time to time pursuant to the Sale Agreement. The Eligible Lender Trustee on behalf of the Trust has entered into a separate Guarantee Agreement with each of the Guarantee Agencies described herein with respect to such Trust Student Loans. The Eligible Lender Trustee qualifies as an eligible lender and the holder of the Trust Student Loans for all purposes under the Act and the Guarantee Agreements. Failure of the Trust Student Loans to be owned by an eligible lender would result in the loss of Program Payments with respect to such Trust Student Loans. See "Appendix A -- The Federal Family Education Loan Program -- Eligible Lenders, Borrowers and Institutions" in the Prospectus. The Eligible Lender Trustee's liability in connection with the issuance and sale of the Notes and the Certificates is limited solely to the express obligations of the Eligible Lender Trustee set forth in the Trust Agreement and the Sale Agreement. See "Description of the Securities" herein and "Transfer and Servicing Agreements" in the Prospectus. Sallie Mae maintains certain banking relations with the Eligible Lender Trustee.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

SOURCES OF CAPITAL AND LIQUIDITY

     The Trust's primary sources of capital will be the net proceeds of the Securities offered hereby. See "Formation of the Trust -- Capitalization of the Trust."

     The Trust's primary sources of liquidity will be collections with respect to the Trust Student Loans and amounts on deposit in the Reserve Account.

RESULTS OF OPERATIONS

     The Trust will be newly formed and, accordingly, has no results of operations as of the date of this Prospectus Supplement. Because the Trust does not have any operating history, there has not been included in this Prospectus Supplement any historical or pro forma ratio of earnings to fixed charges. The earnings on the Trust Student Loans and other assets owned by the Trust and the interest costs of the Notes will determine the Trust's results of operations in the future. The income generated from the Trust's assets will be used to pay operating costs and expenses of the Trust, interest and principal on the Notes and distributions to the holders of the Certificates. The principal operating expenses of the Trust are expected to be, but are not limited to, the Primary Servicing Fee, the Administration Fee and the Carryover Servicing Fee, if any.

                                USE OF PROCEEDS

     The Trust will use the net proceeds from the sale of the Notes and the Certificates to make the Reserve Account Initial Deposit to the Reserve Account,
to  make an  initial deposit of  $            to  the Collection  Account and to
purchase the Trust Student Loans from the Seller on the Closing Date pursuant to the Sale Agreement. The Seller will use such proceeds paid to it by the Trust to pay to Sallie Mae the purchase price for the Trust Student Loans purchased by the Seller from Sallie Mae pursuant to the Purchase Agreement.

                          THE TRUST STUDENT LOAN POOL

     The pool of Trust Student Loans will be purchased from the Seller by the Eligible Lender Trustee on behalf of the Trust as of the Cutoff Date.

     The Trust Student Loans were purchased by the Seller from Sallie Mae pursuant to the Purchase Agreement.

     The Trust Student Loans were selected from Sallie Mae's portfolio of Student Loans by employing several criteria, including, as of the Cutoff Date, the following: each Trust Student Loan (i) is guaranteed as to principal and interest by a Guarantee Agency pursuant to a Guarantee Agreement and the Guarantee Agency is, in turn, reinsured by the Department in accordance with the FFELP, (ii) contains terms in accordance with those required by the FFELP, the Guarantee Agreements and other applicable requirements, (iii) is not more than 120 days past due as of the Cutoff Date and (iv) did not have a borrower who was noted in the related records of the Servicer as being currently involved in a bankruptcy proceeding. No Trust Student Loan as of the Cutoff Date consists of a Student Loan that was subject to the Seller's or Sallie Mae's prior obligation to sell such loan to a third party.

     The distribution by weighted average interest rate applicable to the Trust Student Loans on any date following the Cutoff Date may vary significantly from that set forth in the following tables as a result of variations in the effective rates of interest applicable to the Trust Student Loans. Moreover, the information described below with respect to the remaining term to maturity of the Trust Student Loans as of the Cutoff Date may vary significantly from the actual term to maturity of any of the Trust Student Loans as a result of prepayments or of the granting of deferral and forbearance periods with respect thereto.

     Set forth below in the following tables is a description of certain additional characteristics of the Trust Student Loans as of the Cutoff Date:

                     COMPOSITION OF THE TRUST STUDENT LOANS
                             AS OF THE CUTOFF DATE

Aggregate Outstanding Principal Balance(1)..................................       $2,441,522,427
Number of Borrowers.........................................................              360,483
Average Outstanding Principal Balance Per Borrower..........................                6,773
Number of Loans.............................................................              846,571
Average Outstanding Principal Balance Per Loan..............................                2,884
Weighted Average Remaining Term to Maturity(2)..............................           104 months
Weighted Average Annual Borrower Interest Rate(3)...........................                8.20%

------------------
(1) Includes principal balance due from Obligors, plus accrued interest thereon of $23,753,390 as of the Cutoff Date to be capitalized upon commencement of repayment.

(2) Determined from the Cutoff Date to the stated maturity date of the applicable Trust Student Loan without giving effect to any deferral or forbearance periods that may be granted in the future. See Appendix A to the Prospectus and "The Student Loan Pools -- Sallie Mae's Student Loan Financing Business" in the Prospectus.

(3) Exclusive of Special Allowance Payments. The weighted average spread, including Special Allowance Payments, to the 91-day or 52-week T-Bill rate, as applicable, was 3.04% as of the Cutoff Date and would have been 3.13% if all of the Trust Student Loans were in repayment as of the Cutoff Date.

                    DISTRIBUTION OF THE TRUST STUDENT LOANS
                       BY LOAN TYPE AS OF THE CUTOFF DATE

                                                                                                    PERCENT OF
                                                                                    AGGREGATE         POOL BY
                                                                                   OUTSTANDING      OUTSTANDING
                                                                     NUMBER OF      PRINCIPAL        PRINCIPAL
LOAN TYPE                                                              LOANS        BALANCE(1)        BALANCE
------------------------------------------------------------------   ---------    --------------    -----------
Subsidized Stafford Loans.........................................    616,237     $1,549,891,356        63.5%
Unsubsidized Stafford Loans.......................................    124,860        443,084,122        18.1
SLS Loans.........................................................     38,183        126,457,161         5.2
PLUS Loans........................................................     67,291        322,089,788        13.2
                                                                     ---------    --------------       -----
          Total...................................................    846,571     $2,441,522,427       100.0%
                                                                     ========     ==============       =====

------------------
(1) Includes principal balance due from Obligors, plus accrued interest thereon of $23,753,390 as of the Cutoff Date to be capitalized upon commencement of repayment.

                    DISTRIBUTION OF THE TRUST STUDENT LOANS
                BY BORROWER INTEREST RATES AS OF THE CUTOFF DATE

                                                                                                    PERCENT OF
                                                                                    AGGREGATE         POOL BY
                                                                                   OUTSTANDING      OUTSTANDING
                                                                     NUMBER OF      PRINCIPAL        PRINCIPAL
INTEREST RATES(1)                                                      LOANS        BALANCE(2)        BALANCE
------------------------------------------------------------------   ---------    --------------    -----------
Less than 7.50%...................................................      4,010     $    9,675,418         0.4%
7.50% to 8.49%....................................................    733,970      1,976,955,711        81.0
8.50% to 9.49%....................................................    108,185        454,245,938        18.6
Greater than 9.49%................................................        406            645,360         0.0
                                                                      -------     --------------       -----
          Total...................................................    846,571     $2,441,522,427       100.0%
                                                                      =======     ==============       =====

------------------

(1) Determined using the interest rates applicable to the Trust Student Loans as of the Cutoff Date. However, because certain of the Trust Student Loans bear interest at variable rates per annum, there can be no assurance that the foregoing information will remain applicable to the Trust Student Loans at any time after the Cutoff Date. See Appendix A to the Prospectus and "The Student Loan Pools -- Sallie Mae's Student Loan Financing Business" in the Prospectus.

(2) Includes principal balance due from Obligors, plus accrued interest thereon of $23,753,390 as of the Cutoff Date to be capitalized upon commencement of repayment.

                    DISTRIBUTION OF THE TRUST STUDENT LOANS
             BY OUTSTANDING PRINCIPAL BALANCE AS OF THE CUTOFF DATE

                                                                                                    PERCENT OF
                                                                                    AGGREGATE         POOL BY
      RANGE OF                                                                     OUTSTANDING      OUTSTANDING
    OUTSTANDING                                                      NUMBER OF      PRINCIPAL        PRINCIPAL
  PRINCIPAL BALANCE                                                  BORROWERS      BALANCE(1)        BALANCE
------------------------------------------------------------------   ---------    --------------    -----------
Less than $1,000..................................................     16,318     $   13,236,009         0.6%
$ 1,000 to $ 1,999.99.............................................     51,502         76,664,906         3.1
$ 2,000 to $ 2,999.99.............................................     61,853        155,112,553         6.4
$ 3,000 to $ 3,999.99.............................................     37,933        132,506,042         5.4
$ 4,000 to $ 4,999.99.............................................     31,111        139,856,745         5.7
$ 5,000 to $ 5,999.99.............................................     28,452        155,526,475         6.4
$ 6,000 to $ 6,999.99.............................................     22,100        143,157,730         5.9
$ 7,000 to $ 7,999.99.............................................     16,402        122,694,098         5.0
$ 8,000 to $ 8,999.99.............................................     13,322        113,006,506         4.6
$ 9,000 to $ 9,999.99.............................................     11,096        105,366,392         4.3
$10,000 to $10,999.99.............................................      9,762        102,507,114         4.2
$11,000 to $11,999.99.............................................      8,610         98,658,760         4.0
$12,000 to $12,999.99.............................................      6,375         79,542,185         3.3
$13,000 to $13,999.99.............................................      5,412         73,020,115         3.0
$14,000 to $14,999.99.............................................      5,580         80,883,057         3.3
$15,000 and greater...............................................     34,655        849,783,740        34.8
                                                                      -------     --------------       -----
          Total...................................................    360,483     $2,441,522,427       100.0%
                                                                      =======     ==============       =====

------------------

(1) Includes principal balance due from Obligors, plus accrued interest thereon of $23,753,390 as of the Cutoff Date to be capitalized upon commencement of repayment.

                    DISTRIBUTION OF THE TRUST STUDENT LOANS
                                 BY SCHOOL TYPE

                                                                                                    PERCENT OF
                                                                                    AGGREGATE         POOL BY
                                                                                   OUTSTANDING      OUTSTANDING
                                                                     NUMBER OF      PRINCIPAL        PRINCIPAL
     SCHOOL TYPE                                                       LOANS        BALANCE(1)        BALANCE
------------------------------------------------------------------   ---------    --------------    -----------
4-year Institutions...............................................    638,436     $2,010,775,402        82.4%
2-year Institutions...............................................     95,456        190,667,434         7.8
Proprietary/Vocational............................................    110,930        236,239,974         9.7
Unknown...........................................................      1,749          3,839,617         0.1
                                                                      -------     --------------       -----
          Total...................................................    846,571     $2,441,522,427       100.0%
                                                                      =======     ==============       =====

------------------
(1) Includes principal balance due from Obligors, plus accrued interest thereon of $23,753,390 as of the Cutoff Date to be capitalized upon commencement of repayment.

                    DISTRIBUTION OF THE TRUST STUDENT LOANS
                    BY REMAINING TERM TO SCHEDULED MATURITY
                             AS OF THE CUTOFF DATE

                                                                                                    PERCENT OF
NUMBER OF MONTHS                                                                    AGGREGATE         POOL BY
  REMAINING TO                                                                     OUTSTANDING      OUTSTANDING
   SCHEDULED                                                         NUMBER OF      PRINCIPAL        PRINCIPAL
   MATURITY(1)                                                         LOANS        BALANCE(2)        BALANCE
------------------------------------------------------------------   ---------    --------------    -----------
0 to 12...........................................................      5,127     $    2,279,684         0.1%
13 to 24..........................................................     31,026         21,887,674         0.9
25 to 36..........................................................     43,043         44,778,021         1.8
37 to 48..........................................................     44,707         60,076,699         2.5
49 to 60..........................................................     49,482         83,361,978         3.4
61 to 72..........................................................     55,597        112,602,615         4.6
73 to 84..........................................................     71,298        162,005,473         6.6
85 to 96..........................................................     82,071        226,917,524         9.3
97 to 108.........................................................    117,520        398,314,875        16.3
109 to 120........................................................    235,318        876,175,191        35.9
121 to 132........................................................     62,439        240,029,757         9.8
133 to 144........................................................     22,090         96,456,138         4.0
145 and Up........................................................     26,853        116,636,798         4.8
                                                                      -------     --------------       -----
          Total...................................................    846,571     $2,441,522,427       100.0%
                                                                      =======     ==============       =====

------------------
(1) Determined from the Cutoff Date to the stated maturity date of the applicable Trust Student Loan without giving effect to any deferral or forbearance periods that may be granted in the future. See Appendix A to the Prospectus and "The Student Loan Pools -- Sallie Mae's Student Loan Financing Business" in the Prospectus.

(2) Includes principal balance due from Obligors, plus accrued interest thereon of $23,753,390 as of the Cutoff Date to be capitalized upon commencement of repayment.

                    DISTRIBUTION OF THE TRUST STUDENT LOANS
            BY CURRENT BORROWER PAYMENT STATUS AS OF THE CUTOFF DATE

                                                                                                    PERCENT OF
                                                                                    AGGREGATE         POOL BY
                                                                                   OUTSTANDING      OUTSTANDING
                                                                     NUMBER OF      PRINCIPAL        PRINCIPAL
CURRENT BORROWER PAYMENT STATUS(1)                                     LOANS        BALANCE(2)        BALANCE
------------------------------------------------------------------   ---------    --------------    -----------
In-School.........................................................     53,688     $  236,023,676         9.7%
Grace.............................................................     98,261        296,870,311        12.1
Deferral..........................................................     40,365        134,537,916         5.5
Forbearance.......................................................     29,588         98,881,074         4.0
Repayment(3)
  First year in repayment.........................................    217,604        753,527,571        30.9
  Second year in repayment........................................    131,961        407,176,958        16.7
  Third year in repayment.........................................     83,630        214,165,183         8.8
  More than 3 years in repayment..................................    191,474        300,339,738        12.3
                                                                      -------     --------------       -----
          Total...................................................    846,571     $2,441,522,427       100.0%
                                                                      =======     ==============       =====

------------------
(1) Refers to the status of the borrower of each Trust Student Loan as of the Cutoff Date: such borrower may still be attending school ("In-School"), may be in a grace period after completing school and prior to repayment commencing ("Grace"), may be currently required to repay such loan ("Repayment") or may have temporarily ceased repaying such loan through a deferral ("Deferral") or a forbearance ("Forbearance") period. See Appendix A to the Prospectus and "The Student Loan Pools -- Sallie Mae's Student Loan Financing Business" in the Prospectus.

(2) Includes principal balance due from Obligors, plus accrued interest thereon of $23,753,390 as of the Cutoff Date to be capitalized upon commencement of repayment.

(3) The weighted average number of months in repayment for all Trust Student Loans currently in repayment is 20, calculated as the term to maturity at the commencement of repayment less the number of months remaining to scheduled maturity as of the Cutoff Date.

SCHEDULED WEIGHTED AVERAGE MONTHS REMAINING IN STATUS OF THE TRUST STUDENT LOANS
          BY CURRENT BORROWER PAYMENT STATUS AS OF THE CUTOFF DATE(1)

                                                                    SCHEDULED MONTHS REMAINING IN STATUS
                                                         ----------------------------------------------------------
CURRENT BORROWER PAYMENT STATUS                          IN-SCHOOL    GRACE    DEFERRAL    FORBEARANCE    REPAYMENT
------------------------------------------------------   ---------    -----    --------    -----------    ---------
In-School.............................................      19.6       6.0         --           --          118.3
Grace.................................................        --       2.0         --           --          114.9
Deferral..............................................        --        --       10.8           --          108.2
Forbearance...........................................        --        --         --          2.1          109.8
Repayment.............................................        --        --         --           --           94.8

------------------
(1) Determined without giving effect to any deferral or forbearance periods that may be granted in the future. See Appendix A to the Prospectus and "The Student Loan Pools -- Sallie Mae's Student Loan Financing Business" in the Prospectus.

                         GEOGRAPHIC DISTRIBUTION OF THE
                   TRUST STUDENT LOANS AS OF THE CUTOFF DATE

                                                                                                   PERCENT OF
                                                                                  AGGREGATE          POOL BY
                                                                                 OUTSTANDING       OUTSTANDING
                                                                  NUMBER OF       PRINCIPAL         PRINCIPAL
STATE(1)                                                            LOANS         BALANCE(2)         BALANCE
--------------------------------------------------------------    ---------     --------------     -----------
Alabama.......................................................       2,546      $    7,229,694          0.3%
Alaska........................................................       1,731           4,520,098          0.2
Arizona.......................................................      19,350          51,451,489          2.1
Arkansas......................................................      10,896          25,522,054          1.0
California....................................................     195,572         602,168,463         24.6
Colorado......................................................       5,976          18,019,951          0.7
Connecticut...................................................       9,420          33,348,028          1.4
Delaware......................................................       3,084           9,916,602          0.4
District of Columbia..........................................       3,659          14,111,577          0.6
Florida.......................................................      26,015          75,497,693          3.1
Georgia.......................................................       6,891          20,744,916          0.8
Hawaii........................................................       3,031           7,908,433          0.3
Idaho.........................................................       2,234           6,268,646          0.3
Illinois......................................................      23,160          74,846,630          3.1
Indiana.......................................................       3,161          10,111,225          0.4
Iowa..........................................................      15,500          33,912,516          1.4
Kansas........................................................      23,973          66,588,403          2.7
Kentucky......................................................       3,542          10,431,975          0.4
Louisiana.....................................................      38,055         100,989,083          4.1
Maine.........................................................         681           2,362,359          0.1
Maryland......................................................      19,443          67,359,000          2.8
Massachusetts.................................................      32,884         103,450,481          4.2
Michigan......................................................       9,693          31,140,501          1.3
Minnesota.....................................................      15,924          38,243,168          1.6
Mississippi...................................................       8,185          21,404,313          0.9
Missouri......................................................      34,454          98,998,097          4.1
Montana.......................................................         857           2,440,394          0.1
Nebraska......................................................       2,224           6,230,887          0.3
Nevada........................................................       5,086          13,391,935          0.5
New Hampshire.................................................       1,607           5,342,256          0.2
New Jersey....................................................      20,083          67,798,900          2.8
New Mexico....................................................       2,409           6,585,705          0.3
New York......................................................      37,943         115,633,142          4.7
North Carolina................................................       8,835          22,368,706          0.9
North Dakota..................................................         495           1,290,599          0.1
Ohio..........................................................      17,708          57,633,205          2.4
Oklahoma......................................................      11,286          31,498,026          1.3
Oregon........................................................      21,682          54,856,059          2.2
Pennsylvania..................................................      27,931          86,622,062          3.5
Rhode Island..................................................         862           2,973,664          0.1
South Carolina................................................       2,605           7,425,386          0.3
South Dakota..................................................         601           1,654,651          0.1
Tennessee.....................................................      12,147          32,435,918          1.3
Texas.........................................................      27,830          84,677,106          3.5
Utah..........................................................       1,493           4,758,706          0.2
Vermont.......................................................         559           1,918,303          0.1
Virginia......................................................      54,579         121,124,344          5.0

                                                                                                   PERCENT OF
                                                                                  AGGREGATE          POOL BY
                                                                                 OUTSTANDING       OUTSTANDING
                                                                  NUMBER OF       PRINCIPAL         PRINCIPAL
STATE(1)                                                            LOANS         BALANCE(2)         BALANCE
--------------------------------------------------------------    ---------     --------------     -----------
Washington....................................................      32,371      $   80,805,959          3.3%
West Virginia.................................................       8,573          20,747,429          0.8
Wisconsin.....................................................       4,721          12,820,564          0.5
Wyoming.......................................................         674           1,834,080          0.1
Other.........................................................      22,350          60,109,046          2.5
                                                                   -------      --------------        ------
       Total..................................................     846,571      $2,441,522,427        100.0%
                                                                   =======      ==============        =====

------------------
(1) Based on the billing addresses of the borrowers of the Trust Student Loans shown on the Servicer's records as of the Cutoff Date.

(2) Includes principal balance due from Obligors, plus accrued interest thereon of $23,753,390 as of the Cutoff Date to be capitalized upon commencement of repayment.

     Each of the Trust Student Loans provides or will provide for the amortization of the outstanding principal balance of such Trust Student Loan over a series of regular payments. Except as set forth below, each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of such Trust Student Loan. The amount received is applied first to interest accrued to the date of payment and the balance of the payment, if any, is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable Deferral Periods or Forbearance Periods, and except as provided below, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of such Trust Student Loan.

     Sallie Mae makes available to certain borrowers with Student Loans held by it certain payment terms which may result in the lengthening of the remaining term of the Student Loans. For example, not all of the loans owned by Sallie Mae provide for level payments throughout the repayment term of the loans. Certain Student Loans provide for interest payments only to be made for a designated portion of the term of the loans, with amortization of the principal of such loans occurring only when payments increase in the latter stage of the term of the loans. Other loans provide for a "graduated phase in" of the amortization of principal with a greater portion of principal amortization being required in the latter stages than would be the case if amortization were on a level payment basis. Sallie Mae also offers an income-sensitive repayment plan, pursuant to which repayments are based on the borrower's income. Under that plan, ultimate repayment may be delayed up to five years. Borrowers under Trust Student Loans will continue to be eligible for such graduated payment and income-sensitive repayment plans. See "The Student Loan Pools -- Sallie Mae's Student Loan Financing Business" in the Prospectus.

     The following table sets forth certain information with respect to Trust Student Loans subject to the repayment terms described in the preceding paragraphs.

                                                                                          PERCENT OF
                                                                          AGGREGATE         POOL BY
                                                                         OUTSTANDING      OUTSTANDING
                                                           NUMBER OF      PRINCIPAL        PRINCIPAL
LOAN REPAYMENT TERMS                                         LOANS        BALANCE(1)        BALANCE
--------------------------------------------------------   ---------    --------------    -----------
Interest Only Period Loans..............................     75,986     $  279,500,336        11.4%
Standard Terms(2).......................................    770,585      2,162,022,091        88.6
                                                            -------     --------------       -----
       Total............................................    846,571     $2,441,522,427       100.0%
                                                            =======     ==============       =====

------------------
(1) Includes principal balance due from Obligors, plus accrued interest thereon of $23,753,390 the Cutoff Date to be capitalized upon commencement of repayment.

(2) Consists primarily of level payment loans. Standard Terms also includes, but is not limited to, graduated payment loans and income-sensitive repayment loans with an outstanding principal balance representing less than 0.25% of the aggregate outstanding principal balance of the pool.

     The Servicer at the request of Sallie Mae and on behalf of the Trust may in the future offer repayment terms similar to those described above to borrowers of loans in the Trust which are not entitled to such repayment terms as of the Cutoff Date. To the extent that such repayment terms are offered to and accepted by borrowers, the weighted average life of the Notes could be lengthened. See "Trading Information -- Weighted Average Life of the Securities" in the Prospectus.

     The following table sets forth information with respect to Trust Student Loans regarding date of disbursement.

                           DISTRIBUTION OF THE TRUST
                     STUDENT LOANS BY DATE OF DISBURSEMENT

                                                                                          PERCENT OF
                                                                          AGGREGATE         POOL BY
                                                                         OUTSTANDING      OUTSTANDING
                                                           NUMBER OF      PRINCIPAL        PRINCIPAL
DISBURSEMENT DATE(1)                                         LOANS        BALANCE(2)        BALANCE
--------------------------------------------------------   ---------    --------------    -----------
Pre-October 1, 1993.....................................    373,716     $  794,434,042        32.5%
October 1, 1993 and thereafter..........................    472,855      1,647,088,385        67.5
                                                            -------     --------------       -----
       Total............................................    846,571     $2,441,522,427       100.0%
                                                            =======     ==============       =====

------------------
(1) Student Loans disbursed prior to October 1, 1993 are 100% guaranteed by the applicable Guarantor, and reinsured against default by the Department up to 100% of the Guarantee Payments. Student Loans disbursed on or after October 1, 1993 are 98% guaranteed by the applicable Guarantor, and reinsured against default by the Department up to a maximum of 98% of the Guarantee Payments. See "Appendix A -- The Federal Family Education Loan Program -- Guarantee Agencies" and "-- Federal Insurance and Reinsurance of Guarantee Agencies" in the Prospectus.

(2) Includes principal balance due from Obligors, plus accrued interest thereon of $23,753,390 as of the Cutoff Date to be capitalized upon commencement of repayment.

INSURANCE OF STUDENT LOANS; GUARANTORS OF STUDENT LOANS

     General. Each Trust Student Loan is required to be guaranteed as to principal and interest by one of the Guarantee Agencies described below and reinsured by the Department under the Act and must be eligible for Special Allowance Payments and, with respect to certain Trust Student Loans, Interest Subsidy Payments paid by the Department.

     Guarantee Agencies  for  the Trust  Student  Loans.   The  Eligible  Lender
Trustee has entered into a separate Guarantee Agreement with each of the Guarantee Agencies listed below (each, a "Guarantor") pursuant to which each of the Guarantors has agreed to serve as guarantor for certain of the Trust Student Loans.

     Pursuant to the Higher Education Amendments of 1992 (the "1992 Amendments"), under Section 432(o) of the Act, if the Department has determined that a Guarantee Agency is unable to meet its insurance obligations, the loan holder may submit claims directly to the Department and the Department is required to pay the full Guarantee Payment due with respect thereto in accordance with guarantee claim processing standards no more stringent than those of the Guarantee Agency. However, the Department's obligation to pay guarantee claims directly in this fashion is contingent upon the Department making the determination referred to above. There can be no assurance that the Department would ever make such a determination with respect to a Guarantee Agency or, if such a determination was made, whether such determination or the ultimate payment of such guarantee claims would be made in a timely manner. See "Appendix A -- The Federal Family Education Loan Program -- Guarantee Agencies" and "-- Federal Insurance and Reinsurance of Guarantee Agencies" in the Prospectus.

     The following table provides information with respect to the portion of the Trust Student Loans guaranteed by each Guarantor:

                           DISTRIBUTION OF THE TRUST
                           STUDENT LOANS BY GUARANTEE
                          AGENCY AS OF THE CUTOFF DATE

                                                                                    AGGREGATE       PERCENT OF
                                                                                   OUTSTANDING        POOL BY
                                                                                    PRINCIPAL       OUTSTANDING
                                                                                     BALANCE         PRINCIPAL
                                                                    NUMBER OF        OF LOANS         BALANCE
NAME OF GUARANTEE AGENCY                                              LOANS       GUARANTEED(1)     GUARANTEED
-----------------------------------------------------------------   ----------    --------------    -----------
American Student Assistance Guarantor............................      54,397     $  182,143,998         7.5%
California Student Aid Commission................................     180,556        516,308,923        21.1
Connecticut Student Loan Foundation..............................       9,986         39,854,132         1.6
Educational Credit Management Corporation........................      65,348        136,172,754         5.6
Florida Department of Education Office of Student Financial
  Assistance.....................................................      15,701         40,667,568         1.7
Great Lakes Higher Education Corporation.........................      29,901         75,724,973         3.1
Illinois Student Assistance Commission...........................      18,375         58,195,543         2.4
Iowa College Aid Commission......................................      18,977         38,676,996         1.6
Kentucky Higher Education Assistance Authority...................       2,949          7,739,691         0.3
Louisiana Student Financial Assistance Commission................      26,988         69,354,561         2.8
Michigan Higher Education Assistance Authority...................       6,625         18,686,366         0.8
Missouri Coordinating Board for Higher Education.................      24,015         60,739,582         2.5
New Jersey Higher Education Assistance Authority.................      18,051         54,241,173         2.2
N.Y. State Higher Education Services Corporation.................      35,847         96,080,382         3.9
Northstar Guarantee, Inc.........................................      18,396         84,160,921         3.4
Northwest Education Loan Association.............................      33,882         82,677,743         3.4
Oklahoma State Regents for Higher Education......................      10,533         29,446,974         1.2
Oregon State Scholarship Commission..............................      19,603         45,778,026         1.9
Pennsylvania Higher Education Assistance Agency..................      40,508        113,879,819         4.7
Student Loan Guarantee Foundation of Arkansas, Inc...............      12,542         28,660,268         1.2
Tennessee Student Assistance Corporation.........................      10,966         29,682,498         1.2
Texas Guaranteed Student Loan Corporation........................      18,111         49,295,964         2.0
United Student Aid Funds, Inc....................................     174,314        583,353,572        23.9
                                                                      -------     --------------       -----
       Total.....................................................     846,571     $2,441,522,427       100.0%
                                                                      =======     ==============       =====

------------------
(1) Includes principal balance due from Obligors, plus accrued interest thereon of $23,753,390 as of the Cutoff Date to be capitalized upon commencement of repayment.

     Set forth below is certain historical information with respect to each of the Guarantors which guarantees Trust Student Loans comprising at least 5% of the Initial Pool Balance (the "Significant Guarantors")(1). The information shown for each Significant Guarantor relates to all Student Loans (including but not limited to Trust Student Loans) guaranteed by such Significant Guarantor:

          Guaranty Volume. The following table sets forth the approximate aggregate principal amount of federally reinsured Student Loans (excluding Consolidation Loans) that first became guaranteed by each Significant Guarantor and by all Guarantee Agencies (including but not limited to those guaranteeing Trust Student Loans) in each of the five federal fiscal years shown for which information is available:*

                                                                  LOANS GUARANTEED
                              -----------------------------------------------------------------------------------------
                                                                 FEDERAL FISCAL YEAR
                              -----------------------------------------------------------------------------------------
NAME OF GUARANTEE AGENCY           1991               1992               1993               1994              1995
---------------------------   ---------------    ---------------    ---------------    --------------    --------------
American Student Assistance
  Guarantor................   $   593,607,561    $   647,002,621    $   729,805,284    $1,099,450,000    $  906,455,000
California Student Aid
  Commission...............     1,099,234,838      1,209,486,636      1,414,080,911     1,912,802,603     1,601,311,100
United Student Aid Funds,
  Inc......................     2,546,031,457      2,864,322,503      3,493,936,722     4,724,261,870     5,040,546,459
Educational Credit
  Management Corporation...       273,106,866        263,233,576        332,868,537       432,702,452       292,603,265
All Guarantee Agencies.....   $13,499,957,869    $14,749,165,049    $17,863,099,282          **                **

------------------
 * The information set forth in the table above has been obtained from the Department's Guaranteed Student Loan Programs Data Books (each, a "DOE Data Book") for Fiscal Years 1991, 1992 and 1993 (with respect to fiscal years 1991 through 1993) and from the Significant Guarantors (with respect to fiscal years 1994 and 1995), and has not been audited or independently verified for accuracy or completeness by the Seller, Sallie Mae or the Underwriters.

** Not available.

          Reserve Ratio. Each Significant Guarantor's reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans it has agreed to guarantee. The term "cumulative cash reserves" refers to cash reserves plus (i) sources of funds (including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings) minus (ii) uses of funds (including claims paid to lenders, operating expenses, lender fees, the Department's share of collections on claims paid, returned advances and reinsurance fees). The "original principal amount of outstanding loans" consists of the original principal amount of loans guaranteed by such Significant Guarantor minus the original principal amount of loans cancelled, claims paid, loans paid in full and loan guarantees transferred to such Significant Guarantor from other guarantors.

------------------
(1) The   Trust  Student  Loans  guaranteed  by  Educational  Credit  Management
    Corporation ("ECMC") were guaranteed by the Virginia State Education Assistance Authority ("SEAA") until June 30, 1996. As of July 1, 1996, the Department designated ECMC as guarantor to assume SEAA's guarantee obligations and to provide future guarantees of student loans in Virginia. Accordingly, the historical information presented in the tables below is for SEAA.

     The following table sets forth the Significant Guarantors' reserve ratios and the national average reserve ratio for all guarantors for the five federal fiscal years shown for which information is available:*

                                                                    RESERVE RATIO AS OF CLOSE OF
                                                              ----------------------------------------
                                                                        FEDERAL FISCAL YEAR
                                                              ----------------------------------------
GUARANTORS                                                    1991     1992     1993     1994     1995
----------------------------------------------------------    ----     ----     ----     ----     ----
American Student Assistance Guarantor.....................    0.5 %    0.6 %    0.6 %    0.7 %    0.8 %
California Student Aid Commission.........................    2.0      2.5      2.3      2.2      2.3
United Student Aid Funds, Inc.............................    0.1      1.0      1.3      1.2      1.4
Educational Credit Management Corporation.................    0.9      0.9      0.8      1.6      1.4
All Guarantee Agencies....................................    0.8      1.5      1.7      **       **

     -----------------------
      * The information set forth in the table above with respect to the Significant Guarantors and the national average has been obtained from the Fiscal Years 1991, 1992 and 1993 DOE Data Books (with respect to fiscal years 1991 through 1993) and from the Significant Guarantors (with respect to fiscal years 1994 and 1995).

        The information set forth in the table above has not been audited or independently verified for accuracy or completeness by the Seller, Sallie Mae or the Underwriters.

     ** Not available.

     Recovery Rates. A guarantor's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined by dividing the amount recovered from borrowers by the guarantor by the aggregate amount of default claims paid by the guarantor during the applicable federal fiscal year with respect to borrowers. The table below sets forth the recovery rates for each of the Significant Guarantors for the five federal fiscal years shown:*

                                                                           RECOVERY RATIO
                                                              ----------------------------------------
                                                                        FEDERAL FISCAL YEAR
                                                              ----------------------------------------
GUARANTORS                                                    1991     1992     1993     1994     1995
----------------------------------------------------------    ----     ----     ----     ----     ----
American Student Assistance Guarantor.....................    35.6%    36.2%    37.1%    37.2%    36.5%
California Student Aid Commission.........................    17.1     18.4     19.1     22.2     35.6
United Student Aid Funds, Inc.............................    22.2     24.1     26.6     30.3     35.3
Educational Credit Management Corporation.................    **       13.3     18.8     24.2     **

     -----------------------
      * The information set forth in the table above has been obtained from the Significant Guarantors and has not been audited or independently verified for accuracy or completeness by the Seller, Sallie Mae or the Underwriters.
     ** Not available.

     Claims  Rate.   The following  table sets  forth the  claims rates  of each
Significant Guarantor for each of the five federal fiscal years shown:*

                                                                            CLAIMS RATE
                                                              ----------------------------------------
                                                                        FEDERAL FISCAL YEAR
                                                              ----------------------------------------
GUARANTORS                                                    1991     1992     1993     1994     1995
----------------------------------------------------------    ----     ----     ----     ----     ----
American Student Assistance Guarantor.....................    3.2 %    3.0 %    3.0 %    3.5 %    3.5 %
California Student Aid Commission.........................    8.0      6.6      5.8      4.9      3.6
United Student Aid Funds, Inc.............................    8.41     4.99     6.89     4.99     4.7
Educational Credit Management Corporation.................    5.5      5.7      5.1      3.4      2.2

     -----------------------
      * The information set forth in the table above has been obtained from the Significant Guarantors and has not been audited or independently verified for accuracy or completeness by the Seller, Sallie Mae or the Underwriters.

     Unless otherwise indicated, all the above information relating to the Significant Guarantors has been obtained from the Significant Guarantors, is not guaranteed as to accuracy or completeness by the Seller, Sallie Mae or the Underwriters and is not to be construed as a representation by the Seller, Sallie Mae or the Underwriters.

     Each of the Guarantee Agency's guarantee obligations with respect to any Trust Student Loan is conditioned upon the satisfaction of all the conditions set forth in the applicable Guarantee Agreement. These conditions include, but are not limited to, the following: (i) the origination and servicing of such Trust Student Loan being performed in accordance with the FFELP, the Act, such Guarantee Agency's rules and other applicable requirements, (ii) the timely payment to the Guarantee Agency of the guarantee fee payable with respect to such Trust Student Loan, (iii) the timely submission to the Guarantee Agency of all required pre-claim delinquency status notifications and of the claim with respect to such Trust Student Loan. Failure to comply with any of the applicable conditions, including the foregoing, may result in the refusal of the Guarantee Agency to honor its Guarantee Agreements with respect to such Trust Student Loan, in the denial of guarantee coverage with respect to certain accrued interest amounts with respect thereto or in the loss of certain Interest Subsidy Payments and Special Allowance Payments with respect thereto.

     Prospective investors should consult the DOE Data Books for further information concerning the Guarantors.

CURE PERIOD FOR TRUST STUDENT LOANS

     Sallie Mae, the Seller or the Servicer, as the case may be, will be obligated to repurchase (or purchase in the case of the Servicer), or to substitute Qualified Substitute Student Loans for, any Trust Student Loan in the event of a material breach by such party of certain representations, warranties or covenants with respect to such Trust Student Loan, following a period during which such breach may be cured. For purposes of Trust Student Loans such cure period will be 120 days, except that in the case of certain representations, warranties or covenants, the breach of which may be cured by the reinstatement of the Guarantor's guarantee of such Trust Student Loan, such cure period will be 360 days, in each case following the earlier of the date on which such breach is discovered and the date of the Servicer's receipt of the Guarantor reject transmittal form with respect to such Trust Student Loan. Such repurchase (or purchase in the case of the Servicer) or substitution will be made not later than the end of such 120 day period or not later than the 60th day following the end of such 360 day cure period, as applicable. Notwithstanding the foregoing, if as of the last Business Day of any month the aggregate principal amount of Trust Student Loans with respect to which claims have been filed with and rejected by a Guarantor as a result of a breach by the Seller or the Servicer or with respect to which the Servicer determines that claims cannot be filed pursuant to the Higher Education Act as a result of such a breach exceeds 1% of the Pool Balance, the Servicer and/or the Seller, as applicable, will be required to purchase, within 30 days of a written request by the Eligible Lender Trustee or the Indenture Trustee, affected Trust Student Loans in an aggregate principal amount such that after such purchases the aggregate principal amount of affected Trust Student Loans is less than 1% of the Pool Balance. The

Trust Student Loans to be purchased by the Servicer and/or the Seller pursuant to the preceding sentence will be based on the date of claim rejection, with the Trust Student Loans with the earliest such dates to be purchased first. See "Servicing; Administration -- Servicer Covenants," "Transfer and Servicing Agreements -- Sale of Student Loans to the Trust; Representations and Warranties of the Seller" and "Transfer and Servicing Agreements -- Purchase of Student Loans by the Seller; Representations and Warranties of Sallie Mae" in the Prospectus.

CONSOLIDATION OF FEDERAL BENEFIT BILLINGS AND RECEIPTS AND GUARANTOR CLAIMS WITH OTHER TRUSTS

     Due to a Department policy limiting the granting of new lender identification numbers, the Eligible Lender Trustee will be allowed under the Trust Agreement to permit trusts, other than the Trust, established by the Seller to securitize Student Loans to use the Department lender identification number applicable to the Trust. In that event, the billings submitted to the Department for Interest Subsidy and Special Allowance Payments on loans in the Trust would be consolidated with the billings for such payments for Student Loans in other trusts using the same lender identification number and payments on such billings would be made by the Department in lump sum form. Such lump sum payments would then be allocated among the various trusts using the same lender identification number.

     In addition, the sharing of the lender identification number by the Trust with other trusts may result in the receipt of claim payments from Guarantee Agencies in lump sum form. In that event, such payments would be allocated among the trusts in a manner similar to the allocation process for Interest Subsidy and Special Allowance Payments.

     The Department regards the Eligible Lender Trustee as the party primarily responsible to the Department for any liabilities owed to the Department or Guarantee Agencies resulting from the Eligible Lender Trustee's activities in the FFELP. As a result, if the Department or a Guarantee Agency were to determine that the Eligible Lender Trustee owes a liability to the Department or such Guarantee Agency on any Student Loan included in a trust using the shared lender identification number, the Department or such Guarantee Agency would be likely to collect that liability by offset against amounts due the Eligible Lender Trustee under the shared lender identification number, including amounts owed in connection with the Trust.

     In addition, other trusts using the shared lender identification number may in a given quarter incur consolidation origination fees that exceed the Interest Subsidy and Special Allowance Payments payable by the Department on the loans in such other trusts, resulting in the consolidated payment from the Department received by the Eligible Lender Trustee under such lender identification number for that quarter equalling an amount that is less than the amount owed by the Department on the loans in the Trust for that quarter.

     The Trust Agreement for the Trust and the trust agreements for the other trusts established by the Seller which share the lender identification number to be used by the Trust will require any such trust (including the Trust) to indemnify the other such trusts against a shortfall or an offset by the Department or a Guarantee Agency arising from the Student Loans held by the Eligible Lender Trustee on such trust's behalf.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     The Notes will be issued pursuant to the terms of the Indenture and the Certificates will be issued pursuant to the terms of the Trust Agreement, in each case substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part. The following summary describes certain terms of the Notes, the Certificates, the Indenture and the Trust Agreement. Other terms of the Notes and the Certificates are set forth in the Prospectus. See "Description of the Notes," "Description of the
Certificates" and "Certain Information Regarding the Securities" in the Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes, the Certificates, the Indenture and the Trust Agreement.

THE NOTES

     Distributions of Interest. Interest will accrue on the principal balance of the Class A-1 Notes and the Class A-2 Notes at a rate per annum (calculated as provided below) equal to the Class A-1 Rate and the Class A-2 Rate, respectively. Interest will accrue during each Accrual Period and will be payable to the Noteholders quarterly on each Distribution Date. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date together with an amount equal to interest on such amount at the applicable rate per annum specified above. Interest payments on the Notes for any Distribution Date will generally be funded from Available Funds and amounts on deposit in the Reserve Account remaining after the distribution of the Primary Servicing Fee and the Administration Fee for such Distribution Date. See "-- Distributions" and "-- Credit Enhancement." If such sources are insufficient to pay the Noteholders' Interest Distribution Amount for such Distribution Date, such shortfall will be allocated pro rata to the Class A-1 Noteholders and the Class A-2 Noteholders (based upon the total amount of interest then due on each class of Notes).

     The "Class A-1 Rate" for each Accrual Period will be equal to the lesser of
(a) the daily weighted average of the T-Bill Rates within such Accrual Period (determined as set forth under "-- Determination of T-Bill Rate") plus 0.__% and
(b) the Student Loan Rate for such Accrual Period. The "Class A-2 Rate" for each Accrual Period will be equal to the lesser of (a) the daily weighted average of the T-Bill Rates within such Accrual Period (determined as set forth under "-- Determination of T-Bill Rate") plus 0.__% and (b) the Student Loan Rate for such Accrual Period. The weighted average calculations described above will be based on the actual number of days in such Accrual Period.

     The Class A-1 Rate and the Class A-2 Rate will be adjusted weekly on the calendar day following each auction of 91-day Treasury Bills, except that (i) the Note Rates in effect from the first day of each Accrual Period, including the initial Accrual Period, through the day of the first 91-day Treasury Bill auction on or after the first day of each Accrual Period will be based on the results of the most recent 91-day Treasury Bill auction prior to such day and
(ii) the Note Rates will be subject to a Lock-In Period of six business days preceding each Distribution Date. See "-- Determination of T-Bill Rates."

     The "Student Loan Rate" for any Accrual Period will be equal to the product of (a) the quotient obtained by dividing (i) 365 (or 366 in the case of a leap year) by (ii) the actual number of days elapsed in such Accrual Period and (b) the percentage equivalent of a fraction, (i) the numerator of which is equal to Expected Interest Collections for the related Collection Period less the Primary Servicing Fee and the Administration Fee and any prior unpaid Administration Fees with respect to such Collection Period and (ii) the denominator of which is the Pool Balance as of the first day of such Collection Period.

     "Expected Interest Collections" means, with respect to any Collection Period, the sum of (i) the amount of interest accrued, net of amounts required to be paid to the Department or to be repaid to Guarantors or borrowers, with respect to the Trust Student Loans for such Collection Period (whether or not such interest is actually paid), (ii) all Interest Subsidy Payments and Special Allowance Payments pursuant to claims submitted by the Eligible Lender Trustee for such Collection Period (whether or not actually received), net of amounts required to be paid to the Department, with respect to the Trust Student Loans, to the extent not included in (i) above, and (iii) investment earnings on amounts held in the Reserve Account and the Collection Account for such Collection Period and interest on amounts to be remitted by the Administrator to the Collection Account with respect to such Collection Period prior to the related Distribution Date.

     Any Note Interest Carryover that may exist on any Distribution Date will be payable to the Noteholders on that Distribution Date and any succeeding Distribution Dates solely out of the amount of Available Funds remaining in the Collection Account on any such Distribution Date after distribution of the Primary Servicing Fee, the Administration Fee, the Noteholders' Distribution Amount, the Certificateholders' Distribution Amount, the amount, if any, necessary to be deposited into the Reserve Account to reinstate the balance therein to the Specified Reserve Account Balance and the aggregate Carryover Servicing Fee, if any; provided that (except on the final Distribution Date upon termination of the Trust) no amounts on deposit in the Reserve Account (other than amounts in excess of the Specified Reserve Account Balance) will be available to pay any such Note Interest Carryover.

     Distributions of Principal. Principal payments will be made to the Noteholders on each Distribution Date in an amount generally equal to the Principal Distribution Amount for such Distribution Date, until the principal balance of the Notes is reduced to zero. Principal payments on the Notes will generally be derived from Available Funds remaining after the distribution of the Primary Servicing Fee, the Administration Fee, the Noteholders' Interest Distribution Amount and the Certificateholders' Return Distribution Amount. See "-- Distributions", "-- Credit Enhancement" and "-- The Certificates -- Subordination of the Certificates." If such sources are insufficient to pay the Noteholders' Principal Distribution Amount for such Distribution Date, such shortfall will be added to the principal payable to the Noteholders on subsequent Distribution Dates. Amounts on deposit in the Reserve Account (other than amounts in excess of the Specified Reserve Account Balance) will not be available to make principal payments on the Notes except at maturity or on the final Distribution Date upon termination of the Trust.

     Principal payments on the Notes will be applied on each Distribution Date, first, to the principal balance of the Class A-1 Notes until such principal balance is reduced to zero and thereafter to the principal balance of the Class A-2 Notes until such principal balance is reduced to zero; provided that following the occurrence of an Event of Default and the exercise by the Indenture Trustee of remedies under the Indenture, principal payments on the Notes will be made pro rata, without preference or priority. The aggregate outstanding principal amount of the Class A-1 Notes will be due and payable in full on the Class A-1 Maturity Date and the Class A-2 Notes will be due and payable in full on the Class A-2 Maturity Date. The actual date on which the aggregate outstanding principal and accrued interest of the Class A-1 Notes or the Class A-2 Notes are paid may be earlier than the respective maturity dates, based on a variety of factors, including those described in the Prospectus under "Risk Factors -- Maturity and Prepayment Assumptions" and "Trading Information -- Weighted Average Life of the Securities" in the Prospectus.

THE CERTIFICATES

     Return on Certificates. Certificateholders will be entitled to distributions of return on the Certificate Balance at the Certificate Rate. Return on the Certificates will accrue during each Accrual Period, will be calculated as provided below and will be distributable quarterly on each Distribution Date. Return on the Certificates payable on any Distribution Date but not distributed on such Distribution Date will be payable on the next Distribution Date increased by an amount equal to return on such amount at the Certificate Rate. Distributions with respect to return on the Certificates for any Distribution Date will generally be funded from the portion of the Available Funds and the amounts on deposit in the Reserve Account remaining after the distribution of the Primary Servicing Fee, the Administration Fee and the Noteholders' Interest Distribution Amount for such Distribution Date. See "-- Distributions", "-- Credit Enhancement -- Reserve Account" and "-- The Certificates -- Subordination of the Certificates."

     The "Certificate Rate" for each Accrual Period will be equal to the lesser of (a) the daily weighted average of the T-Bill Rates within such Accrual Period (determined as set forth under "-- Determination of T-Bill Rate") plus 0.__% based on the actual number of days in such Accrual Period and (b) the Student Loan Rate for such Accrual Period. The Certificate Rate will be adjusted weekly on the calendar day following each auction of 91-day Treasury Bills, except that
(i) the Certificate Rate in effect from the first day of each Accrual Period, including the initial Accrual Period, through the day of the first 91-day

Treasury Bill auction on or after the first day of each Accrual Period will be based on the results of the most recent 91-day Treasury Bill auction prior to such day and (ii) the Certificate Rate will be subject to a Lock-In Period of six business days preceding each Distribution Date. See "-- Determination of T-Bill Rates."

     Any Certificate Return Carryover that may exist on any Distribution Date will be payable to the Certificateholders on that Distribution Date and any succeeding Distribution Dates solely out of the amount of Available Funds remaining in the Collection Account on any such Distribution Date after distribution of the Primary Servicing Fee, the Administration Fee, the Noteholders' Distribution Amount, the Certificateholders' Distribution Amount, the amount, if any, necessary to be deposited into the Reserve Account to reinstate the balance therein to the Specified Reserve Account Balance, the Carryover Servicing Fee, if any, and any Note Interest Carryover; provided that (except on the final Distribution Date upon termination of the Trust) amounts on deposit in the Reserve Account (other than amounts in excess of the Specified Reserve Account Balance) will not be available to pay any such Certificate Return Carryover.

     Distributions in Respect of Certificate Balance. Certificateholders will be entitled to distributions on each Distribution Date on and after which the Notes are paid in full in an amount generally equal to the Certificate Balance Distribution Amount for such Distribution Date. Distributions in respect of the Certificate Balance for such Distribution Date will generally be funded from the portion of Available Funds and amounts on deposit in the Reserve Account remaining after distribution of the Primary Servicing Fee, the Administration Fee and the Certificateholders' Return Distribution Amount for such Distribution Date. Amounts on deposit in the Reserve Account (other than amounts in excess of the Specified Reserve Account Balance) will not be available to make payments on the Certificate Balance except on the final Distribution Date upon termination of the Trust. See "-- Distributions" and "-- Credit Enhancement -- Reserve Account."

     Any remaining Certificate Balance will be distributed in full on the Final Distribution Date. The actual date on which the final distribution on the Certificates will be made may be earlier than the Final Distribution Date, however, based on a variety of factors, including those described above under "Risk Factors -- Maturity and Prepayment Assumptions" and "Trading Information -- Weighted Average Life of the Securities" in the Prospectus.

     Subordination of the Certificates. On any Distribution Date distributions in respect of return on the Certificates will be subordinated to the payment of interest on the Notes and distributions in respect of the Certificate Balance will be subordinated to the payment of interest on the Notes (other than any
Note Interest Carryover) and principal of the Notes. Consequently, on any Distribution Date, Available Funds and amounts on deposit in the Reserve Account remaining after payment of the Primary Servicing Fee and the Administration Fee will be applied to the payment of interest on the Notes prior to any distribution thereof in respect of return on the Certificates and no distributions in respect of the Certificate Balance will be made until the Distribution Date on or after which the Notes have been paid in full.
Notwithstanding the foregoing, if on any Distribution Date following all distributions to be made on such Distribution Date the outstanding principal amount of the Notes would be in excess of the sum of the outstanding principal balance of the Trust Student Loans and any accrued but unpaid interest on the Trust Student Loans as of the last day of the related Collection Period plus the balance of the Reserve Account on such Distribution Date following such distributions, or if an Insolvency Event with respect to the Seller or an Event of Default under the Indenture has occurred and is continuing, amounts on deposit in the Collection Account and the Reserve Account will be applied on such Distribution Date to the payment of the Noteholders' Distribution Amount before any amounts are applied to the payment of the Certificateholders'
Distribution Amount. In addition, on any Distribution Date, Available Funds remaining after payment of the Servicing Fee, the Administration Fee, the Noteholders' Distribution Amount, the Certificateholders' Distribution Amount, the amount, if any, necessary to be deposited into the Reserve Account to reinstate the balance therein to the Specified Reserve Account Balance and the aggregate Carryover Servicing Fee, if any, for such Distribution Date will be applied to the payment of the Note Interest Carryover prior to any distribution thereof to Certificateholders to cover the Certificate Return Carryover. Any portion of the Certificateholders' Return Distribution Amount not received on a

Distribution Date in connection with such subordination will be treated as a Certificate Return Shortfall to be paid on succeeding Distribution Dates.

DETERMINATION OF T-BILL RATES

     "T-Bill Rate" means, on any day, the weighted average per annum discount rate (expressed on a bond equivalent basis and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks ("91-day Treasury Bills") sold at the most recent 91-day Treasury Bill auction prior to such date, as reported by the U.S. Department of the Treasury. In the event that the results of the auctions of 91-day Treasury Bills cease to be reported as provided above, or that no such auction is held in a particular week, then the T-Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills shall again be reported or such an auction is held, as the case may be. The T-Bill Rate will be subject to a Lock-In Period of six business days.

     "Lock-In Period" means the period of days preceding any Distribution Date during which the Note Rate or Certificate Rate, as applicable, in effect on the first day of such period will remain in effect until the end of the Accrual Period related to such Distribution Date.

     Accrued interest on either class of Notes from and including the Closing Date or the preceding Distribution Date, as applicable, to but excluding the current Distribution Date is calculated by multiplying the principal amount of such Notes by an "accrued interest factor." This factor is calculated by adding the interest rates applicable to each day on which each such Note has been outstanding since the Closing Date or the preceding Distribution Date, as applicable, and dividing the sum by 365 (or by 366 in the case of accrued interest which is payable on a Distribution Date in a leap year) and rounding the resulting number to nine decimal places.

     The following table sets forth the accrued interest factors that would have been applicable to any Note bearing interest at the indicated rates, assuming a 365-day year:

                                                                            ASSUMED
                                                                            INTEREST      ACCRUED
                                                                            RATE ON      INTEREST
                       SETTLEMENT                              DAYS           THE       RECEIVABLE
                          DATE                              OUTSTANDING      NOTES        FACTOR
---------------------------------------------------------   -----------     -------     -----------
  1st....................................................        0          5.50000%    0.000000000
  2nd....................................................        1          5.50000     0.000150685
  3rd....................................................        2          5.50000     0.000301370
  4th....................................................        3          5.50000     0.000452055
  5th*...................................................        4          5.65000     0.000602740
  6th....................................................        5          5.65000     0.000757534
  7th....................................................        6          5.65000     0.000912329
  8th....................................................        7          5.65000     0.001067123
  9th....................................................        8          5.65000     0.001221918
  10th...................................................        9          5.65000     0.001376712

------------------
* First interest rate adjustment (91-day Treasury bills are generally auctioned weekly).

     The numbers in this table are examples given for information purposes only and are in no way a prediction of interest rates on any Notes. A similar factor calculated in the same manner is applicable to the return on the Certificates.

     Information concerning the current 91-day Treasury Bill Rate and the accrued interest factor will be available by telephoning the Administrator at
(800) 321-7179 between the hours of 9 a.m. and 4 p.m. Eastern time on any day on which the Reston, VA office of the Administrator is open for business and will also be available through Telerate Systems Incorporated or Bloomberg L.P.

ACCOUNTS

     The Administrator will establish and maintain in the name of the Indenture Trustee the Collection Account and the Reserve Account, on behalf of the Noteholders and the Certificateholders.

     Funds in the Collection Account and the Reserve Account (collectively, the "Trust Accounts") will be invested as provided in the Trust Indenture in
Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of the Notes. Subject to certain conditions, Eligible Investments may include securities or other obligations issued by Sallie Mae, the Seller or their affiliates or trusts originated by the Seller or its affiliates. Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the next Distribution Date or the next Monthly Servicing Payment Date (to the extent of the Primary Servicing Fee).

SERVICING COMPENSATION

     The Servicer will be entitled to receive the Servicing Fee in an amount equal to the Primary Servicing Fee and the Carryover Servicing Fee as compensation for performing the functions as servicer for the Trust described above. The Primary Servicing Fee will be payable on each Monthly Servicing Payment Date and will be paid solely out of Available Funds and amounts on deposit in the Reserve Account on such date. The Carryover Servicing Fee will be payable to the Servicer on each Distribution Date out of Available Funds after payment on such Distribution Date of the Primary Servicing Fee, the
Administrative Fee, the Noteholders' Distribution Amount, the Certificateholders' Distribution Amount, and the amount, if any, necessary to be deposited in the Reserve Account to reinstate the balance thereof to the Specified Reserve Account Balance. The Carryover Servicing Fee will be subject to increase agreed to by the Administrator, the Eligible Lender Trustee and the Servicer to the extent that a demonstrable and significant increase occurs in the costs incurred by the Servicer in providing the services to be provided under the Servicing Agreement, whether due to changes in applicable governmental regulations, guarantor program requirements or regulations, or postal rates.

DISTRIBUTIONS

     Deposits to Collection Account. On or about the third business day prior to each Distribution Date (the "Determination Date"), the Servicer and the Administrator will provide the Indenture Trustee with certain information with respect to the preceding Collection Period, including the amount of Available Funds received with respect to the Trust Student Loans and the aggregate Purchase Amount relating to the Trust Student Loans to be repurchased by the Seller or to be purchased by the Servicer.

     Except as provided below, the Servicer will deposit all payments on Student Loans (from whatever source) and all proceeds of Student Loans collected by it during each Collection Period into the Collection Account within two business days of receipt thereof. Except as provided below, the Eligible Lender Trustee will deposit all Interest Subsidy Payments and all Special Allowance Payments with respect to the Student Loans received by it with respect to each Collection Period into the Collection Account within two business days of receipt thereof. However, for so long as (i) the senior unsecured obligations of the Administrator (or any affiliate of the Administrator which guarantees the obligations of the Administrator under the Administration Agreement) have been assigned a long-term rating of not less than "AA-" (or equivalent rating) or a short-term rating of not less than "A-1" (or equivalent rating) by each of the Rating Agencies or the remitting by the Servicer and the Eligible Lender Trustee of the amounts referred to above to the Administrator will not result in a downgrading or withdrawal of any of the then current ratings of any of the Securities by any of the Rating Agencies, and (ii) no Administrator Default has occurred and is continuing, the Servicer and the Eligible Lender Trustee will remit the amounts referred to above that would otherwise be deposited by it into the Collection Account to the Administrator within two business days of receipt thereof, and the Administrator will remit such amounts to the Collection Account on or before the business day preceding each Monthly Servicing Payment Date (to the extent of the Primary Servicing Fee payable on such date) and on or before the business day preceding each Distribution Date (to the extent of the remainder of such amounts), together with interest accrued through the last day of the related Collection Period on amounts held by the Administrator at the federal funds rate for each day during such period less .20%. See "Servicing; Administration -- Payments on Student Loans" in the Prospectus.

     For purposes hereof, the term "Available Funds" means, with respect to a Distribution Date or any related Monthly Servicing Payment Date, the sum of the following amounts with respect to the related Collection Period (or, in the case of a Monthly Servicing Payment Date, the applicable portion thereof): (i) all collections received by the Servicer on the Trust Student Loans (including any Guarantee Payments received with respect to the Trust Student Loans but net of
(x) any collections in respect of principal on the Trust Student Loans applied by the Trust to repurchase guaranteed loans from the Guarantors in accordance with the Guarantee Agreements and (y) amounts required by the Higher Education Act to be paid to the Department or to be repaid to borrowers (whether or not in the form of a principal reduction of the applicable Trust Student Loan), with respect to the Trust Student Loans for such Collection Period); (ii) any Interest Subsidy Payments and Special Allowance Payments received by the Servicer or the Eligible Lender Trustee during such Collection Period with respect to the Trust Student Loans; (iii) all proceeds of the liquidation of defaulted Trust Student Loans ("Liquidated Student Loans"), which became Liquidated Student Loans during such Collection Period in accordance with the Servicer's customary servicing procedures, net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the borrower on such Liquidated Student Loans ("Liquidation Proceeds"), and all recoveries in respect of Liquidated Student Loans which were written off in prior Collection Periods or during such Collection Period; (iv) the aggregate Purchase Amounts received during such Collection Period for those Trust Student Loans repurchased by the Seller or purchased by the Servicer ("Purchased Student Loans"); (v) the aggregate amounts, if any, received from the Seller or the Servicer, as the case may be, as reimbursement of non-guaranteed interest amounts, or lost Interest Subsidy Payments and Special Allowance Payments, with respect to the Trust Student Loans pursuant to the Sale Agreement or the Servicing Agreement, respectively; (vi) amounts received by the Trust pursuant to the Servicing Agreement during such Collection Period in respect of yield or principal adjustments; and (vii) Investment Earnings for such Distribution Date and any interest remitted by the Administrator to the Collection Account prior to such Distribution Date or Monthly Servicing Payment Date as described in the preceding paragraph; provided that if with respect to any Distribution Date there would not be sufficient funds, after application of Available Funds (as defined above) and amounts available from the Reserve Account, to pay any of the items specified in clauses (i) through (vii) under "-- Distributions -- Distributions from Collection Account," then Available Funds for such Distribution Date will include, in addition to the Available Funds (as defined above), amounts on deposit in the Collection Account (or amounts held by the Administrator, or which the Administrator reasonably estimates to be held by the Administrator, for deposit into the Collection Account) on the Determination Date which would have constituted Available Funds for the Distribution Date succeeding such Distribution Date, up to the amount necessary to pay such items, and the Available Funds for such succeeding Distribution Date will be adjusted accordingly.

     Distributions from Collection Account. On each Monthly Servicing Payment Date that is not a Distribution Date, the Administrator will instruct the Indenture Trustee to pay to the Servicer the Primary Servicing Fee due with respect to the period from and including the preceding Monthly Servicing Payment Date from amounts on deposit in the Collection Account. On each Distribution
Date, the Administrator will instruct the Indenture Trustee to make the following deposits and distributions, in the amounts and in the order of priority specified below, except as otherwise provided under "Description of the Securities -- The Certificates -- Subordination of the Certificates" and "-- The Notes -- Distributions of Principal", to the extent of the Available Funds with respect to such Distribution Date:

          (i)  to  the  Servicer,  the   Primary  Servicing  Fee  due  on   such
     Distribution Date;

          (ii) to the Administrator, the Administration Fee due on such Distribution Date and all prior unpaid Administration Fees;

          (iii) to the Noteholders, the Noteholders' Interest Distribution Amount, ratably, without preference or priority of any kind, according to the amounts payable on the Notes in respect of Noteholders' Interest Distribution Amount;

          (iv) to the Eligible Lender Trustee on behalf of the Certificateholders, the Certificateholders' Return Distribution Amount, for distribution by the Eligible Lender Trustee pursuant to the Trust Agreement, ratably, without preference or priority of any kind, according to the amounts payable in respect of Certificateholders' Return Distribution Amount;

          (v)   to  the  Class  A-1   Noteholders,  the  Noteholders'  Principal
     Distribution Amount, ratably, without preference or priority of any kind, according to the amounts payable on the Class A-1 Notes for principal;

          (vi) on each Distribution Date on and after which the Class A-1 Notes have been paid in full, to the Class A-2 Noteholders, the Noteholders' Principal Distribution Amount, ratably, without preference or priority of any kind, according to the amounts payable on the Class A-2 Notes for principal;

          (vii) on each Distribution Date on and after which the Notes have been paid in full, to the Eligible Lender Trustee on behalf of the Certificateholders, the Certificate Balance Distribution Amount, for distribution by the Eligible Lender Trustee pursuant to the Trust Agreement, ratably, without preference or priority of any kind, according to the amounts payable in respect of the Certificate Balance;

          (viii) to the Reserve Account, the amount, if any, necessary to reinstate the balance of the Reserve Account to the Specified Reserve Account Balance;

          (ix) to the Servicer, the aggregate unpaid amount of the Carryover Servicing Fee, if any;

          (x) to the Noteholders, the aggregate unpaid amount of the Note Interest Carryover, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes in respect of
     Note Interest Carryover;

          (xi) to the Eligible Lender Trustee on behalf of the Certificateholders, the aggregate unpaid amount of the Certificate Return Carryover, if any, for distribution by the Eligible Lender Trustee pursuant to the Trust Agreement ratably, without preference or priority of any kind, according to the amounts payable in respect of Certificate Return Carryover; and

          (xii) to the Reserve Account, any remaining amounts after application of clauses (i) through (xi).

     Notwithstanding the foregoing, in the event the Trust Student Loans are not sold on the Trust Auction Date, on each subsequent Distribution Date on which the Pool Balance is equal to 10% or less of the Initial Pool Balance, if the amount on deposit in the Reserve Account on such Distribution Date (after giving effect to all withdrawals therefrom on such Distribution Date, except withdrawals payable to the Seller other than as a Certificateholder) is in excess of the Specified Reserve Account Balance for such Distribution Date, the Administrator will direct the Indenture Trustee to distribute the amount of such excess as accelerated payments of principal on the Notes and distributions in respect of the Certificate Balance.

     For purposes hereof, the following terms have the following meanings:

     "Certificate  Balance" equals $                as of  the Closing Date and,
thereafter, equals the initial Certificate Balance, reduced by all previous distributions in respect of the Certificate Balance.

     "Certificate Balance Distribution Amount" means, on each Distribution Date, the excess of (i) the sum of (a) the Principal Distribution Amount for such Distribution Date, (b) the Note Principal Shortfall as of the close of the preceding Distribution Date and (c) the Certificate Balance Shortfall as of the close of the preceding Distribution Date over (ii) the Note Principal Distribution Amount for such Distribution Date; provided that the Certificate Balance Distribution Amount will in no event exceed the Certificate Balance. In addition, on the Final Distribution Date, the Certificate Balance to be distributed to the Certificateholders will include the amount required to reduce the outstanding Certificate Balance to zero.

     "Certificate Balance Shortfall" means, as of the close of any Distribution Date, the excess of (i) the Certificate Balance Distribution Amount on such Distribution Date over (ii) the amount of distributions made with respect to the Certificate Balance on such Distribution Date.

     "Certificateholders' Distribution Amount" means with respect to any Distribution Date, the Certificateholders' Return Distribution Amount for such Distribution Date plus the Certificate Balance Distribution Amount for such Distribution Date.

     "Certificateholders' Return Distribution Amount" means, with respect to any Distribution Date, the sum of (i) return on the Certificates accrued at the Certificate Rate for the related Accrual Period on the outstanding Certificate Balance on the immediately preceding Distribution Date, after giving effect to all distributions to Certificateholders in respect of the Certificate Balance on such preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) and (ii) the Certificate Return Shortfall for such Distribution Date; provided that the Certificateholders' Return Distribution Amount will not include any Certificate Return Carryover.

     "Certificate Return Carryover" means for any Distribution Date on which the Certificate Rate is based on the Student Loan Rate, the excess of (a) the amount of return on the Certificates that would have accrued in respect of such Accrual Period at the Certificate Rate without regard to the Student Loan Rate over (b) the amount of return on the Certificates actually accrued in respect of such Accrual Period based on the Student Loan Rate, together with the unpaid portion of any such excess from prior Distribution Dates and any return accrued thereon calculated at the Certificate Rate without regard to the Student Loan Rate.

     "Certificate Return Shortfall" means, with respect to any Distribution Date, the excess of (i) the Certificateholders' Return Distribution Amount on the preceding Distribution Date over (ii) the return on the Certificates actually distributed to the Certificateholders on such preceding Distribution Date, plus return on the amount of such excess, to the extent permitted by law, at the Certificate Rate from such preceding Distribution Date to the current Distribution Date.

     "Noteholders' Distribution Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Interest Distribution Amount and the Noteholders' Principal Distribution Amount for such Distribution Date.

     "Noteholders'  Interest  Distribution Amount"  means,  with respect  to any
Distribution Date, the sum of (i) the amount of interest accrued at the respective Note Rates for the related Accrual Period on the aggregate outstanding principal balances of both classes of Notes on the immediately preceding

Distribution Date after giving effect to all principal distributions to holders of Notes on such date (or, in the case of the first Distribution Date, on the Closing Date) and (ii) the Note Interest Shortfall for such Distribution Date; provided that the Noteholders' Interest Distribution Amount will not include any
Note Interest Carryover.

     "Noteholders' Principal Distribution Amount" means, with respect to any Distribution Date, the Principal Distribution Amount for such Distribution Date plus the Note Principal Shortfall as of the close of the preceding Distribution Date; provided that the Noteholders' Principal Distribution Amount will not exceed the outstanding principal balance of the Notes. In addition, (i) on the Class A-1 Maturity Date, the principal required to be distributed to Class A-1 Noteholders will include the amount required to reduce the outstanding principal balance of the Class A-1 Notes to zero and (ii) on the Class A-2 Maturity Date, the principal required to be distributed to the Class A-2 Noteholders will include the amount required to reduce the outstanding principal balance of the Class A-2 Notes to zero.

     "Note Interest Carryover" means, for any Distribution Date on which the Class A-1 Rate or the Class A-2 Rate is based on the Student Loan Rate, the excess of (a) the amount of interest on the Class A-1 Notes or the Class A-2 Notes, as the case may be, that would have accrued in respect of the related Accrual Period had interest been calculated without regard to the Student Loan Rate over (b) the amount of interest on the Class A-1 Notes or the Class A-2 Notes, as the case may be, actually accrued in respect of such Accrual Period based on the Student Loan Rate, together with the unpaid portion of any such excess from prior Distribution Dates and interest accrued thereon at the applicable Note Rate without regard to the Student Loan Rate.

     "Note Interest Shortfall" means, with respect to any Distribution Date, the excess of (i) the Noteholders' Interest Distribution Amount on the preceding Distribution Date over (ii) the amount of interest actually distributed to the Noteholders on such preceding Distribution Date, plus interest on the amount of such excess interest due to the Noteholders, to the extent permitted by law, at the weighted average interest rate borne by the Class A-1 Notes and the Class A-2 Notes from such preceding Distribution Date to the current Distribution Date.

     "Note Principal Shortfall" means, as of the close of any Distribution Date, the excess of (i) the Noteholders' Principal Distribution Amount on such Distribution Date over (ii) the amount of principal actually distributed to the Noteholders on such Distribution Date.

     "Principal Distribution Amount" means (i) with respect to the initial Distribution Date, the amount by which the sum of the outstanding principal amount of the Notes and the Certificate Balance exceeds the Adjusted Pool Balance for such Distribution Date and (ii) with respect to each subsequent Distribution Date, the amount by which the Adjusted Pool Balance for the preceding Distribution Date exceeds the Adjusted Pool Balance for such Distribution Date. For this purpose, "Adjusted Pool Balance" means, for any Distribution Date, (a) if the Pool Balance as of the last day of the related Collection Period is greater than 40% of the Initial Pool Balance, the sum of such Pool Balance and the Specified Reserve Account Balance for such Distribution Date, or (b) if the Pool Balance as of the last day of the related Collection Period is less than or equal to 40% of the Initial Pool Balance, such Pool Balance.

     "Realized Loss" means the excess of the principal balance (including any interest that had been or had been expected to be capitalized) of any Liquidated Student Loan over Liquidation Proceeds with respect to such Student Loan to the extent allocable to principal (including any interest that had been or had been expected to be capitalized).

CREDIT ENHANCEMENT

     Reserve Account. Pursuant to the Sale Agreement, the Reserve Account will be created with an initial deposit by the Trust on the Closing Date of cash or Eligible Investments in an amount equal to the Reserve Account Initial Deposit. The Reserve Account will be augmented on each Distribution Date, by deposit therein of (i) the amount, if any, necessary to reinstate the balance of the Reserve Account to the Specified Reserve Account Balance from the amount of Available Funds remaining after payment of the Primary Servicing Fee, the
Administration    Fee,   the   Noteholders'    Distribution   Amount   and   the
Certificateholders' Distribution  Amount, all  for such  Distribution Date,  and
(ii) any remaining Available Funds after application of clause (i) above and after payment of any Carryover Servicing Fee, any Note

Interest Carryover and any Certificate Return Carryover, as of such Distribution Date. See "-- Distributions". As described below, subject to certain limitations, amounts on deposit in the Reserve Account will be released to the Seller to the extent that the amount on deposit in the Reserve Account exceeds the Specified Reserve Account Balance. If the market value of securities and cash in the Reserve Account is on any Distribution Date sufficient to pay the remaining principal amount of and interest accrued on the Notes, to reduce the Certificate Balance to zero and to pay any accrued return thereon and to pay any Carryover Servicing Fee, Note Interest Carryover or Certificate Return Carryover, such amount will be so applied on such Distribution Date.

     "Specified Reserve Account Balance" with respect to any Distribution Date means the greater of (a) % of the Pool Balance as of the close of business
on  the last day of the related Collection Period and (b) $           , provided
that in no event will such balance exceed the sum of the outstanding principal amount of the Notes and the Certificate Balance.

     If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, subject to certain limitations, the Administrator will instruct the Indenture Trustee to distribute the amount of the excess, after payment of any Note Principal Shortfall, Certificate Balance Shortfall, Carryover Servicing Fee, Note Interest Carryover and Certificate Return Carryover, to the Seller. Upon any distribution to the Seller of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts.

     Subject to the limitation described in the preceding paragraph, amounts held from time to time in the Reserve Account will continue to be held for the benefit of the Trust. Funds will be withdrawn from cash in the Reserve Account on any Distribution Date (or, in the case of the payment of any Primary Servicing Fee, on any Monthly Servicing Payment Date) to the extent that the amount of Available Funds on such Distribution Date (or such Monthly Servicing Payment Date) is insufficient to pay any of the items specified in clauses (i) through (iv) under "-- Distributions -- Distributions from Collection Account." Such funds also will be withdrawn at maturity of the Notes or on the final Distribution Date upon termination of the Trust to the extent that the amount of Available Funds at such time is insufficient to pay any of the items specified in clauses (v) through (vii) and, in the case of the final Distribution Date upon termination of the Trust, clauses (ix) through (xi) under "-- Distributions -- Distributions from Collection Account." Such funds will be paid from the Reserve Account to the persons and in the order of priority specified for distributions out of the Collection Account in such clauses (i) through (iv) and clauses (v) through (vii) and clauses (ix) through (xi), as applicable.

     The Reserve Account is intended to enhance the likelihood of timely distributions of interest to the Noteholders and return to the Certificateholders and to decrease the likelihood that the Noteholders or the Certificateholders will experience losses. In certain circumstances, however, the Reserve Account could be reduced to zero. Moreover, except on the final Distribution Date upon termination of the Trust, amounts on deposit in the Reserve Account (other than amounts in excess of the Specified Reserve Account Balance) will not be available to cover any aggregate Carryover Servicing Fees,
Note Interest Carryover or Certificate Return Carryover. Amounts on deposit in the Reserve Account will be available to pay principal on the Notes and interest accrued thereon at the maturity of the Notes, and to pay the Certificate Balance and return accrued thereon, the Carryover Servicing Fee, Note Interest Carryover and Certificate Return Carryover on the final Distribution Date upon termination of the Trust.

     Subordination of the Certificates. On any Distribution Date distributions in respect of return on the Certificates will be subordinated to the payment of interest on the Notes and distributions in respect of the Certificate Balance will be subordinated to the payment of interest on the Notes (other than any Note Interest Carryover) and principal of the Notes. See "Description of the Securities -- The Certificates -- Subordination of the Certificates".

ADMINISTRATION FEE

     As compensation for the performance of the Administrator's obligations under the Administration Agreement and the Sale Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to an administration fee in an amount equal to $20,000 per Collection Period payable on each Distribution Date (the "Administration Fee").

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each of (a), (b) and (c), a "Plan") and (d) persons who have certain specified relationships to such Plans ("Parties in Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114
S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and such insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest or Disqualified Persons with respect to such Plans.

     The Seller, the Servicer, the Eligible Lender Trustee, the Indenture Trustee and the Administrator may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the Notes, the purchase of the Notes using Plan assets over which any of such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, the Notes may not be purchased using the assets of any Plan if any of the Seller, the Servicer, the Eligible Lender Trustee, the Indenture Trustee or the Administrator has investment authority with respect to such assets.

     In addition, any Certificateholder, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest or Disqualified Person with respect to certain Plans, including but not limited to Plans sponsored by such Certificateholder. If the Notes are acquired by a Plan with respect to which a Certificateholder is a Party in Interest or Disqualified Person, such transaction could be deemed to be a direct or indirect violation of the prohibited transaction rules of ERISA and the Code unless such transaction were subject to one or more statutory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE") 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

     Accordingly, prior to making an investment in the Notes, a Plan investor must determine whether, and each fiduciary causing the Notes to be purchased by, on behalf of or using the assets of a Plan that is subject to the prohibited transaction rules of Title I of ERISA or Section 4975 of the Code shall be deemed to have represented that, an exemption from the prohibited transaction rules applies such that the use of the assets of such Plan to purchase the Notes does not and will not constitute a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code, which could be subject to a civil penalty assessed pursuant to Section 502 of ERISA or a tax imposed under Section 4975 of the Code.

     In addition, under a regulation issued by the Department of Labor (the "Plan Asset Regulation"), if a Plan makes an "equity" investment in a corporation, partnership, trust or certain other entities, the underlying assets and properties of such entity will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions set forth in the regulation apply. The Plan Asset Regulation defines an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. If the Notes are treated as debt for purposes of the Plan Asset Regulation, the Student Loans and the other assets of the Trust should not be deemed to be assets of an investing Plan. If, however, the Notes were treated as "equity" for purposes of the Plan Asset Regulation, a Plan purchasing such Notes could be treated as holding the Student Loans and the other assets of the Trust. Although there can be no assurances in this regard, it appears that the Notes, which are denominated as debt, should be treated as debt and not as "equity interests" for purposes of the Plan Asset Regulation.

     It should be noted, however, that because the Certificates represent equity investments in the Trust, the Certificates may not be purchased with assets of any Plan or any entity (including, as applicable, an insurance company general account) that is subject to Title I of ERISA or Section 4975 of the Code whose underlying assets might be deemed to include Plan assets by reason of such a Plan's investment in such entity. Accordingly, each purchaser of Certificates will be deemed to have represented that it is neither such a Plan, purchasing the Certificates on behalf of such a Plan, nor using the assets of such a Plan to purchase any of the Certificates, and to have agreed that if such Certificates are subsequently deemed to be Plan assets, it will dispose of them.

     It should also be noted that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor is required to issue final regulations (the "General Account Regulations") not later than December 31, 1997 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and
Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulation and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any such plan. The plan asset status of insurance company separate accounts is unaffected by new
Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

     Prior to making an investment in the Notes, prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of such investment with respect to their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations, whether the fiduciary has the authority to make the investment; whether the investment constitutes a direct or indirect transaction with a Party in Interest; the composition of the Plan's portfolio with respect to diversification by type of asset; the Plan's funding objectives; the tax effects of the investment; and whether under the general fiduciary standards of investment procedure and diversification an investment in the Notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the respective Underwriting Agreements relating to the Notes and the Certificates (the "Underwriting Agreements"), the Seller has agreed to cause the Trust to sell to each of the Underwriters named below, and each of the Underwriters has severally agreed to purchase, the principal amounts of the Notes and the Certificates set forth opposite its name below:

                                                                 PRINCIPAL          PRINCIPAL        PRINCIPAL
                                                                 AMOUNT OF          AMOUNT OF        AMOUNT OF
                        UNDERWRITER                           CLASS A-1 NOTES    CLASS A-2 NOTES    CERTIFICATES
-----------------------------------------------------------   ---------------    ---------------    ------------
Bear, Stearns & Co. Inc....................................   $                   $                 $
Deutsche Morgan Grenfell Inc...............................
Education Securities, Inc..................................
Goldman, Sachs & Co........................................
Lehman Brothers Inc........................................
Merrill Lynch, Pierce, Fenner & Smith Incorporated.........
J.P. Morgan Securities Inc.................................
Morgan Stanley & Co. Incorporated..........................
PaineWebber Incorporated...................................
Salomon Brothers Inc.......................................
                                                              ---------------    ---------------    ------------
       Total...............................................   $                   $                 $
                                                              ===============    ===============    ============

     In the respective Underwriting Agreements, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Notes and Certificates offered hereby if any of the Notes or Certificates are purchased. The Seller has been advised by the Underwriters that they propose initially to offer the Securities to the public at the respective public offering prices set forth on the cover page of this Prospectus Supplement, and to certain dealers at such prices less a concession not in excess of % per
Class A-1 Note,        %  per Class A-2 Note and         % per Certificate.  The
Underwriters may allow and such dealers may reallow to other dealers a discount not in excess of % per Class A-1 Note, % per Class A-2 Note and % per Certificate. After the Securities are released for sale to the public, the offering prices and other selling terms may be varied by the Underwriters.

     Education Securities, Inc. is an affiliate of the Seller and a wholly-owned subsidiary of Sallie Mae.

     The Seller and Sallie Mae have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Notes and Certificates are new issues of securities with no established trading market. The Seller has been advised by the Underwriters that the Underwriters intend to make a market in the Notes and Certificates but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes and Certificates.

     The Trust may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from the Underwriters.

     The closing of the sale of the Certificates is conditioned on the closing of the sale of the Notes and the closing of the sale of the Notes is conditioned on the closing of the sale of the Certificates.

     During and after the offering, the Underwriters may purchase and sell Notes and Certificates in the open market in transactions in the United States. These transactions may include overallotment and stabilizing transactions and purchases to cover short positions created in connection with the offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Notes and Certificates sold in the offering for their account may be reclaimed by the Underwriters if such Notes and Certificates are repurchased by the Underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Notes and Certificates, which may be higher than the price that might otherwise prevail in the open market. These transactions may be effected in the over-the-counter market or otherwise, and these activities, if commenced, may be discontinued at any time.

     Each Underwriter has represented and agreed that (a) it has not offered or sold and will not offer or sell any Notes or Certificates to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Notes and the Certificates except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes and the Certificates in, from or otherwise involving the United Kingdom; and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Notes and the Certificates to a person who is of a kind described in article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

     No action has been or will be taken by the Seller or the Underwriters that would permit a public offering of the Notes and the Certificates in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the Notes and the Certificates may not be offered or sold, directly or indirectly, and neither the Prospectus, this Prospectus Supplement nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands this Prospectus Supplement comes are required by the Seller and the Underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver Notes or Certificates or have in their possession or distribute such Prospectus Supplement, in all cases at their own expense.

                                 LEGAL MATTERS

     Certain legal matters relating to the Securities will be passed upon for the Trust, the Seller, the Servicer and the Administrator by Timothy G. Greene, Esq., General Counsel of Sallie Mae, as counsel to Sallie Mae, the Servicer and the Seller, and by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, as special counsel to Sallie Mae, the Servicer and the Seller. Certain federal income tax and other matters will be passed upon for the Trust by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain Delaware State income tax matters will be passed upon for the Trust by Richards, Layton & Finger, P.A. as Delaware tax counsel for the Trust. Certain legal matters relating to the Securities will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft, Washington, D.C., and Shearman & Sterling, Washington, D.C.

                            INDEX OF PRINCIPAL TERMS

     Set forth below is a list of the defined terms used in this Prospectus Supplement and the pages on which the definitions of such terms may be found herein.

                                                                                                         PAGE
                                                                                                      ----------
1992 Amendments....................................................................................         S-25
91-day Treasury Bills..............................................................................         S-34
Accrual Period.....................................................................................          S-8
Adjusted Pool Balance..............................................................................    S-9, S-39
Administration Agreement...........................................................................          S-3
Administration Agreement Supplement................................................................          S-3
Administration Fee.................................................................................         S-41
Administrator......................................................................................          S-3
Available Funds....................................................................................         S-36
Carryover Servicing Fee............................................................................          S-7
Cede...............................................................................................          S-2
Certificate Balance................................................................................         S-38
Certificate Balance Distribution Amount............................................................         S-38
Certificate Balance Shortfall......................................................................         S-38
Certificate Rate...................................................................................   S-10, S-32
Certificate Return Carryover.......................................................................   S-10, S-38
Certificate Return Shortfall.......................................................................         S-38
Certificateholders.................................................................................         S-11
Certificateholders' Distribution Amount............................................................         S-38
Certificateholders' Return Distribution Amount.....................................................         S-38
Certificates.......................................................................................     S-1, S-3
Class A-1 Maturity Date............................................................................          S-9
Class A-1 Noteholders..............................................................................          S-8
Class A-1 Notes....................................................................................     S-1, S-3
Class A-1 Rate.....................................................................................    S-8, S-31
Class A-2 Maturity Date............................................................................          S-9
Class A-2 Noteholders..............................................................................          S-8
Class A-2 Notes....................................................................................     S-1, S-3
Class A-2 Rate.....................................................................................    S-8, S-31
Closing Date.......................................................................................          S-4
Code...............................................................................................   S-13, S-41
Collection Period..................................................................................          S-4
Commission.........................................................................................          S-2
Cutoff Date........................................................................................          S-4
Deferral...........................................................................................         S-21
Department.........................................................................................     S-2, S-4
Determination Date.................................................................................         S-36
Disqualified Persons...............................................................................         S-41
Distribution Date..................................................................................          S-2
DOE Data Book......................................................................................         S-27
DTC................................................................................................          S-2
Eligible Investments...............................................................................         S-35
Eligible Lender Trustee............................................................................     S-2, S-3
ERISA..............................................................................................   S-13, S-41
Exhange Act........................................................................................          S-2
Expected Interest Collections......................................................................         S-31
FFELP..............................................................................................          S-4
Final Distribution Date............................................................................         S-11
Forbearance........................................................................................         S-21
Grace..............................................................................................         S-21
Guarantor..........................................................................................         S-25
In-School..........................................................................................         S-21

                                                                                                         PAGE
                                                                                                      ----------
Indenture..........................................................................................          S-8
Indenture Trustee..................................................................................          S-3
Initial Pool Balance...............................................................................         S-11
Interim Trust Agreement............................................................................          S-3
Interim Trustee....................................................................................          S-3
Liquidated Student Loans...........................................................................         S-36
Liquidation Proceeds...............................................................................         S-36
Lock-In Period.....................................................................................         S-34
Master Administration Agreement....................................................................          S-3
Minimum Purchase Amount............................................................................         S-12
Monthly Servicing Payment Date.....................................................................          S-7
Note Interest Carryover............................................................................    S-9, S-39
Note Interest Shortfall............................................................................         S-39
Note Principal Shortfall...........................................................................         S-39
Note Rates.........................................................................................          S-8
Noteholders........................................................................................          S-8
Noteholders' Distribution Amount...................................................................         S-38
Noteholders' Interest Distribution Amount..........................................................         S-38
Noteholders' Principal Distribution Amount.........................................................         S-39
Notes..............................................................................................     S-1, S-3
Obligors...........................................................................................          S-5
Parties in Interest................................................................................         S-41
Plan...............................................................................................   S-13, S-41
Plan Asset Regulation..............................................................................         S-42
Pool Balance.......................................................................................          S-4
Primary Servicing Fee..............................................................................          S-7
Principal Distribution Amount......................................................................         S-39
PTCE...............................................................................................         S-41
Purchase Agreement.................................................................................          S-4
Purchased Student Loans............................................................................         S-36
Rating Agencies....................................................................................         S-14
Realized Loss......................................................................................         S-39
Record Date........................................................................................          S-8
Repayment..........................................................................................         S-21
Reserve Account....................................................................................          S-5
Reserve Account Initial Deposit....................................................................          S-5
Sale Agreement.....................................................................................          S-4
Sallie Mae.........................................................................................          S-3
Securities.........................................................................................          S-3
Securityholders....................................................................................         S-11
Seller.............................................................................................     S-2, S-3
Servicer...........................................................................................     S-2, S-3
Servicing Fee......................................................................................          S-7
Significant Guarantors.............................................................................         S-27
Specified Reserve Account Balance..................................................................          S-6
Student Loan Rate..................................................................................    S-8, S-31
Student Loans......................................................................................          S-4
T-Bill Rate........................................................................................         S-34
Trust..............................................................................................     S-1, S-3
Trust Accounts.....................................................................................         S-35
Trust Agreement....................................................................................          S-4
Trust Auction Date.................................................................................         S-11
Trust Student Loans................................................................................          S-2
Underwriting Agreements............................................................................         S-43
Unit Amount........................................................................................          S-7

                                   PROSPECTUS

                          THE SLM STUDENT LOAN TRUSTS
                           STUDENT LOAN-BACKED NOTES
                        STUDENT LOAN-BACKED CERTIFICATES
                            ------------------------
                            SLM FUNDING CORPORATION,
                                     SELLER
                       SALLIE MAE SERVICING CORPORATION,
                                    SERVICER
                            ------------------------

    The Student Loan-Backed Notes (the "Notes") and the Student Loan-Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities, which will include one or more classes of Notes and one or more classes of Certificates, will be issued by a trust to be formed with respect to such series (each, a "Trust"). Each Trust will be formed pursuant to a Trust Agreement to be entered into between SLM Funding Corporation, as seller (the "Seller"), and the Eligible Lender Trustee specified in the related Prospectus Supplement (each, an "Eligible Lender Trustee"). The Seller is a wholly-owned subsidiary of the Student Loan Marketing Association ("Sallie Mae"). The Notes of each series will be issued and secured pursuant to an Indenture between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (each, an "Indenture Trustee") and will represent indebtedness of the related Trust. The Certificates of a series will represent fractional undivided beneficial interests in the related Trust. The property of each Trust will include education loans to students and/or parents of students (the "Student Loans"), certain monies due or received thereunder on and after the applicable Cutoff Date set forth in the related Prospectus Supplement and certain other property, all as described herein and in the related Prospectus Supplement. Sallie Mae Servicing Corporation, a wholly-owned subsidiary of Sallie Mae, will be the servicer (the "Servicer") for each Trust.

    Each class of Securities of any series will represent the right to receive a specified amount of payments of principal and interest received in respect of the related Trust Student Loans, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. The right of each class of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series and may be subordinate to certain expenses of the related Trust. Distributions on Certificates of a series may be subordinated in priority to payments due on the related Notes to the extent described herein and in the related Prospectus Supplement. A series may include one or more classes of (i) Notes which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both, and (ii) Certificates which differ as to the timing and priority of distributions in respect of the Certificate Balance of or return on the Certificates or both. The rate of payment in respect of principal of the Notes and distributions in respect of the Certificate Balance of any class will depend on the priority of payment of such class, the rate and timing of payments (including, but not limited to, prepayments, guarantee payments, liquidations and repurchases) on, and the occurrence of any deferments or forbearances with respect to, the related Trust Student Loans.

    THE NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF SUCH SERIES REPRESENT UNDIVIDED BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, THE STUDENT LOAN MARKETING ASSOCIATION, SLM FUNDING CORPORATION, SALLIE MAE SERVICING CORPORATION, OR ANY AFFILIATE THEREOF OR BY THE UNITED STATES OF AMERICA OR ANY GOVERNMENTAL AGENCY. PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" ON PAGE 13 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities offered hereby unless accompanied by a Prospectus Supplement.
                            ------------------------

                  The date of this Prospectus is June 6, 1997

                             AVAILABLE INFORMATION

     The Seller, as originator of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus, which forms part of the Registration Statement, does not contain all the information contained therein. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20459; and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Registration Statement may be accessed electronically at the Commission's site on the world wide web located at http:
// www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the Seller, as originator of any Trust, pursuant  to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Seller will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in any related Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to SLM Funding Corporation, in care of Corporate and Investor Relations, Student Loan Marketing Association, 1050 Thomas Jefferson Street, N.W., Washington, D.C. 20007 (Telephone: (202) 333-8000).

                             PROSPECTUS SUPPLEMENT

     The information contained in this Prospectus generally describes the terms applicable to the Notes and the Certificates to be issued from time to time by the Trusts. The Prospectus Supplement relating to each series of Notes and Certificates will contain additional information with respect to such Notes and Certificates together with a description of any terms of such Notes or Certificates that are in addition to those described herein.

                           REPORTS TO SECURITYHOLDERS

     Periodic and annual reports concerning the Trusts are required to be forwarded to the holders of Securities (the "Securityholders"). See "Certain Information Regarding the Securities -- Reports to Securityholders."

                              SUMMARY INFORMATION

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in this Prospectus are defined elsewhere herein on the pages indicated in the "Index of Principal Terms."

ISSUER..........................................................................
                                  With respect to each series of Securities, the trust to be formed pursuant to a Trust Agreement (as amended and supplemented from time to time, each a "Trust Agreement") between the Seller and the Eligible Lender Trustee for such Trust (the "Trust" or the "Issuer"). See "Formation of the Trusts."

SELLER..........................................................................
                                  SLM Funding Corporation (the "Seller"), a wholly-owned subsidiary of Student Loan Marketing Association ("Sallie Mae"). See "The Seller." Because the Seller is not an institution eligible to hold legal title to the Student Loans, an eligible lender trustee for the Seller specified in the related Prospectus Supplement (the "Interim Trustee") will hold legal title to the Student Loans on behalf of the Seller pursuant to a Trust Agreement between the Interim Trustee and the Seller (as amended and supplemented from time to time, each, an "Interim Trust Agreement"). References to the "Seller" herein mean the Interim Trustee for all purposes, where the context so requires, involving the holding or transferring of legal title to the Student Loans owned by the related Trust (the "Trust Student Loans").

SERVICER........................................................................
                                  Sallie Mae Servicing Corporation, a wholly-owned subsidiary of Sallie Mae that manages and operates Sallie Mae's loan servicing functions (the "Servicer"). Under certain circumstances described herein, the Servicer may transfer its obligations as Servicer. See "Servicing; Administration -- Certain Matters Regarding the Servicer."

ELIGIBLE LENDER TRUSTEE.........................................................
                                  With respect to each series of Securities, the Eligible Lender Trustee specified in the related Prospectus Supplement (each, an "Eligible Lender Trustee"). See "Formation of the Trusts -- Eligible Lender Trustee."

INDENTURE TRUSTEE...............................................................
                                  With respect to each series of Securities, the Indenture Trustee specified in the related Prospectus Supplement (each, an "Indenture Trustee"). See "Description of the Notes -- The Indenture -- The Indenture Trustee."

ADMINISTRATOR...................................................................
                                  Sallie Mae, as administrator (in such capacity, the "Administrator"). Under certain circumstances described herein, Sallie Mae may transfer its obligations as Administrator. See "Sallie Mae" and "Servicing; Administration -- Administration Agreement."

THE NOTES.......................................................................
                                  Each series of Securities will include one or more classes of Notes, which will be issued pursuant to an Indenture between the Trust and the related Indenture Trustee (each, as amended and supplemented from time to time, an "Indenture"). Such class or classes of Notes may be offered publicly or privately, in each case as specified in the related Prospectus Supplement.

                                  The Notes will be available for purchase in denominations of $1,000 and integral multiples thereof and will be available in book-entry form only, or as provided in the related Prospectus Supplement. The holders of Notes (the "Noteholders") in book-entry form will be able to receive Definitive Notes only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities."

                                  Each class of Notes will have a stated principal amount and will bear interest at a specified rate or rates (with respect to each class of Notes, the "Note Rate"), or as set forth in the related Prospectus Supplement. Each class of Notes may have a different Note Rate, which may be a fixed, a variable or an adjustable Note Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Note Rate for each class of Notes, or the method for determining the Note Rate. See "Description of the Notes -- Principal and Interest on the Notes."

                                  With respect to a series that includes two or more classes of Notes, (i) each class may differ as to the timing and priority of payments, seniority, Note Rate or amount of payments of principal or interest, or (ii) payments of principal or interest as to any such class or classes may or may not be made upon the occurrence of specified events.

                                  If the Seller exercises its option to purchase, or arrange for the purchase of, the Trust Student Loans, or if such Trust Student Loans are sold on or after the related Trust Auction Date, in the manner and on the respective terms and conditions described under "Formation of the Trusts -- Termination," the outstanding Notes will be redeemed as set forth in the related Prospectus Supplement.

THE CERTIFICATES................................................................
                                  Each series of Securities will include one or more classes of Certificates which will be issued pursuant to the related Trust Agreement. Such class or classes of
                                  Certificates may be offered publicly or privately or may be retained in part by the Seller, in each case as specified in the related Prospectus Supplement.

                                  Except for the Certificates of a given series held by the Seller, Certificates will be available for purchase in a minimum denomination of $100,000 and in integral multiples of $1,000 in excess thereof and will be available in book-entry form only, or as set forth in the related Prospectus Supplement. The holders of Certificates (the "Certificateholders") in book entry form will be able to receive Definitive Certificates only in the limited circumstances described herein or in the related Prospectus

                                  Supplement. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities."

                                  Each class of Certificates will have a stated Certificate Balance specified in the related Prospectus Supplement (the "Certificate Balance") and will yield a return on such Certificate Balance at a specified rate (with respect to each class of Certificates, the "Certificate Rate"), or as set forth in the related Prospectus Supplement. Each class of Certificates may have a different Certificate Rate, which may be a fixed, a variable or an adjustable Certificate Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Certificate Rate for each class of Certificates or the method for determining the Certificate Rate.

                                  With respect to a series that includes two or more classes of Certificates, (i) each class may differ as to timing and priority of distributions, seniority, allocations of losses, Certificate Rate or distributions in respect of the Certificate Balance, or (ii) distributions of amounts in reduction of the Certificate Balance as to any such class or classes may or may not be made upon the occurrence of specified events. See "Description of the Certificates -- Distributions in Respect of the Certificate Balance of the Certificates."

                                  To the extent specified in the related Prospectus Supplement, distributions in respect of the Certificates may be subordinated in priority of payment to payments of principal and interest on the Notes.

                                  If the Seller exercises its option to purchase, or arrange for the purchase of, the Trust Student Loans, or if such Trust Student Loans are sold on or after the related Trust Auction Date, in the manner and on the respective terms and conditions described under "Formation of the Trusts -- Termination," Certificateholders will receive a distribution in respect of the Certificate Balance as specified in the related Prospectus Supplement.

ASSETS OF THE TRUST.............................................................
                                  The assets of each Trust will include a pool of Student Loans consisting of (i) education loans to students and/or parents of students ("Student Loans") made under the Federal Family Education Loan Program ("FFELP") and/or
                                  (ii) if so specified in a Prospectus Supplement, other Student Loans not made under the FFELP ("Non-FFELP Loans"). Unless otherwise specified herein or in the related Prospectus Supplement, "Student Loans" refers to Student Loans made under the FFELP (the "FFELP Loans"). Such assets, in either case, will include rights to receive payments made with respect to such Student Loans and the proceeds thereof. On or prior to the Closing Date specified in the related Prospectus Supplement with respect to a Trust (a "Closing Date"), the Seller will sell Student Loans having an aggregate principal balance specified in the related Prospectus Supplement as of the date specified therein (a "Cutoff Date"), to the Eligible Lender Trustee on behalf of the Trust pursuant to a Sale Agreement (as amended and supplemented from time to time, a "Sale Agreement"), among the Seller, the related Trust and the related Eligible Lender Trustee. The Student Loans will be purchased by the Seller from Sallie Mae pursuant to a Purchase Agreement (as amended and supplemented from time to time, a "Purchase Agreement") between the Seller and Sallie Mae providing for such purchase on or before the Closing Date with respect to a Trust. The property of each Trust will also include amounts on deposit in certain trust accounts, including the related Collection Account, any Reserve Account, any Pre-Funding Account and any other account identified in the applicable Prospectus Supplement. See "Formation of the Trusts -- The Trusts."

                                  The Student Loans sold to the Trust will be selected from Student Loans owned by Sallie Mae based on criteria specified in the applicable Purchase Agreement and described herein and in the related Prospectus Supplement.

                                  Each Student Loan sold to any Trust, subject to compliance with specific origination and servicing procedures prescribed by federal and guarantee agency regulations, will be 100% guaranteed (or 98% with respect to Student Loans disbursed on and after October 1, 1993) as to the payment of principal and interest by either a state or private non-profit guarantee agency (each, a "Guarantee Agency"), or as provided in the related Prospectus Supplement. Each Guarantee Agency will be reinsured by the Department of Education (the "Department") for 80% to 100% of claims paid by such Guarantee Agency ("Guarantee Payments") for a given federal fiscal year for loans disbursed prior to October 1, 1993 and for 78% to 98% of claims paid for loans disbursed on or after October 1, 1993, depending on its claims experience. The percentage of the claims paid by a Guarantee Agency which is reinsured may be changed in the future by legislation. See "Appendix A -- The Federal Family Education Loan Program -- Guarantee Agencies" and "-- Federal Insurance and Reinsurance of Guarantee Agencies."

                                  A Trust may also include among its assets agreements with counterparties providing for interest rate swaps, caps and other similar financial contracts with the terms and subject to the conditions specified in the related Prospectus Supplement.

COLLECTION ACCOUNT..............................................................
                                  With respect to each Trust, the Administrator will establish and maintain one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, into which all payments made on or with respect to the related Trust Student Loans will be deposited (the "Collection Account"). The Collection Account will initially be established with the applicable Indenture Trustee. The uses to which the funds in the Collection Account can be applied and the conditions to the application of such funds will be set forth in the Prospectus Supplement.

PRE-FUNDING ACCOUNT.............................................................
                                  To the extent described in the related Prospectus Supplement, a portion of the net proceeds of sale of the Notes and Certificates may, during the period set forth in such Prospectus Supplement (the "Funding Period"), be deposited in an account (the "Pre-Funding Account") which will be maintained in the name of the relevant Indenture Trustee and will be an asset of the applicable Trust. The amount (the "Pre-Funding Amount") to be deposited in the Pre-Funding Account, the uses to which the funds in the Pre-Funding Account may be applied and the conditions to the application of such funds will be set forth in the Prospectus Supplement. Any Pre-Funding Amount remaining at the end of the Funding Period will be distributed to Securityholders as a payment of principal of Notes and/or as a distribution in respect of Certificate Balance. See "Transfer and Servicing Agreements -- Additional Fundings."

CREDIT AND CASH FLOW ENHANCEMENT................................................
                                  If and to the extent specified in the related Prospectus Supplement, credit or cash flow enhancement with respect to a Trust or any class or classes of Securities may include any one or more of the following: subordination of one or more other classes of Securities, a Reserve Account, a cash collateral account, overcollateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits or other arrangements. Any form of credit or cash flow enhancement may have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement. See "Certain Information Regarding the Securities -- Credit and Cash Flow Enhancements."

RESERVE ACCOUNT.................................................................
                                  An account in the name of the related Indenture Trustee (the "Reserve Account") will be established and maintained by the
                                  Administrator and will be an asset of the applicable Trust. The Reserve Account will initially be established with the applicable Indenture Trustee. To the extent specified in the related Prospectus Supplement, (i) the Seller will make an initial deposit into the Reserve Account on the Closing Date having a value equal to the amount specified in the Prospectus Supplement (the "Reserve Account Initial Deposit") and (ii) the Reserve Account Initial Deposit will be supplemented up to any maximum amount specified in the related Prospectus Supplement (the "Specified Reserve Account Balance") on each Distribution Date by the deposit into the Reserve Account of any remaining Available Funds (as defined in the related Prospectus Supplement) for such Distribution Date after giving effect to distributions on such Distribution Date. See "Description of the Securities -- Credit Enhancement" in the related Prospectus Supplement.

                                  Amounts in the Reserve Account will be available to cover shortfalls in amounts due to the holders of those classes of Securities specified in the related Prospectus Supplement in the manner and under the circumstances specified therein. The related Prospectus Supplement will also specify to whom and the manner and circumstances under which amounts on deposit in the Reserve Account (after giving effect to all other required distributions to be made by the applicable
                                  Trust) in excess of the Specified Reserve Account Balance will be distributed.

PURCHASE AGREEMENTS.............................................................
                                  With respect to each Trust, the Seller will acquire the related Trust Student Loans from Sallie Mae pursuant to a Purchase Agreement. The rights and benefits of the Seller under the Purchase Agreement will be assigned by the Seller to the related Eligible Lender Trustee on behalf of the Trust and will be assigned by the Trust to the Indenture Trustee as collateral for the Notes of the related series. See "Transfer and Servicing Agreements."

SALE AGREEMENTS.................................................................
                                  With respect to each Trust, the Seller will sell the related Trust Student Loans to such Trust pursuant to a Sale Agreement, with the related Eligible Lender Trustee holding legal title thereto. The rights and benefits of such Trust and Eligible Lender Trustee under the Sale Agreement will be assigned to the Indenture Trustee as collateral for the Notes of the related series. See "Transfer and Servicing Agreements."

SERVICING AGREEMENTS............................................................
                                  The Servicer will enter into a Servicing Agreement (a "Servicing Agreement") with respect to the Student Loans in each Trust with such Trust, the related Eligible Lender Trustee, the Administrator and the related Indenture Trustee. See "Servicing."

                                  The Servicer will agree with each Trust to be responsible for servicing and managing and maintaining the custody of, and making collections on, the Student Loans and preparing and filing with the Department and the applicable Guarantee Agency all appropriate claim forms and other documents and filings on behalf of the Eligible Lender Trustee in order to claim the Interest Subsidy Payments, Special Allowance Payments and
                                  Guarantee Payments (such terms collectively referred to herein as "Program Payments") in respect of the Student Loans entitled thereto. The Servicer will be entitled to a fee specified in the related Prospectus Supplement (the "Servicing Fee").

ADMINISTRATION AGREEMENT........................................................
                                  Sallie Mae, as Administrator, has entered into a Master Administration Agreement, dated as of May 1, 1997 (the "Master Administration Agreement") with the Seller and will enter into a Supplement thereto with each Trust, the related Eligible Lender Trustee, the Seller, the Servicer and the related Indenture Trustee pursuant to which Sallie Mae will agree to undertake certain administrative duties with respect to each Trust (each, an "Administration Agreement Supplement" and, together with the Master Administration Agreement, the "Administration Agreement"). Sallie Mae will be entitled to a fee for acting as Administrator specified in the related Prospectus Supplement (the "Administration Fee"). See "Servicing; Administration -- Administration Agreement."

REPRESENTATIONS AND WARRANTIES OF THE SELLER....................................
                                  The Seller will be obligated under the related Sale Agreement to repurchase from the related Trust, or substitute Qualified Substitute Student Loans for, any Student Loan if the interest of the Trust is materially adversely affected by a breach of certain representations or warranties made by the Seller with respect to such Student Loan, if the breach has not been cured within the cure period specified in the applicable Prospectus Supplement. "Qualified Substitute Student Loans" means Student Loans that comply, as of the date of substitution, with all of the representations and warranties made by the Seller in the related Sale Agreement and are substantially similar on an aggregate basis to the Student Loans for which they are being substituted with respect to the following characteristics: (1) principal balance, (2) status (i.e., in-school, grace, deferment, forbearance or repayment), (3) program type (i.e., Unsubsidized Stafford, Subsidized Stafford, PLUS, SLS, Consolidation or non-FFELP), (4) school type, (5) total return, and (6) remaining term to maturity. Such purchase or substitution will be made as of the first day following the end of such cure period that is the last day of a Collection Period or as set forth in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Seller will be obligated to reimburse the related Trust for (i) the shortfall, if any, between the Purchase Amount of any Qualified Substitute Student Loans and the Purchase Amount of the Trust Student Loan for which the Qualified Substitute Student Loans are being substituted, and (ii) any accrued interest amounts not guaranteed by (or required to be refunded to) a Guarantee Agency and/or any Interest Subsidy Payments or Special Allowance Payments not paid by (or required to be refunded to) the Department with respect to a Trust Student Loan as a result of a breach of the Seller's representations and warranties with respect to such Trust Student Loan. See "Transfer and Servicing Agreements -- Sale of Student Loans to the Trust; Representations and Warranties of the Seller."

REPRESENTATIONS AND WARRANTIES OF SALLIE MAE....................................
                                  Pursuant to each Purchase Agreement, Sallie Mae will make certain representations and warranties to the Seller with respect to the Student Loans sold by Sallie Mae to the Seller pursuant to such Purchase Agreement. Such representations and warranties will generally be to the same effect as the representations and warranties made by the Seller to the related Trust with respect to the Student Loans sold by the Seller to such Trust pursuant to the Sale Agreement. Sallie Mae will be obligated under the related Purchase Agreement to repurchase from the Seller, or substitute Qualified Substitute Student Loans for, any Student Loan if the Seller is obligated to repurchase (or substitute) such Student Loan from the related Trust as described above. In addition, unless otherwise specified in the related Prospectus Supplement, Sallie Mae will be obligated to reimburse the Seller for (i) the shortfall, if any, between the Purchase Amount of any Qualified Substitute Student Loans and the
                                  Purchase   Amount   of   the   Trust   Student

                                  Loan for which the Qualified Substitute Student Loans are being substituted, and (ii) any accrued interest amounts not guaranteed by (or required to be refunded to) a Guarantee Agency and/or any Interest Subsidy Payments or Special Allowance Payments not paid by (or required to be refunded to) the Department with respect  to a  Trust  Student Loan  as  a
                                  result of a breach of Sallie Mae's representations and warranties with respect to such Trust Student Loan. See "Transfer Agreements -- Purchase of Student Loans by the Seller; Representations and Warranties of Sallie Mae."

COVENANTS OF THE SERVICER.......................................................
                                  The Servicer will be obligated under the related Servicing Agreement to purchase from the related Trust, or substitute Qualified Substitute Student Loans for, any Student Loan, if the interest of the Trust is materially adversely affected by a breach of any covenant of the Servicer (including the covenant to service all Student Loans in accordance with the Act, the rules of the applicable Guarantee Agency and all other applicable laws) made by the Servicer with respect to such Student Loan (it being understood that any such breach that relates to compliance with the requirements of the Higher Education Act or the applicable Guarantee Agency but that does not affect such Guarantee Agency's obligation to guarantee payment of a Trust Student Loan will not be considered to have a material adverse effect), if such breach has not been cured within the cure period specified in the applicable Prospectus Supplement, such purchase or substitution to be made as of the first day following the end of such cure period that is the last day of a Collection Period, or as set forth in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Servicer will be obligated to reimburse such Trust for
                                  (i) the shortfall, if any, between the Purchase Amount of any Qualified Substitute Student Loans and the Purchase Amount of the Trust Student Loan for which the Qualified Substitute Student Loans are being substituted, and (ii) any accrued interest amounts not guaranteed by (or required to be refunded to) a Guarantee Agency and/or any Interest Subsidy Payments or Special Allowance Payments not paid by (or required to be refunded to) the Department with respect to a Trust Student Loan as a result of a breach of the Servicer's covenants with respect to such Trust Student Loan. See "Servicing -- Servicer Covenants."

SERVICING FEE...................................................................
                                  The Servicer will receive a fee (the "Servicing Fee") equal to a specified amount, as set forth in the related Prospectus Supplement, together with any other fees, expenses and similar charges specified in the related Prospectus Supplement, payable monthly on the dates specified in the related Prospectus Supplement (each, a "Monthly Servicing Payment Date"). The Servicing Fee and any portion of the Servicing Fee that remains unpaid from prior distribution dates will be paid prior to any payment in respect of the related Securities (other than any portion of the Servicing Fee that is expressly subordinated to such payments as set forth in the related Prospectus Supplement), to the extent specified in the related Prospectus Supplement. See "Servicing -- Servicing Compensation" herein and "Description of the Securities -- Servicing Compensation" in the related Prospectus Supplement.

ADMINISTRATION FEE..............................................................
                                  The Administrator will receive an
                                  Administration Fee equal to a specified amount, as set forth in the related Prospectus Supplement, together with any other administrative fees and similar charges specified in the related Prospectus Supplement. The Administration Fee will be paid prior to any payment in respect of the related Securities, as specified in the applicable Prospectus Supplement. See "Servicing; Administration -- Administration Agreement" herein.

OPTIONAL PURCHASE; AUCTION......................................................
                                  At its option, the Seller may purchase or arrange for the purchase of all remaining Trust Student Loans from the related Eligible Lender Trustee, and thereby effect early retirement of the related Notes and Certificates, as of the end of any Collection Period immediately preceding a Distribution Date, if the then outstanding Pool Balance of the Trust is 10% or less of the Initial Pool Balance of such Trust, unless otherwise specified in the Prospectus Supplement. See "Formation of the Trusts -- Termination" herein.

                                  As provided in the related Prospectus Supplement, any Trust Student Loans remaining in a Trust as of the end of the Collection Period immediately preceding the Trust Auction Date specified in the related Prospectus Supplement may be offered for sale by the
                                  Indenture  Trustee  by  auction  in accordance
                                  with the procedure described herein. See "Formation of the Trusts -- Termination" herein.

TERMINATION.....................................................................
                                  With respect to each Trust, the obligations of the Servicer, the Seller, the Administrator, the related Eligible Lender Trustee and the related Indenture Trustee will terminate upon certain conditions set forth herein. See "Formation of the Trusts -- Termination" herein.

TAX CONSIDERATIONS..............................................................
                                  As more specifically set forth herein, upon the issuance of each series of Securities, Skadden, Arps, Slate, Meagher & Flom LLP (or such other firm as shall be identified in the applicable Prospectus Supplement), as federal tax counsel to the applicable Trust ("Federal Tax Counsel"), will deliver an opinion to the effect that, for federal income tax purposes:
                                  (i) the Notes of such series will be characterized as debt and (ii) the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation; and the firm identified in the applicable Prospectus Supplement as Delaware tax counsel to such Trust ("Delaware Tax Counsel"), will deliver an opinion to the effect that the same characterizations would apply for Delaware income tax purposes as for federal income tax purposes, and that Noteholders and Certificateholders that are not otherwise subject to Delaware taxation on income will not become subject to Delaware tax as a result of their ownership of Notes or Certificates, or as set forth in the related Prospectus Supplement.

                                  Each Noteholder, by the acceptance of a Note of a given series, will agree to treat such Note as indebtedness, and each Certificateholder, by the acceptance of a Certificate of a given series and assuming that any such Certificates are sold to persons other than the Seller, will agree to treat the related Trust as a partnership in which such Certificateholder is a partner for federal income tax purposes, or as set forth in the related Prospectus Supplement.

                                  Due to the method of allocation of Trust income to the Certificateholders, cash basis holders may, in effect, be required to report income from the Certificates on an accrual basis. In addition, because tax allocations and tax reporting will be done on a uniform basis, but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

                                  See "Certain Federal Income Tax  Consequences"
                                  and   "Certain  State  Tax  Consequences"  for
                                  additional information.

ERISA CONSIDERATIONS............................................................
                                  A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), should carefully review with its legal advisors whether the purchase or holding of any class of Securities could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement.

RATINGS.........................................................................
                                  The rating or ratings applicable to the Notes and the Certificates of each series offered hereby and by the related Prospectus Supplement will each be in one of the four highest rating categories, and as set forth in the related Prospectus Supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating does not address the effects that the rate of prepayments on Student Loans may have on the yield to investors in the Notes and the Certificates. See "Risk Factors" herein.

                                  RISK FACTORS

     The payment of, and the timing of the payment of, the principal of and interest on the Notes and distributions in respect of the Certificate Balance of and return on the Certificates are subject to certain risks. Particular attention should be given to the factors described below which, among others, could materially and adversely affect the payment of, and the timing of the payment of, the Notes and the Certificates, and which could also materially and adversely affect the market price of the Notes and the Certificates to an extent that cannot be determined. The items listed below do not include all risks to which such payment is subject.

     Failure to Comply with Student Loan Origination and Servicing Procedures. The Higher Education Act of 1965, as amended (such act, together with all rules and regulations promulgated thereunder by the Department and/or the Guarantee Agencies, the "Higher Education Act" or the "Act"), including the implementing regulations thereunder, requires lenders and their assignees making and servicing Student Loans and Guarantee Agencies guaranteeing Student Loans to follow specified procedures, including due diligence procedures, to ensure that the student loans are properly made and disbursed to, and repaid on a timely basis by or on behalf of, borrowers. Certain of those procedures, which are specifically set forth in the Act, are summarized herein. See "The Student Loan Pools -- The Student Loan Financing Business", "Appendix A -- The Federal Family Education Loan Program" and "Servicing -- Servicing Procedures." Generally, those procedures require that a determination of whether an applicant is an eligible borrower under the Act be made, the borrower's responsibilities under the loan be explained to him or her, the promissory note evidencing the loan be executed by the borrower and the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearance and credit the borrower for payments made thereon. If a borrower becomes delinquent in repaying a loan, a lender must perform certain collection procedures (primarily telephone calls and demand letters) which vary depending upon the length of time a loan is delinquent.

     The Servicer has agreed pursuant to the related Servicing Agreement to perform servicing and collection procedures on behalf of each Trust. However, failure to follow these procedures or failure of the original lender or any subsequent holder of any Trust Student Loan (including Sallie Mae or the related Eligible Lender Trustee) to follow procedures relating to the origination and servicing of such Trust Student Loans may result in the Department's refusal to make reinsurance payments to the applicable Guarantee Agency or refusal of the Department and/or the applicable Guarantee Agency to make Program Payments with respect to such Trust Student Loans. If a Student Loan becomes ineligible for reinsurance by the Department due to a failure by the Servicer or any prior holder of such Trust Student Loan to follow the required procedures for the origination and servicing of such Trust Student Loan, the Guarantee Agency's obligation to make Guarantee Payments with respect to such Student Loan may be adversely affected. Loss of any Program Payments could adversely affect the amount of Available Funds for any Collection Period and the Trust's ability to pay principal and interest on the related Notes and distributions in respect of the Certificate Balance of and return on the Certificates.

     Under certain circumstances, each Trust has the right, pursuant to the related Sale Agreement and the related Servicing Agreement, to cause the Seller to repurchase or substitute, or the Servicer to purchase or substitute, any Trust Student Loan, if a breach of the representations, warranties or covenants of the Seller or the Servicer, as the case may be, with respect to such Trust Student Loan has a material adverse effect on the interest of such Trust therein and such breach is not cured within any applicable cure period. In addition, under certain circumstances each Trust has the right, pursuant to the related Sale Agreement and the related Servicing Agreement, to cause the Seller or the Servicer, as the case may be, to reimburse such Trust for any accrued and unpaid Program Payments with respect to a Student Loan as a result of a breach of the Seller's representations and warranties or the Servicer's covenants, as the case may be, with respect to such Student Loan. See "Transfer and Servicing Agreements -- Representations and Warranties" and "Servicing -- Representations and Warranties" and "-- Servicer Covenants." There can be no assurance, however, that the Seller or the Servicer will have the financial resources to do so. The failure of the Seller or the Servicer to so repurchase or purchase or substitute a Student Loan or to so reimburse the Trust would constitute a breach of the related Sale Agreement or Servicing Agreement, enforceable by the related Eligible Lender Trustee on behalf of such Trust or by the related Indenture Trustee on behalf of the Noteholders of the related series, but would not constitute an Event of Default under each Indenture or permit the exercise of remedies thereunder.

     Effective July 1, 1995, the Department adopted new FFELP regulations, which among other things, establish (i) requirements governing contracts between holders of Student Loans and third-party servicers, (ii) standards of administrative and financial responsibility for third-party servicers that administer any aspect of a guarantee agency's or lender's participation in the FFELP, and (iii) sanctions and liabilities for third-party servicers.

     Under these regulations, a third-party servicer (such as the Servicer) is jointly and severally liable with its client lenders for liabilities to the Department arising from the servicer's violation of applicable requirements. In addition, if the servicer fails to meet standards of financial responsibility or administrative capability included in the new regulations, or violates other FFELP requirements, the new regulations authorize the Department to fine the servicer and/or limit, suspend or terminate the servicer's eligibility to contract to service FFELP Loans. The effect of such a limitation or termination on the servicer's eligibility to service loans already on its system, or to accept new loans for servicing under existing contracts, is unclear. If the Servicer were fined or held liable by the Department for liabilities arising out of its FFELP activities for the Trust or other client lenders, or its eligibility were limited, suspended or terminated, its ability to properly service the Trust Student Loans and to satisfy its obligation to purchase loans with respect to which it had breached its representations, warranties or covenants under the related Servicing Agreement could be adversely affected. However, in the event of a termination of eligibility, each Servicing Agreement will provide for the removal of the Servicer and the appointment of a substitute servicer. The Servicer will also agree in each Servicing Agreement to hold the related Trust harmless for liabilities of the related Trust to the Department arising from any violation by the Servicer of applicable requirements.

     Variability of Actual Cash Flows; Inability of Related Indenture Trustee to Liquidate Student Loans. Amounts received with respect to the Student Loans for a particular Collection Period may vary greatly in both timing and amount from the payments actually due on the Student Loans as of such Collection Period for a variety of economic, social and other factors, including both individual factors, such as additional periods of deferral or forbearance prior to or after a borrower's commencement of repayment, and general factors, such as a general economic downturn which could increase the amount of defaulted Student Loans. Failures by borrowers to pay timely the principal and interest on the Student Loans will affect the amount of Available Funds on a Distribution Date, which may reduce the distributions made to the Securityholders on such Distribution Date. Moreover, failures by borrowers of student loans generally to pay timely the principal and interest due on such student loans could obligate the respective Guarantee Agency to make payments thereon, which could adversely affect the solvency of the Guarantee Agency and its ability to meet its guarantee obligations (including with respect to the Trust Student Loans) in a timely manner. The inability of any Guarantee Agency to meet its guarantee obligations in a timely manner could reduce the distributions made to the Securityholders on a Distribution Date. The effect of such factors, including the effect on a Guarantee Agency's ability to meet its guarantee obligations with respect to the Trust Student Loans in a timely manner or a Trust's ability to make distributions with respect to the Securities, is impossible to predict. See "-- Financial Status of Guarantee Agencies."

     If an Event of Default occurs under the related Indenture, subject to certain conditions, the related Indenture Trustee is authorized, without the consent of the Certificateholders of the related series, to sell the Trust Student Loans. There can be no assurance, however, that the related Indenture Trustee will be able to find a purchaser for the Trust Student Loans in a timely manner or that the market value of such Student Loans will be equal to the outstanding principal of and accrued interest on the Notes and the Certificate Balance of and accrued return on the Certificates.

     The Omnibus Reconciliation Act of 1993 (the "1993 Act") made certain changes to the FFELP and also provided for the implementation of a direct student loan program ("DSLP") pursuant to which the Department makes loans directly to students and parents, which program by statute is scheduled to replace at least 60% of the FFELP by the 1998-1999 academic year. These changes may adversely affect the secondary market for Student Loans and may thus adversely affect the Indenture Trustee's ability to sell the Trust Student Loans upon the occurrence of an Event of Default. If the proceeds of any such sale, together with amounts then available in any Reserve Account or other account held by a Trust or pursuant to any other credit enhancement specified as being available therefor in the related Prospectus Supplement, do not exceed the aggregate outstanding principal amount of Notes and accrued interest thereon, the Noteholders of the related series will suffer a loss. In such circumstances, the
Certificateholders, to the extent the Certificates of such series are subordinated to the Notes of such series, will also suffer a loss. Furthermore, even if the proceeds of any such sale were sufficient to pay the aggregate outstanding principal amount of the Notes and accrued interest thereon, there can be no assurance that the Certificates, to the extent the Certificates of such Series are subordinated to the Notes of such Series, would not suffer a loss.

     Financial Status of Guarantee Agencies. The Act requires all Student Loans to be unsecured. As a result, the only sources of security for payment of the Student Loans are the Guarantee Agreements between the related Eligible Lender Trustee and the Guarantee Agencies. Student Loans acquired by a Trust will be subject to Guarantee Agreements with a number of separate Guarantee Agencies. The Guarantee Agreements will be several, not joint, obligations of the Guarantee Agencies and no Guarantee Agency will be obligated to guarantee or otherwise make payment in respect of Trust Student Loans guaranteed by another Guarantee Agency. A deterioration in the financial status of the Guarantee Agencies and their ability to honor guarantee claims with respect to the Trust Student Loans could result in a failure of such Guarantee Agencies to make Guarantee Payments to the related Eligible Lender Trustee in a timely manner. One of the primary causes of a possible deterioration in a Guarantee Agency's financial status would be an increase in the amount and percentage of defaulting Student Loans guaranteed by a Guarantee Agency. Another factor affecting the Guarantee Agencies" financial status is the 1993 reduction of the Guarantee Agencies" one-time insurance fees charged to students from up to 3% to up to 1% of the principal amount guaranteed on a student loan. In addition, as of October 1, 1993, the Act reduced the level of debt collections on defaulted student loans the Guarantee Agencies may retain from 30% to 27%. Moreover, to the extent that reimbursement claims submitted by a Guarantee Agency for any fiscal year exceed certain specified levels, the Department's obligation to reimburse the Guarantee Agency for losses will be reduced on a sliding scale from 100% or 98%, as applicable, to a minimum of 80% or 78%, as applicable. There can be no assurance that any Guarantee Agency will have the financial resources to make all Guarantee Payments in a timely manner to a given Trust in respect of the related Trust Student Loans.

     Pursuant to the Higher Education Amendments of 1992 (the "1992 Amendments"), under Section 432(o) of the Act, if the Department has determined that a Guarantee Agency is unable to meet its insurance obligations, the loan holder may submit claims directly to the Department and the Department is required to pay the full Guarantee Payment due with respect thereto in accordance with guarantee claim processing standards no more stringent than those of the Guarantee Agency. However, the Department's obligation to pay guarantee claims directly in this fashion is contingent upon the Department making the determination referred to above. There can be no assurance that the Department would make such a determination with respect to a Guarantee Agency or, if such a determination was made, whether such determination or the ultimate payment of such guarantee claims would be made in a timely manner. See "Appendix A -- The Federal Family Education Loan Program -- Guarantee Agencies" and "-- Federal Insurance and Reinsurance of Guarantee Agencies."

     Change in Law. There can be no assurance that the Higher Education Act or other relevant federal or state laws and rules and regulations and the programs implemented thereunder will not be amended or modified in the future in a manner that will adversely impact the programs described in this Prospectus and the guaranteed student loans made thereunder, including the Student Loans, or the Guarantee Agencies. In addition, existing legislation and future measures to reduce the federal budget deficit or for other purposes may adversely affect the amount and nature of federal financial assistance available with respect to these programs. In recent years, federal budget legislation has provided for the recovery of certain funds held by Guarantee Agencies in order to achieve reductions in federal spending. There can be no assurance that future federal budget legislation or administrative actions will not adversely affect expenditures by the Department or the financial condition of the Guarantee Agencies.

     The 1993 Act implemented a number of changes to the FFELP, including imposing certain fees on lenders or holders of guaranteed student loans, reducing the interest payable to holders of Consolidation Loans and reducing the Department's financial assistance to Guarantee Agencies, including reducing the percentage of claims the Department will reimburse to the Guarantee Agencies and reducing the premiums and default collections that Guarantee Agencies are entitled to receive and/or retain. The implementation of the DSLP will cause reductions in the volume of FFELP Loans that might have otherwise been originated but for the DSLP. As these reductions continue, the Servicer may experience increased costs due to reduced economies of scale to the extent the volume of new loans serviced by the Servicer is reduced and may experience other adverse business consequences. Such volume decreases and cost increases could affect the ability of Sallie Mae, the Seller or the Servicer to satisfy their respective obligations to purchase Student Loans in the event of certain breaches of representations and warranties in the Purchase Agreements or of covenants in the Servicing Agreements. See "Transfer and Servicing Agreements -- Purchase of Student Loans by the Seller; Representations and Warranties of Sallie Mae" and "Servicing -- Servicer Covenants." Such volume reductions and other changes effected by the 1993 Act may have a material adverse effect on the revenues received by the Guarantee Agencies that are available to pay claims on defaulted Student Loans in a timely manner.

     Subordination; Limited Assets. To the extent specified in the related Prospectus Supplement, distributions in respect of the Certificate Balance of and return on the Certificates of a series may be subordinated in priority of payment to interest and principal due on the Notes of such series and some classes of Notes may be subordinated to others. Moreover, each Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related Trust Student Loans and, to the extent provided in the related Prospectus Supplement, a Reserve Account and any other credit or cash flow enhancement. The Notes of any series will represent obligations solely of, and the Certificates of such series will represent beneficial interests solely in, the related Trust and neither the Notes nor the Certificates of such series will be obligations of or interests in, or insured or guaranteed by Sallie Mae, the Seller, the Servicer, the applicable Eligible Lender Trustee, the applicable Indenture Trustee or any other person or entity. Consequently, holders of the Securities of any series must rely for repayment upon payments on the related Trust Student Loans and, if and to the extent available, amounts on deposit in the Reserve Account (if any) and any other credit or cash flow enhancement, all as specified in the related Prospectus Supplement.

     Maturity and Prepayment Assumptions. All the Student Loans are prepayable at any time without penalty. For this purpose the term "prepayments" includes prepayments in full or in part (including pursuant to Consolidation Loans) and liquidations due to default (including receipt of Guarantee Payments). The rate of prepayments on the Student Loans may be influenced by a variety of economic, social and other factors affecting borrowers, including interest rates and the availability of alternative financing. In addition, under certain circumstances, the Seller or the Servicer will be obligated to purchase or substitute Student Loans from the Trust pursuant to the related Sale Agreement or Servicing Agreement, as the case may be, as a result of breaches of their respective representations, warranties or covenants. See "Transfer and Servicing Agreements -- Sale of Student Loans to the Trust"; "-- Representations and Warranties of the Seller" and "Servicing -- Servicer Covenants." Moreover, to the extent borrowers elect to refinance Trust Student Loans under Consolidation Loans through Sallie Mae or another FFELP lender or through the Department under the Federal Direct Consolidation Loan Program at any time, Noteholders and Certificateholders will, to the extent described in the related Prospectus Supplement, collectively receive as a prepayment of principal on the Notes and the Certificate Balance of the Certificates the aggregate principal amount of such Trust Student Loans. There can be no assurance that borrowers with Trust Student Loans will not seek to obtain Consolidation Loans through Sallie Mae or another FFELP lender or Federal Direct Consolidation Loans through the Department with respect to such Trust Student Loans. Sallie Mae may solicit borrowers of Trust Student Loans to elect to refinance such Trust Student Loans with Consolidation Loans from Sallie Mae. See "Appendix A -- The Federal Family Education Loan Program." In addition, the Federal Direct Consolidation Loan Program is expected to provide borrowers with the opportunity to consolidate outstanding student loans at interest rates that may be below, and upon income-contingent repayment terms that some borrowers may find preferable to, those that would be available under the terms of the borrowers" existing Student Loans or under the federal Consolidation Loan program. The availability of such lower-rate, income-contingent loans may increase the likelihood that a Trust Student Loan will be prepaid from the proceeds of a Federal Direct Consolidation Loan. The volume of existing loans that may be prepaid in this fashion is not determinable at this time.

     If and to the extent provided in the related Prospectus Supplement, a Trust may elect to offer Consolidation Loans to borrowers with Trust Student Loans. The making of Consolidation Loans by a Trust could increase the average life of the related Notes and Certificates and reduce the effective yield on Student Loans included in the Trust.

     As discussed under "Servicing -- Accounts," a portion of the funds on deposit in the Reserve Account may, if so provided in the related Prospectus Supplement, be invested in Eligible Investments which mature subsequent to the next succeeding Distribution Date. Accordingly, the amount of cash in the Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in the amount of funds needed on a Distribution Date to make required payments to Securityholders exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the Noteholders or the Certificateholders could result. This could, in turn, increase the average life of the Notes and the Certificates.

     Scheduled payments with respect to, and maturities of, the Student Loans may be extended, including pursuant to Grace Periods, Deferment Periods and, under certain circumstances, Forbearance Periods, which may lengthen the remaining term of the Student Loans and the average life of the Notes and the Certificates. See "Appendix A -- The Federal Family Education Loan Program." In addition, Sallie Mae makes available to certain borrowers with Student Loans held by it certain payment terms which may result in the lengthening of the remaining term of the Student Loans. For example, not all of the loans owned by Sallie Mae provide for level payments throughout the repayment term of the loan. Pursuant to Sallie Mae's graduated payment program, certain Student Loans provide for interest payments only to be made for a designated portion of the term of the loan, with amortization of the principal of such loan only occurring when payments increase in the latter stage of the term of the loan. Other loans provide for a "graduated phase in" of the amortization of principal with a greater portion of principal amortization being required in the latter stages than would be the case if amortization were on a level payment basis. Sallie Mae also offers an income-sensitive repayment plan, pursuant to which repayments are based on the borrower's income. Under that plan, ultimate repayment may be delayed up to five years. Student Loans having such payment terms will be included in the Trusts to the extent described in the related Prospectus Supplement. Borrowers with Trust Student Loans will continue to be eligible for such graduated payment and income-sensitive repayment plans. See "The Student Loan Pools -- Sallie Mae's Student Loan Financing Business."

     Any reinvestment risks resulting from a faster or slower incidence of prepayment of Student Loans will be borne entirely by the Noteholders and the Certificateholders. See also "Formation of the Trusts -- Insolvency Event" regarding the sale of the Student Loans if an Insolvency Event occurs with respect to the Seller and "Formation of the Trusts -- Termination" regarding the Servicer's option to purchase the Student Loans.

     At its option, the Seller may purchase or arrange for the purchase of all remaining Trust Student Loans and other assets of a Trust from the related Eligible Lender Trustee, and thereby effect early retirement of the related Notes and Certificates, as of the end of any Collection Period immediately preceding a Distribution Date, if the then outstanding Pool Balance of the Trust is 10% or less of the Initial Pool Balance of such Trust. In addition, unless otherwise provided for in the related Prospectus Supplement, any Trust Student Loans remaining in a Trust as of the end of the Collection Period immediately preceding the Trust Auction Date specified in the related Prospectus Supplement will be offered for sale by the Indenture Trustee by auction in accordance with the procedure described therein. See "Formation of the Trusts -- Termination" herein. Either such event would result in the early retirement of the Securities then outstanding and reduce their average lives.

     Securityholders should consider, in the case of Notes or Certificates, as the case may be, purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Student Loans could result in an actual yield that is less than the anticipated yield and, in the case of Notes or Certificates, as the case may be, purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Student Loans could result in an actual yield that is less than the anticipated yield. See "Trading Information -- Weighted Average Life of the Securities."

     Incentive Programs. Certain incentive programs currently or hereafter made available by Sallie Mae to borrowers may also be made available by the Servicer to borrowers with Trust Student Loans. Any such incentive program that effectively reduces borrower payments or principal balances on Trust Student Loans and is not required by the Act will be applicable to the Trust Student Loans only if and to the extent that the Servicer receives payment from Sallie Mae in an amount sufficient to offset such effective yield reductions. To the extent that the Servicer makes such benefits available to borrowers with Trust Student Loans, the effect of such benefits may be faster amortization of principal of the affected Trust Student Loans. See "The Student Loan Pools -- Sallie Mae's Student Loan Financing Business -- Incentive Programs."

     Risk of Commingling. With respect to each Trust, except as provided below, the Servicer will deposit all payments on the related Trust Student Loans (from whatever source) and all proceeds of such Trust Student Loans collected during each Collection Period into the Collection Account of such Trust within two business days of receipt thereof. However, for so long as (i) the senior unsecured obligations of the Administrator have been assigned a long-term rating of not less than "AA-" (or equivalent rating) or a short-term rating of not less than "A-1" (or equivalent rating) by each of the Rating Agencies (as defined in the related Prospectus Supplement, the "Rating Agencies") or the remitting by the Servicer of all amounts received with respect to the Trust Student Loans to the Administrator will not result in a downgrading or withdrawal of any of the then current ratings of any of the related Securities by any of the Rating Agencies, (ii) no Administrator Default has occurred and is continuing and (iii) any other condition to making such deposits less frequently than daily as may be described in the related Prospectus Supplement is satisfied, the Servicer will remit all such amounts within two business days of receipt thereof to the Administrator, and the Administrator will remit all such amounts received from the Servicer to the Collection Account on or before the business day preceding each Monthly Servicing Payment Date (to the extent of the Servicing Fee then due) and each Distribution Date, as applicable. The Administrator will also deposit the amount received as the Purchase Amount of Student Loans purchased by the Seller or the Servicer into the applicable Collection Account on or before the business day preceding each Distribution Date. Pending deposit into such Collection Account, collections may be invested by the Administrator at its own risk and for its own benefit and will not be segregated from funds of the Administrator, or as described in the Prospectus Supplement. If the Administrator were unable to remit such funds, the applicable Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Administrator may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Trust Student Loans and payment of the aggregate Purchase Amount with respect to Student Loans purchased by the Seller or the Servicer. As used herein, "business day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York are authorized or obligated by law, regulation or executive order to remain closed.

     Servicer Default. In the event a Servicer Default occurs, the Indenture Trustee or the Noteholders with respect to a given series of Securities, as described under "Servicing -- Rights upon Servicer Default," may remove the Servicer without the consent of the Eligible Lender Trustee or any of the Certificateholders with respect to such series, or as set forth in the related Prospectus Supplement. Moreover, only the Indenture Trustee or the Noteholders with respect to such series, and not the Eligible Lender Trustee or the Certificateholders, have the ability to remove the Servicer if a Servicer Default occurs. In the event of the removal of the Servicer and the appointment of a successor servicer, no assurance can be given as to (i) the cost of the transfer of servicing to such successor, (ii) the ability of such successor to perform the obligations and duties of the Servicer under the Servicing Agreement or (iii) servicing fees charged by such successor. In addition, the Noteholders with respect to such series have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially adversely affect the Certificateholders with respect to such series. See "Servicing -- Waiver of Past Defaults."

     Certain Legal Aspects. The Seller has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by Sallie Mae under the United States Bankruptcy Code or other insolvency laws ("Insolvency Laws") will not result in consolidation of the assets and liabilities of the Seller with those of Sallie Mae. These steps include the creation of the Seller as a separate, limited-purpose subsidiary of Sallie Mae pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors, including at least one director who must be independent of the Seller and its affiliates). However, there can be no assurance that the activities of the Seller would not result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of Sallie Mae in a proceeding under any Insolvency Law. If a court were to reach such a conclusion or a filing were made under any Insolvency Law by or against the Seller, or if an attempt were made to litigate any of the foregoing issues, then delays in distributions on the Securities could occur or reductions in the amounts of such distributions could result. See "The Seller."

     It is intended by Sallie Mae and the Seller that the transfer of the Student Loans by Sallie Mae to the Seller constitute a true sale of the Student Loans to the Seller. If the transfer constitutes such a true sale, the Student Loans and the proceeds thereof would not be property of Sallie Mae should it become the subject of any Insolvency Law subsequent to the transfer of the Student Loans to the Seller.

     Sallie Mae will warrant to the Seller in the related Purchase Agreement that the sale of the Student Loans by Sallie Mae to the Seller is a valid sale of the Student Loans by Sallie Mae to the Seller. Notwithstanding the foregoing, if Sallie Mae were to become subject to an Insolvency Law and a creditor or trustee-in-bankruptcy of Sallie Mae or Sallie Mae itself were to take the position that the sale of Student Loans by Sallie Mae to the Seller should instead be treated as a pledge of such Student Loans to secure a borrowing of Sallie Mae, delays in payments of collections of Student Loans to the related Securityholders could occur or (should the court rule in favor of Sallie Mae or such trustee or creditor) reductions in the amounts of such payments could result. If the transfer of Student Loans by Sallie Mae to the Seller is treated as a pledge instead of a sale, a tax or government lien on the property of Sallie Mae arising before the transfer of such Student Loans to the Seller may have priority over such Trust's interest in such Student Loans.

     If an Insolvency Event occurs with respect to the Seller, the Trust Student Loans will be liquidated and each Trust will be terminated 90 days after the date of such Insolvency Event or as otherwise specified in the related Prospectus Supplement. The proceeds from any such sale, disposition or liquidation of Trust Student Loans will be treated as collections on the Trust Student Loans and deposited in the Collection Account of each such Trust. If the proceeds from the liquidation of the Trust Student Loans and any amounts on deposit in the Reserve Account (if any) with respect to any Trust and any amounts available from any credit enhancement, if any, are not sufficient to pay the Notes and/or Certificates of the related series in full, the distributions of principal to Noteholders and/or Certificate Balance to Certificateholders will be reduced and Noteholders and/or Certificateholders will incur a loss. See "Servicing -- Insolvency Event."

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liability that could affect an assignee's ability to enforce consumer finance contracts such as the Student Loans. In addition, the remedies available to the related Indenture Trustee or the Noteholders of the related series upon an Event of Default under the Indenture may not be readily available or may be limited by applicable state and federal laws.

     Book-Entry Registration. Except as otherwise provided in the related Prospectus Supplement, each class of the Notes and the Certificates of a given series (except for the Certificates of a given series purchased by the Seller) will be initially represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee for DTC set forth in the related Prospectus Supplement (Cede, or such other nominee, "DTC's Nominee"), and will not be registered in the names of the holders of the Securities of such series or their nominees. Because of this, unless and until Definitive Securities for such series originally issued in book entry form are issued, holders of such Securities will not be recognized by the applicable Indenture Trustee or Eligible Lender Trustee as "Noteholders," "Certificateholders" or "Securityholders," as the case may be (as such terms are used herein or in the related Indenture and Trust Agreement, as the case may
be). Hence, unless and until Definitive Securities are issued, holders of such Securities will be able to exercise the rights of Securityholders only indirectly through DTC or, if applicable, Cedel or Euroclear and their respective participating organizations. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities."

     Limited Liquidity. There can be no assurance that a secondary market for the Notes or the Certificates will develop or, if it does develop, that it will provide a Noteholder or a Certificateholder with liquidity of investment or will continue for the life of the Notes or the Certificates. The related Prospectus Supplement will indicate whether any of the underwriters identified therein intends to make a secondary market in the Notes or the Certificates offered thereby. No underwriter will be obligated to make any such secondary market.

     Rating. The related Prospectus Supplement will specify any condition that the Notes and Certificates offered thereby be rated by one or more Rating Agencies. A security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning Rating Agency. A security rating of the Notes or Certificates does not address the likelihood of prepayment of the Student Loans.

                                   SALLIE MAE

     Sallie Mae was chartered by an Act of Congress in 1972 as a for-profit, stockholder-owned corporation to provide a national secondary market for federally sponsored student loans and as a source of credit to participants in the post-secondary education lending sector. Sallie Mae also engages in other credit, service and investment operations related to higher education finance. The corporation's structure and the scope of its business activities are set forth in Section 439, Part B, Title IV of the Act. These provisions of the Act, including Sallie Mae's charter, are subject to legislative change from time to time. See "The Student Loan Pools -- Sallie Mae's Student Loan Financing Business."

     On September 30, 1996, the Student Loan Marketing Association Reorganization Act of 1996 (the "Privatization Act") was enacted. The Privatization Act authorized the creation of a state-chartered holding company (the "Holding Company") that can pursue new business opportunities beyond the limited scope of Sallie Mae's restrictive federal charter. The Holding Company would become the parent of Sallie Mae pursuant to a reorganization (the "Reorganization").

     A special meeting of shareholders is expected to be held in July 1997 at which Sallie Mae shareholders will be asked to consider and vote upon, among other matters, the Reorganization. If the Reorganization is approved by the shareholders of Sallie Mae, then Sallie Mae will become a wholly-owned subsidiary of the Holding Company and Sallie Mae's federal charter will be rescinded on or before September 30, 2008. Pursuant to the Reorganization, Sallie Mae will transfer certain assets, including stock in Sallie Mae Servicing Corporation, to the Holding Company. As required by the Privatization Act, all Sallie Mae employees will be transferred to the Holding Company or one of its subsidiaries that is not a government sponsored enterprise ("GSE"). During the wind-down period, it is expected that Sallie Mae operations, including its obligations as Administrator for the Trusts, will be managed by Sallie Mae's non-GSE affiliates.

     If a reorganization pursuant to the Privatization Act does not occur on or prior to April 1, 1998, the Privatization Act requires that Sallie Mae submit an alternative wind-down plan to Congress and the Treasury Department by 2007. This plan would call for the dissolution of Sallie Mae by 2013.

     The terms of the Notes and the Certificates may exceed the projected date of the termination of Sallie Mae's federal charter and its GSE status. Prior to the termination of Sallie Mae's federal charter

(or its dissolution if the Reorganization is not approved), Sallie Mae's obligations under the Transfer and Servicing Agreements, including its obligation to repurchase non-qualifying loans from the Seller under the Purchase Agreement and its obligations under the Administration Agreement, will be transferred to an affiliate of Sallie Mae. See "Transfer and Servicing Agreements--Purchase of Student Loans by the Seller; Representations and Warranties of Sallie Mae" and "Servicing; Administration--Administration Agreement."

     Offset Fee. The 1993 Act imposed on Sallie Mae an offset fee of 30 basis points per annum payable to the Secretary of Education (the "Secretary") on a monthly basis with respect to the principal amount of certain Student Loans acquired and held by Sallie Mae after August 10, 1993. The obligation, if any, to pay the offset fee to the Secretary in respect of any Student Loan sold to a Trust would be solely an obligation of Sallie Mae and not an obligation of the Seller, the Trust, the Eligible Lender Trustee or the holder of a Note or a Certificate.

     The Department has advised Sallie Mae that the offset fee should be paid by Sallie Mae in accordance with the 1993 Act in respect of any Student Loan acquired by Sallie Mae after August 10, 1993 even if Sallie Mae sells such Student Loan to the Seller and the Seller sells such Student Loan to a Trust. Sallie Mae challenged the offset fee's constitutionality and the Secretary's statutory authority to apply the fee on loans sold by Sallie Mae in connection with a securitization by filing suit in the U.S. District Court for the District of Columbia. On November 16, 1995, the District Court ruled that the Secretary exceeded his statutory authority by applying the fee to student loans sold to a trust for the purpose of securitization. The court, however, ruled that the fee is constitutional. On January 10, 1997, the U.S. Court of Appeals for the District of Columbia issued a decision striking down the interpretation of the 1993 Act by which the Secretary had sought to apply the fee to securitized loans and affirming the District Court's ruling as to the constitutionality of the fee. Under the Court of Appeals" decision, however, the case was remanded to the District Court for remand to the Secretary. On April 29, 1997, U.S. District Court Judge Stanley Sporkin ordered the Secretary to take final action, by July 31, 1997, with respect to the application of the offset fee to loans sold by Sallie Mae in connection with a securitization. At this time, it is uncertain whether the Secretary will seek to develop a new interpretation of the 1993 Act in a further attempt to apply the fee to securitized loans, and whether any such interpretation could withstand legal challenge.

                             THE STUDENT LOAN POOLS

GENERAL

     The Student Loans to be sold by the Seller to an Eligible Lender Trustee on behalf of a Trust pursuant to the related Sale Agreement will be purchased by the Seller from Sallie Mae pursuant to the related Purchase Agreement out of the portfolio of Student Loans held by Sallie Mae. The Student Loans will be required to meet several criteria, including that, each Student Loan (i) is guaranteed as to principal and interest by a Guarantee Agency (and that Guarantee Agency is in turn reinsured by the Department in accordance with the terms of the FFELP), (ii) was originated in accordance with the FFELP, (iii) contains terms in accordance with those required by the FFELP, the applicable Guarantee Agreements and other applicable requirements, (iv) provides that periodic payments must be made in order to fully amortize the amount financed over its term to maturity (exclusive of any deferral or forbearance periods) and
(v) satisfies the other criteria, if any, set forth in the related Prospectus Supplement.

     Legal title to the Student Loans that comprise assets of each Trust will be held by the related Eligible Lender Trustee, as trustee on behalf of such Trust. The Eligible Lender Trustee will also enter into, on behalf of such Trust, Guarantee Agreements with the Guarantee Agencies specified in the applicable Prospectus Supplement pursuant to which each of the Student Loans will be guaranteed by one of such Guarantee Agencies. See "Formation of the Trusts -- Eligible Lender Trustee."

     Information with respect to each pool of Student Loans for a given Trust will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the distribution by loan type, school type, loan payment status, interest rate basis, remaining term to maturity and states of origination and the portion of such Student Loans guaranteed by the specified Guarantee Agencies.

SALLIE MAE'S STUDENT LOAN FINANCING BUSINESS

     As described below, Sallie Mae is principally engaged in the purchase of student loans insured under federally sponsored programs ("insured loans") and the making of secured loans ("warehousing advances") to providers of education credit. These federally sponsored programs were significantly changed by the Higher Education Amendments of 1992 (the "1992 Act"), which became law on July 23, 1992, and by the Omnibus Budget Reconciliation Act of 1993 (the "1993 Act"), which became law on August 10, 1993. See "Appendix A -- The Federal Family Education Loan Program."

     Loan Purchases. Sallie Mae purchases Stafford Loans, SLS Loans and PLUS Loans originated under the FFELP, all of which are insured by Guarantee Agencies and reinsured by the Department. Sallie Mae also originates Consolidation Loans and loans as a lender of last resort. These various federal loan programs are more fully described in Appendix A. Sallie Mae also purchases Non-FFELP Loans, such as loans originated under the Health Education Assistance Program ("HEAL"), which are insured directly by the United States Department of Health and Human Services, and loans which are privately insured by entities other than Guarantee Agencies and not reinsured by the Federal government. Unless otherwise specified in the related Prospectus Supplement, "Student Loans" refers to FFELP Loans.

     Sallie Mae purchases insured loans from commercial banks, savings and loan associations, mutual savings banks, credit unions, certain pension funds and insurance companies, educational institutions, and state and private nonprofit loan originating and secondary market agencies.

     Traditionally, Sallie Mae has purchased most loans just prior to their conversion to repayment phase after borrowers graduate or otherwise leave school. However, Sallie Mae also buys "in-school" loans and those in repayment. Sallie Mae or one of its servicing agents generally assumes responsibility for the servicing of loans after purchase.

     In addition to buying loans on an immediate basis, Sallie Mae enters into commitment contracts to purchase loans over a specified period of time. Most lenders using the secondary market for student loans hold loans while borrowers are in school and sell loans shortly before their conversion to repayment status, when servicing costs and risks increase significantly. Sallie Mae offers these lenders commitment contracts, under which lenders have the right or, in some cases, the obligation, to sell Sallie Mae a specified principal amount of loans, at a price based on certain loan characteristics, over a specified term, usually two to three years. These commitment contracts generally entail no fee to the lender.

     In conjunction with commitment contracts, Sallie Mae frequently provides the selling institution with operational support in the form of an automated loan administration system (PortSS(Registered)), for the lender to use prior to loan sale or in the form of loan origination, and interim servicing provided through one of Sallie Mae's loan servicing centers (ExportSS(Registered)). Both PortSS and ExportSS provide Sallie Mae and the lender with the assurance that the loans will be administered by Sallie Mae's computerized servicing systems. During 1996, most of Sallie Mae's loan purchases were effected pursuant to purchase commitments, and more than half of that volume came from users of PortSS and ExportSS.

     Servicing. Prior to the purchase by Sallie Mae of loans from a lender, the Servicer or a third party servicing agent surveys appropriate loan documents for compliance with Department and Guarantee Agency requirements. Once acquired, loans are serviced through the Servicer or through third-party servicers under contractual agreements with Sallie Mae. At December 31, 1996, Sallie Mae's Loan Servicing Centers ("LSCs") serviced approximately 80 percent of student loans owned by Sallie Mae. The LSCs are located in Florida, Kansas, Massachusetts, Pennsylvania, Texas and Washington State. Sallie Mae also employed third-party servicers to service approximately 19 percent of its student loans. The remaining 1 percent were serviced by 5 lenders who, for a fee, retained the servicing of loans sold to Sallie Mae.

     The Department and the various Guarantee Agencies prescribe rules and regulations which govern the servicing of federally insured loans. These rules and regulations include specific procedures for contacting delinquent borrowers, locating borrowers who can no longer be contacted at their documented address or telephone number, and filing claims for reimbursement on loans in default. Payments under a Guarantee Agency's loan guarantee require strict adherence to these stated due diligence and collection procedures.

     Regulations require that collection efforts commence within ten days of any delinquency and continue for the period of delinquency until the loan is deemed to be in default status. During the delinquency period, the holder of the loan must diligently attempt to contact the borrower, in writing and by telephone, at specified intervals. A loan under the FFELP generally is not considered to be in default until it is 180 days delinquent.

     A Guarantee Agency may reject any claim for payment under a Guarantee Agreement if the specified due diligence and collection procedures under such Guarantee Agreement have not been strictly followed and documented or if the claim is not timely filed. Minor errors in due diligence may result in the imposition of interest penalties, rather than a complete loss of the guarantee. In instances in which a claim for payment under a Guarantee Agreement is denied due to servicing or claim-filing errors, the guaranteed status of the affected Student Loans may be reinstated by following specified procedures ("curing the defect"). Interest penalties are commonly incurred on loans that are cured. Sallie Mae's recent experience has been that approximately 90 percent of all rejected claims are cured within two years, either internally or through collection agencies.

     Sallie Mae's internal procedures support compliance with Department and Guarantee Agency regulations and reporting requirements and provide high quality service to borrowers. Sallie Mae has developed a computerized loan servicing system, CLASS, which monitors all student loans serviced by the LSCs. The CLASS system identifies loans which require due diligence or other servicing procedures and disseminates the necessary loan information to initiate the servicing or collection process. The CLASS system enables Sallie Mae to service a high volume of loans in a manner consistent with industry requirements. Sallie Mae also requires its third-party servicers to maintain operating procedures which comply with applicable Department and Guarantee Agency regulations and reporting requirements and periodically reviews certain operations for such compliance.

     Consolidation/Repayment Programs. Consolidation and repayment programs made available by Sallie Mae to Student Loan borrowers will continue to be made available to borrowers with Student Loans owned by the Trusts. These options include a Consolidation Loan refinancing option to borrowers with more than one Student Loan. The Transfer and Servicing Agreements (as defined herein) may permit Sallie Mae to purchase Student Loans from the Trust to effect consolidations at the request of borrowers. See "Appendix A -- The Federal Family Education Loan Program -- The Consolidation Loan Program." In addition, Sallie Mae offers certain borrowers with Student Loans held by it loan repayment terms which do not provide for level payments over the repayment term of the loan.

     For example, pursuant to Sallie Mae's graduated repayment program, certain Student Loans provide for an "interest only" period. During such period, the borrower is required to make payment of accrued interest only; no payment of the principal of the loan is required during such period. At the conclusion of the "interest only" period, such loan is required to be amortized through level payments over the remaining term of the loan.

     In other cases, Sallie Mae offers certain borrowers a "graduated phased in" amortization of the principal of the loans. For such loans, a greater portion of the principal amortization of the loan is required in the later stages of the loan than would be the case if amortization were on a level payment basis.

     Sallie Mae also offers an income-sensitive repayment plan, pursuant to which repayments are based on the borrower's income. Under the plan, ultimate repayment may be delayed up to five years.

     It cannot be predicted with certainty to what extent borrowers will decide to participate in the programs described above.

     Incentive Programs. Sallie Mae has offered, and intends to continue to offer, incentive programs to certain Student Loan borrowers. Three such programs are currently made available by Sallie Mae and may apply to Student Loans owned by the Trusts. Under the Great RewardsSM program, which is made available for all Student Loans which enter repayment after July 1993, if a borrower makes 48 consecutive scheduled payments in a timely fashion, the effective interest rate charged to the borrower will be permanently reduced by 2% per annum thereafter. Pursuant to the Great ReturnsSM program, a borrower who makes 24 consecutive scheduled payments in a timely fashion will be entitled to a reduction in principal of the borrower's Student Loan equal to any amount over $250 that was paid as part of the borrower's origination fee (to the extent such fee does not exceed 3% of the principal amount of the loan). Pursuant to the Direct Repay plan, borrowers who make student loan payments electronically through automatic monthly deductions from a savings, checking or NOW account receive a 0.25% effective interest rate reduction as long as they continue in the Direct Repay plan. It cannot be predicted with certainty the extent to which borrowers will decide to participate in these programs.

     These incentive programs currently or hereafter made available by Sallie Mae to borrowers may also be made available by the Servicer to borrowers with Trust Student Loans. Any such incentive program that effectively reduces borrower payments or principal balances on Trust Student Loans and is not required by the Act will be applicable to the Trust Student Loans only if and to the extent that the Servicer receives payment from Sallie Mae in an amount sufficient to offset such effective yield reductions.

DELINQUENCIES, DEFAULTS, CLAIMS AND NET LOSSES

     Certain information pertaining to delinquencies, defaults, guarantee claims and net losses with respect to Student Loans is available in the Department's Loan Programs Data Books (each a "DOE Data Book"). There can be no assurance that the delinquency, default, claim and net loss experience on any pool of Student Loans with respect to a given Trust will be comparable to any such information.

                                   THE SELLER

     The Seller, a wholly-owned subsidiary of Sallie Mae, was incorporated in the State of Delaware on July 25, 1995. The Seller was organized for limited purposes, which include purchasing student loans from Sallie Mae and transferring such student loans to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Seller are located at 11600 Sallie Mae Drive, Reston, Virginia 20193. The telephone number of such offices is (703) 810-7130.

     The Seller has taken steps in structuring the transactions contemplated hereby that are intended to prevent any voluntary or involuntary application for relief by Sallie Mae under any Insolvency Law from resulting in consolidation of the assets and liabilities of the Seller with those of Sallie Mae. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Seller would not result in a court concluding that the assets and the liabilities of the Seller should be consolidated with those of Sallie Mae in a proceeding under any Insolvency Law.

     The Seller has received the advice of its counsel to the effect that, subject to certain facts, assumptions and qualifications, it would not be a proper exercise by a court of its equitable discretion to disregard the separate corporate existence of the Seller and to require the consolidation of the assets and liabilities of the Seller with the assets and liabilities of Sallie Mae in the event of the application of any Insolvency Laws to Sallie Mae. Among other things, it is assumed by counsel that the Seller will follow certain procedures in the conduct of its affairs, including maintaining records and books of accounts separate from those of Sallie Mae, refraining from commingling its assets with those of Sallie Mae and refraining from holding itself out as having agreed to pay, or being liable for, the debts of Sallie Mae. The Seller intends to follow and has represented to such counsel that it will follow these and other procedures related to maintaining its separate corporate identity. However, there can be no assurance that a court would not conclude that the assets and liabilities of the Seller should be consolidated with those of Sallie Mae. If a court were to reach such a conclusion, or a filing were made under any Insolvency Law by or against the Seller, or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the Notes and the Certificates could occur or reductions in the amounts of such distributions could result.

     It is intended by Sallie Mae and the Seller that the transfer of the Student Loans by Sallie Mae to the Seller under the Purchase Agreements constitute a "true sale" of the Student Loans to the Seller. If the transfer constitutes such a "true sale," the Student Loans and the proceeds thereof would not be property of Sallie Mae should Sallie Mae become subject to any Insolvency Law subsequent to the transfer of the Student Loans to the Seller.

     It will be a condition to the issuance of Securities by a Trust that the Seller receives the advice of counsel to the effect that, subject to certain facts, assumptions and qualifications, in the event Sallie Mae were to become the subject of a proceeding under any Insolvency Law subsequent to the transfer of Student Loans to the Seller pursuant to the related Purchase Agreement, the transfer of the Student Loans by Sallie Mae to the Seller pursuant to such Purchase Agreement would be characterized as a "true sale" of the Student Loans by Sallie Mae to the Seller and the Student Loans and the proceeds thereof would not be property of Sallie Mae under such Insolvency Law.

     The Seller will also represent and warrant to each Trust in the related Sale Agreement that the sale of the applicable Student Loans by the Seller to the Eligible Lender Trustee on behalf of such Trust is a valid sale of such Student Loans. In addition, the Seller, the Eligible Lender Trustee and such Trust will treat the conveyance by the Seller of the applicable Student Loans as a sale of such Student Loans by the Seller to the Eligible Lender Trustee on behalf of such Trust and the Seller and Sallie Mae will take all actions that are required such that the Eligible Lender Trustee will be treated as the legal owner of such Student Loans. Notwithstanding the foregoing, if the Seller were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of such debtor or such debtor itself were to take the position that the sale of Student Loans by the Seller to a Trust should instead be treated as a pledge of such Student Loans to secure a borrowing of such debtor, then delays in payments of collections of such Student Loans could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If the transfer of Student Loans by the Seller to the Eligible Lender Trustee on behalf of a Trust is treated as a pledge instead of a sale, a tax or government lien on the property of the Seller arising before the transfer of Student Loans to the Eligible Lender Trustee on behalf of such Trust may have priority over such Eligible Lender Trustee's interest in such Student Loans. If the conveyance by the Seller of the Student Loans is treated as a sale, the Student Loans would not be a part of the Seller's bankruptcy estate and would not be available to the Seller's creditors.

                            FORMATION OF THE TRUSTS

THE TRUSTS

     With respect to each series of Securities, the Seller will establish a separate Trust pursuant to the related Trust Agreement for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will consist of (a) a pool of Student Loans, legal title to which will be held by the related Eligible Lender Trustee on behalf of each Trust, (b) all funds collected or to be collected in respect thereof (including any Program Payments with respect thereto) on or after the applicable Cutoff Date, (c) all moneys and investments on deposit in the Collection Account, any Reserve Account, any Pre-Funding Account and any other trust accounts, (d) certain rights under the related Transfer and Servicing Agreements, including the right of the Seller to cause Sallie Mae or the Servicer to repurchase from it or substitute Student Loans in certain events, (e) any credit or cash flow enhancement that may be obtained for the benefit of holders of one or more classes of the related Securities, and (f) certain rights under the Guarantee Agreements with Guarantee Agencies. To the extent provided in the applicable Prospectus Supplement, the Notes will be collateralized by the property of the related Trust. To facilitate servicing and to minimize administrative burden and expense, the Servicer will retain possession of the promissory notes representing the Student Loans and the other documents related thereto as custodian for each Trust and the related Eligible Lender Trustee.

     The principal offices of each Trust and the related Eligible Lender Trustee will be specified in the applicable Prospectus Supplement.

ELIGIBLE LENDER TRUSTEE

     The Eligible Lender Trustee for each Trust will be specified in the related Prospectus Supplement. The Eligible Lender Trustee on behalf of the related Trust will acquire legal title to all the related Trust Student Loans acquired by the Trust pursuant to the related Sale Agreement and will enter into a Guarantee Agreement with each of the Guarantee Agencies with respect to such Student Loans. Each Eligible Lender Trustee will qualify as an eligible lender and the owner and holder of the related Trust Student Loans for all purposes under the Act and the Guarantee Agreements. Failure of the Student Loans to be owned by an eligible lender would result in the loss of any Guarantee Payments from any Guarantee Agency and any federal assistance with respect to such Student Loans. See "Appendix A -- The Federal Family Education Loan Program -- Eligible Lenders, Borrowers and Institutions" and "-- Federal Insurance and Reinsurance of Guarantee Agencies." An Eligible Lender Trustee's liability in connection with the issuance and sale of the Notes and the Certificates is limited solely to the express obligations of the Eligible Lender Trustee set forth in the related Trust Agreement, Sale Agreement and Servicing Agreement. An Eligible Lender Trustee may resign at any time, in which event the Administrator, or its successor, will be obligated to appoint a successor trustee. The Administrator of a Trust may also remove the Eligible Lender Trustee if the Eligible Lender Trustee ceases to be or is likely to cease to be eligible to continue as Eligible Lender Trustee under the related Trust Agreement or if the Eligible Lender Trustee becomes insolvent. In such circumstances, the Administrator will be obligated to appoint a successor trustee. Any resignation or removal of an Eligible Lender Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

INSOLVENCY EVENT

     If an Insolvency Event occurs with respect to the Seller, the Trust Student Loans will be liquidated and each Trust will be terminated 90 days after the date of such Insolvency Event, or as otherwise specified in the related Prospectus Supplement. Promptly after the occurrence of an Insolvency Event with respect to the Seller, notice thereof is required to be given such Noteholders and Certificateholders, provided that any failure to give such required notice will not prevent or delay termination of such Trust. Upon termination of such Trust, the related Eligible Lender Trustee will direct the related Indenture Trustee promptly to sell the assets of the Trust (other than the Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Student Loans will be treated as collections thereon and deposited in the related Collection Account. If the proceeds from the liquidation of the Student Loans and any amounts on deposit in the Reserve Account (if any) and any other credit or cash flow enhancement specified in the related Prospectus Supplement as being available therefor are not sufficient to pay the Notes and the Certificates of a related series in full, the amount of principal returned to such Noteholders and/or Certificate Balance to such Certificateholders will be reduced and some or all of such Noteholders and such Certificateholders will incur a loss.

     Each Trust Agreement will provide that the related Eligible Lender Trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to such Trust without the unanimous prior approval of all Certificateholders (excluding the Seller) of the related series and the delivery to such Eligible Lender Trustee by all Certificateholders (excluding the Seller) of a certificate certifying that such Certificateholder reasonably believes that the related Trust is insolvent.

PAYMENT OF NOTES

     Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the Eligible Lender Trustee will succeed to all the rights of the Indenture Trustee, and the
Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale Agreement, or as otherwise provided therein.

SELLER LIABILITY

     Under each Trust Agreement, the Seller will agree to act as the general partner of the related Trust and to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than in respect of amounts payable by the Trust on the related Notes or Certificates) arising out of or based on the arrangement created by such Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Seller was a general partner.

TERMINATION

     With respect to each Trust, the obligations of the Servicer, the Seller, the Administrator, the related Eligible Lender Trustee and the related Indenture Trustee pursuant to the related Transfer and Servicing Agreements (as defined below) will terminate upon (i) the maturity or other liquidation of the last related Trust Student Loan and the disposition of any amount received upon liquidation of any such remaining Trust Student Loan and (ii) the payment to the Noteholders and the Certificateholders of the related series of all amounts required to be paid to them pursuant to such Transfer and Servicing Agreements.

     The Seller will be permitted at its option to repurchase from, or arrange for the purchase from, the related Eligible Lender Trustee, as of the end of any Collection Period immediately preceding a Distribution Date, if the then outstanding Pool Balance is 10% or less of the Initial Pool Balance (as defined in the related Prospectus Supplement), all remaining related Trust Student Loans at a price equal to the aggregate Purchase Amounts thereof (but not less than the minimum purchase amount specified in the related Prospectus Supplement) as of the end of such Collection Period, which amounts will be used to retire the related Notes and Certificates concurrently therewith, as set forth in the related Prospectus Supplement. Upon termination of a Trust, any remaining assets of such Trust, after giving effect to any final distributions to Noteholders and Certificateholders of the related series, will be transferred to the related Reserve Account and any assets credited to the related Reserve Account will be transferred to the Seller.

     If so provided in the related Prospectus Supplement, any Trust Student Loans remaining in the Trust as of the end of the Collection Period immediately preceding the Trust Auction Date specified in the related Prospectus Supplement will be offered for sale by the Indenture Trustee in accordance with the auction procedures set forth in the related Prospectus Supplement. Sallie Mae, its affiliates, the Seller, the Servicer and unrelated third parties may offer bids to purchase such Trust Student Loans on such Trust Auction Date, provided that the Seller or any of its affiliates may offer bids only if the Pool Balance as of the Trust Auction Date is equal to 10% or less of the Initial Pool Balance.

                       TRANSFER AND SERVICING AGREEMENTS

GENERAL

     The following is a summary of certain terms of each Sale Agreement, pursuant to which the related Eligible Lender Trustee on behalf of a Trust will purchase Student Loans from the Seller, and each Purchase Agreement pursuant to which the Seller will acquire the Student Loans from Sallie Mae. Forms of each Sale Agreement and Purchase Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part. However, the summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Sale Agreements and the Purchase Agreements. The Purchase Agreements, the Sale Agreements, the Servicing Agreements and the Administration Agreements are collectively referred to as the "Transfer and Servicing Agreements."

PURCHASE OF STUDENT LOANS BY THE SELLER; REPRESENTATIONS AND WARRANTIES OF SALLIE MAE

     On the Closing Date specified with respect to any given Trust in the related Prospectus Supplement, Sallie Mae will sell and assign to the Seller, without recourse, its entire interest in the related Trust Student Loans and all collections received and to be received with respect thereto for the period on and after the Cutoff Date pursuant to a Purchase Agreement. Each Student Loan will be identified in schedules appearing as an exhibit to such Purchase Agreement.

     In each Purchase Agreement, Sallie Mae will make certain representations and warranties with respect to the Student Loans to the Seller, including, among other things, that (i) each Student Loan, on the date on which transferred to the Seller, is free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened, (ii) the information provided with respect to the Student Loans is true and correct as of the Cutoff Date, (iii) each Student Loan, at the time it was acquired by Sallie Mae, complied and, at the Closing Date, complies in all material respects with applicable federal and state laws and applicable restrictions imposed by the FFELP or under any Guarantee Agreement and (iv) each Student Loan, on the date on which transferred to the Seller, is guaranteed by the applicable Guarantee Agency.

     Following the discovery by or notice to Sallie Mae of a breach of any such representation or warranty Sallie Mae made with respect to any Student Loan in the Purchase Agreement that has a materially adverse effect on the interest of the Seller in such Student Loan, unless such breach is cured within the applicable cure period specified in the related Prospectus Supplement, Sallie Mae will repurchase such Student Loan from the Seller at a price equal to the amount required to prepay in full such purchased Student Loan under the terms thereof including all accrued interest thereon with respect thereto (the "Purchase Amount"), or as provided in the related Prospectus Supplement, and the related Trust's interest in any such purchased Trust Student Loan will be assigned to Sallie Mae or its designee. As to any such Trust Student Loan required to be purchased by Sallie Mae as provided above, rather than repurchase such Trust Student Loan, Sallie Mae may, in its sole discretion, substitute Qualified Substitute Student Loans for such Trust Student Loan. In addition, unless otherwise specified in the related Prospectus Supplement, Sallie Mae will be obligated to (a) reimburse the Seller for the shortfall, if any, between the Purchase Amount of any Qualified Substitute Student Loans and the Purchase Amount of the Trust Student Loan for which such Qualified Substitute Student Loans are being substituted as a result of a breach of Sallie Mae's representations and warranties with respect to such Trust Student Loan and (b) reimburse the Seller for any accrued interest amounts not guaranteed by (or required to be refunded to) a Guarantee Agency and/or any Interest Subsidy Payments or Special Allowance Payments not paid by (or required to be refunded
to) the Department with respect to a Trust Student Loan as a result of a breach of any such representation or warranty of Sallie Mae. The repurchase (or substitution) and reimbursement obligations of Sallie Mae will constitute the sole remedy available to the Seller for any such uncured breach, provided that the information with respect to the Trust Student Loans listed on the applicable bill of sale may be adjusted in the ordinary course of business subsequent to the date of such bill of sale and to the extent that the aggregate principal balance of such Trust Student Loans is less than the aggregate principal balance stated on such bill of sale, Sallie Mae will remit such amount to the Eligible Lender Trustee on behalf of the Seller. Sallie Mae's repurchase (or substitution) and reimbursement obligations are contractual obligations pursuant to a Purchase Agreement that may be enforced against Sallie Mae, but the breach of such obligations will not constitute an Event of Default under the Indenture.

SALE OF STUDENT LOANS TO THE TRUST; REPRESENTATIONS AND WARRANTIES OF THE SELLER

     On the Closing Date specified with respect to any given Trust in the related Prospectus Supplement, the Seller will sell and assign to the related Eligible Lender Trustee on behalf of such Trust, without recourse, its entire interest in the Student Loans acquired by the Seller from Sallie Mae pursuant to the Purchase Agreement and all collections received and to be received with respect thereto for the period on and after the Cutoff Date pursuant to the Sale Agreement. Each Student Loan will be identified in schedules appearing as an exhibit to such Sale Agreement. Each Eligible Lender Trustee will, concurrently with such sale and assignment, execute, authenticate and deliver the related Certificates and Notes. The net proceeds received from the sale of the related Notes and Certificates will be applied to the purchase of the Student Loans from the Seller.

     In each Sale Agreement, the Seller will make certain representations and warranties with respect to the Student Loans to the related Trust for the benefit of the Certificateholders and the Noteholders of a given series, including, among other things, that (i) each Student Loan, on the date on which transferred to such Trust, is free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened, (ii) the information provided with respect to the Student Loans is true and correct as of the Cutoff Date, (iii) each Student Loan, at the time it was acquired, complied and, at the Closing Date, complies in all material respects with applicable federal and state laws (including, without limitation, the Act, consumer credit, truth in lending, equal credit opportunity and disclosure laws) and applicable restrictions imposed by the FFELP or under any Guarantee Agreement and (iv) each Student Loan on the date on which transferred to the Seller, is guaranteed by the applicable Guarantee Agency.

     Following the discovery by or notice to the Seller of a breach of any such representation or warranty of the Seller made with respect to any Student Loan in the Sale Agreement or the Purchase Agreement that has a materially adverse effect on the interest of the related Trust in such Student Loan, the Seller will, unless such breach is cured within the applicable cure period specified in the related Prospectus Supplement, repurchase such Student Loan from the related Eligible Lender Trustee, as of the first day following the end of the applicable cure period that is the last day of a Collection Period, at a price equal to the Purchase Amount, or as set forth in the related Prospectus Supplement, and the related Trust's interest in any such purchased Trust Student Loan will be assigned to the Seller or its designee. As to any such Trust Student Loan required to be purchased by the Seller as provided above, rather than repurchase such Trust Student Loan, the Seller may, in its sole discretion, substitute Qualified Substitute Student Loans for such Trust Student Loan. In addition, unless otherwise specified in the related Prospectus Supplement, the Seller will be obligated to (a) reimburse the related Trust for the shortfall, if any, between the Purchase Amount of any Qualified Substitute Student Loans and the Purchase Amount of the Trust Student Loan for which such Qualified Substitute Student Loans are being substituted as a result of a breach of the Seller's representations and warranties with respect to such Trust Student Loan and (b) reimburse the related Trust for any accrued interest amounts not guaranteed by (or required to be refunded to) a Guarantee Agency and/or any Interest Subsidy Payments or Special Allowance Payments not paid by (or required to be refunded to) the Department with respect to a Trust Student Loan as a result of a breach of any such representation or warranty of the Seller. The repurchase (or substitution) and reimbursement obligations of the Seller will constitute the sole remedy available to or on behalf of a Trust, the related Certificateholders and the related Noteholders for any such uncured breach, provided that the information with respect to the Trust Student Loans listed on the applicable bill of sale may be adjusted in the ordinary course of business subsequent to the date of such bill of sale and to the extent that the aggregate principal balance of such Trust Student Loans is less than the aggregate principal balance stated on such bill of sale, the Seller will, or will cause Sallie Mae under the Purchase Agreement to, remit such amount to the Eligible

Lender Trustee. The Seller's repurchase (or substitution) and reimbursement obligations are contractual obligations pursuant to a Sale Agreement that may be enforced against the Seller, but the breach of which will not constitute an Event of Default under the Indenture.

CUSTODIAN OF PROMISSORY NOTES

     To assure uniform quality in servicing and to reduce administrative costs, the Servicer will be appointed custodian of the promissory notes representing the Student Loans and any other related documents by the related Eligible Lender Trustee on behalf of each Trust. The Seller's and the Servicer's records will reflect the sale and assignment by Sallie Mae of the Student Loans to the Seller and the subsequent sale and assignment by the Seller of the Student Loans to the related Eligible Lender Trustee on behalf of the related Trust.

ADDITIONAL FUNDINGS

     The related Prospectus Supplement will indicate whether a Pre-Funding Account will be established with respect to a Trust. The Prospectus Supplement will also indicate (i) the amount to be deposited in the Pre-Funding Account on the related Closing Date, (ii) the length of the related Funding Period and
(iii) the uses to which the funds in the Pre-Funding Account can be applied and the conditions to the application of such funds for such purposes. If the Pre-Funding Amount has not been reduced to zero by the end of the Funding Period, the Noteholders and/or Certificateholders will receive any amounts remaining in the Pre-Funding Account as a payment of principal.

AMENDMENTS TO TRANSFER AND SERVICING AGREEMENTS

     Each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related Indenture Trustee and Eligible Lender Trustee, materially and adversely affect the interest of any such Noteholder or Certificateholder, or as set forth in the related Prospectus Supplement. Each of the Transfer and Servicing Agreements may also be amended by the Seller, the Administrator, the Servicer, the related Eligible Lender Trustee and the related Indenture Trustee, as applicable, with the consent of the Noteholders of the related series evidencing at least a majority in principal amount of such series and the holders of Certificates (including any Certificates owned by the Seller) of the related series evidencing at least a majority of the Certificate Balance of such series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided that no such amendment may reduce the aforesaid percentage of such Notes or Certificates which are required to consent to any such amendment, without the consent of the holders of all such outstanding Notes and Certificates, or as set forth in the related Prospectus Supplement.

                           SERVICING; ADMINISTRATION

GENERAL

     The following is a summary of certain terms of each Servicing Agreement pursuant to which the Servicer will service the Student Loans and the Administration Agreement pursuant to which the Administrator will undertake certain administrative duties with respect to a Trust and the Student Loans. Forms of the Servicing Agreement and the Master Administration Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part. However, the summary does not purport to be complete and is qualified in its entirety by reference to all provisions of the Servicing Agreements and the Administration Agreement.

ACCOUNTS

     With respect to each Trust, the Administrator will establish and maintain or cause to be established or maintained, initially with the applicable Indenture Trustee, one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, into which all payments made on or with respect to the related Trust Student Loans will be deposited (collectively, the "Collection Account"). Any other accounts to be established with respect to a Trust, including any Pre-Funding Account and any Reserve Account, will be described in the related Prospectus Supplement.

     For any series of Securities, funds in the Collection Account, any Pre-Funding Account, any Reserve Account and any other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the applicable Trust Indenture in Eligible Investments in accordance with instructions received by the applicable Indenture Trustee from the Administrator.

     "Eligible Investments" are generally limited to investments which would not result in the downgrading or withdrawal of any rating of any of the Securities by any Rating Agency. Eligible Investments will be required to mature on such dates or in such manner as are set forth in the related Prospectus Supplement. A portion of such Eligible Investments may be permitted to mature subsequent to the next succeeding Distribution Date if so provided in the related Prospectus Supplement. In such case such Eligible Investments would not be sold to meet any shortfall in amounts required to be withdrawn from the Reserve Account on such Distribution Date. Accordingly, the amount of cash in the Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the related Trust Student Loans (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of such series. Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the Collection Account on each Distribution Date and will be treated as collections of interest on the related Trust Student Loans, or as set forth in the related Prospectus Supplement.

     The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

SERVICING PROCEDURES

     Pursuant to each Servicing Agreement, the Servicer will agree to service, and perform all other related tasks with respect to, all the Student Loans acquired from time to time on behalf of each Trust. The Servicer is required pursuant to the related Servicing Agreement to perform all services and duties customary to the servicing of Student Loans (including all collection practices), and to do so with the same standard of care as the Servicer uses to service student loans owned by Sallie Mae and in compliance with all standards and procedures provided for in the Act, the Guarantee Agreements and all other applicable federal and state laws.

     Without limiting the foregoing, the duties of the Servicer with respect to each Trust under the related Servicing Agreement include, but are not limited to, the following: collecting and depositing into the Collection Account all payments with respect to the Student Loans, including claiming and obtaining any Program Payments with respect thereto, responding to inquiries from borrowers on the Student Loans, attempting to collect delinquent payments and sending out statements and payment coupons to borrowers. In addition, the Servicer will keep ongoing records with respect to such Student Loans and collections thereon and will furnish periodic statements to the Indenture Trustee, the Eligible Lender Trustee and the Securityholders with respect to such information, in accordance with the Servicer's customary practices and as otherwise required in the related Servicing Agreement.

PAYMENTS ON STUDENT LOANS

     With respect to each Trust, except as provided below, the Servicer will deposit all payments on Student Loans (from whatever source) and all proceeds of Student Loans collected by it during each collection period specified in the related Prospectus Supplement (each, a "Collection Period") into the related Collection Account within two business days of receipt thereof.

     However,  for  so  long as  (i)  the  senior unsecured  obligations  of the
Administrator (or any affiliate of the Administrator which guarantees the obligations of the Administrator under the Administration Agreement) have been assigned a long-term rating of not less than "AA-" (or equivalent rating) or a short-term rating of not less than "A-1" (or equivalent rating) by each of the Rating Agencies or the remitting by the Servicer of the amounts referred to in the preceding paragraph to the Administrator will not result in a downgrading or withdrawal of any of the then current ratings of any of the related Securities by any of the Rating Agencies, (ii) no Administrator Default has occurred and is continuing and (iii) each other condition to making deposits less frequently than daily as may be set forth in the related Prospectus Supplement is satisfied, the Servicer will remit such amounts to the Administrator within two business days of receipt thereof, and the Administrator will not be required to deposit the amounts referred to in the preceding paragraph into the Collection Account until on or before the business day preceding each Monthly Servicing Payment Date (to the extent of the Servicing Fee then due) and each Distribution Date, as applicable. To the extent provided in the related Prospectus Supplement, pending deposit into the Collection Account, collections may be invested by the Administrator at its own risk and for its own benefit, and will not be segregated from funds of the Administrator. If the Administrator were unable to remit such collections, Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Administrator may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Trust Student Loans and payment of the aggregate Purchase Amount with respect to Student Loans repurchased by the Seller or purchased by the Servicer. The Seller and the Servicer will pay the aggregate Purchase Amount of Student Loans repurchased by the Seller or purchased by the Servicer to the Administrator and the Administrator will deposit such amounts into the Collection Account on or before the business day preceding each Distribution Date.

SERVICER COVENANTS

     With respect to each Trust, in the related Servicing Agreement, the Servicer will covenant that: (a) it will duly satisfy all obligations on its part to be fulfilled under or in connection with the Student Loans, maintain in effect all qualifications required in order to service the Student Loans and comply in all material respects with all requirements of law in connection with servicing the Student Loans, the failure to comply with which would have a materially adverse effect on the interest of the related Trust; (b) it will not permit any rescission or cancellation of a Student Loan except as ordered by a court of competent jurisdiction or other government authority or as otherwise consented to by the related Eligible Lender Trustee and the related Indenture Trustee, provided that the Servicer may write off any delinquent Trust Student Loan if the remaining balance of the borrower's account is less than $50; (c) it will do nothing to impair the rights of the related Certificateholders and the related Noteholders in the Student Loans; and (d) it will not reschedule, revise, defer or otherwise compromise with respect to payments due on any Student Loan except pursuant to any applicable interest only, deferral or forbearance periods or otherwise in accordance with all applicable standards, guidelines and requirements with respect to the servicing of the Trust Student Loans.

     Under the terms of each Servicing Agreement, if the Servicer discovers, or receives written notice, that any covenant of the Servicer set forth above has not been complied with in all material respects and noncompliance has not been cured within the applicable cure period specified in the related Prospectus Supplement and has a materially adverse effect on the interest of the related Trust (it being understood that any such noncompliance that relates to compliance with the requirements of the Higher Education Act or the applicable Guarantee Agency but that does not affect such Guarantee Agency's obligation to guarantee payment of a Trust Student Loan will not be considered to have a material adverse effect), the Servicer will purchase such Trust Student Loan as of the first day following the end of such cure period that is the last day of a Collection Period, or as set forth in the related Prospectus Supplement, at a price equal to the unpaid principal amount of such Trust Student Loan plus any accrued interest calculated using the applicable percentage that would have been insured pursuant to Section 428(b)(1)(G) of the Higher Education Act (currently either 98% or 100%) plus any Interest Subsidy Payments or Special Allowance Payments not paid by (or required to be refunded to) the Department with respect to a Trust Student Loan as a result of a breach of any such covenant of the Servicer, or as set forth in the related Prospectus Supplement, and the related Trust's interest in any such purchased Trust Student Loan will be assigned to the Servicer or its designee. As to any such Trust Student Loan required to be purchased by the Servicer as provided above, rather than purchase such Trust Student Loan, the Servicer may, in its sole discretion, substitute Qualified Substitute Student Loans for such Trust Student Loan. In addition, unless otherwise specified in the related Prospectus Supplement, the Servicer will be obligated to (a) reimburse the related Trust for the shortfall, if any, between the Purchase Amount of any Qualified Substitute Student Loans and the Purchase Amount of the Trust Student Loan for which such Qualified Substitute Student Loans are being substituted as a result of a breach of any covenant of the Servicer with respect to such Trust Student Loan and (b) reimburse the related Trust for any accrued interest amounts not guaranteed by (or required to be refunded to) a Guarantee Agency and/or any Interest Subsidy Payments or Special Allowance Payments not paid by (or required to be refunded to) the Department with respect to a Trust Student Loan as a result of a breach of any such covenant of the Servicer.

SERVICING COMPENSATION

     With respect to any Trust, the Servicer will be entitled to receive the Servicing Fee for each Collection Period in an amount equal to the specified amount as set forth in the related Prospectus Supplement, together with any other administrative fees, expenses and similar charges specified in the related Prospectus Supplement. As set forth in the related Prospectus Supplement, the Servicing Fee may be comprised of a specified percentage per annum of the Pool Balance (as defined in the related Prospectus Supplement) or a unit amount based on the number of accounts (including certain activity or event related fees) the Trust as of the time set forth in the related Prospectus Supplement or a combination thereof or any other formulation, plus certain specified amounts payable to the Servicer for certain tasks performed by the Servicer in a Collection Period. The Servicing Fee for any Collection Period may be subject to a maximum monthly amount specified in the related Prospectus Supplement. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates), will be paid prior to any payment in respect of the related Securities, to the extent specified in the applicable Prospectus Supplement.

     The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of student loans, including collecting and posting all payments, responding to inquiries of borrowers on the Student Loans, investigating delinquencies, pursuing, filing and collecting any Program Payments, accounting for collections and furnishing monthly and annual statements to the Applicable Trustees with respect to distributions. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Student Loans.

NET DEPOSITS

     As an administrative convenience, unless the Servicer is required to remit collections daily to the Collection Account (see "-- Payments on Student Loans" above), the Administrator will be permitted to make the deposit to the Collection Account of collections and aggregate Purchase Amounts for any Trust for or with respect to the related Collection Period net of payments of Servicing Fees and Administration Fees for such Trust with respect to such Collection Period to the extent described in the Prospectus Supplement. With respect to any such Collection Period, the Administrator may cause to be made a single, net transfer of such amounts to the Collection Account on the business day preceding the related Distribution Date. The Administrator, however, will account to the Indenture Trustee, the Eligible Lender Trustee, the Noteholders and the Certificateholders with respect to such Trust as if all deposits, distributions and transfers were made individually.

EVIDENCE AS TO COMPLIANCE

     Each Administration Agreement will provide that a firm of independent public accountants will furnish to the related Trust and Indenture Trustee annually a report (based on the examination of certain documents and records and on such accounting and auditing procedures considered appropriate under the circumstances) attesting to the assertion of the Servicer's management about compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, the period from the applicable Closing Date) with the terms of such Administration Agreement and the related Servicing Agreement, including all statutory provisions incorporated therein.

     Each Administration Agreement will also provide for delivery to the related Trust and Indenture Trustee, concurrently with the delivery of each report of compliance referred to above, of a certificate signed by an officer of the Servicer stating that, to his knowledge, the Servicer has fulfilled its obligations under such Administration Agreement and the related Servicing Agreement throughout the preceding twelve months (or, in the case of the first such certificate, the period from the applicable Closing Date) or, if there has been a material default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give the related Indenture Trustee and Eligible Lender Trustee notice of certain Servicer Defaults under such Servicing Agreement.

     Copies of such reports and certificates may be obtained by Securityholders by a request in writing addressed to the applicable Trustee.

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
CERTAIN MATTERS REGARDING THE SERVICER

     The Servicing Agreements will provide that the Servicer is an independent contractor and that, except for the services to be performed as set forth in the Servicing Agreement, the Servicer does not hold itself out as an agent of the Trusts.

     Each Servicing Agreement will provide that, except as provided below, the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the performance of such duties by the Servicer is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or a successor servicer has assumed the servicing obligations and duties of the Servicer under the Servicing Agreement. Notwithstanding the foregoing, the Servicer will be permitted to resign as Servicer in connection with any sale or transfer of substantially all of its student loan servicing operations relating to the Student Loans owned by the Trusts provided that (i) the successor to the Servicer with respect to such operations expressly assumes in writing all of the obligations of the Servicer under the Servicing Agreements, (ii) such sale or transfer and such assumption comply with the requirements of the Servicing Agreement and (iii) the Rating Agencies confirm that such resignation and assumption will not result in a downgrading or a withdrawal of the ratings then applicable to the Notes and Certificates of the Trusts outstanding at the time.

     The Trust Student Loans will be serviced by Sallie Mae Servicing Corporation, a wholly-owned subsidiary of Sallie Mae. The Servicer may delegate or subcontract its obligations and duties as Servicer under a Servicing Agreement to any person provided that no such delegation or subcontracting may relieve the Servicer of liability under such Servicing Agreement.

     Each Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees or agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to the related Servicing Agreement, or for errors in judgment; provided that the Servicer will not be protected against its obligation to purchase Student Loans from a Trust as required in the related Servicing Agreement, to pay to the Trust the amount of any Program Payment which a Guarantee Agency or the Servicer refuses to pay (or requires the Trust to refund) as a result of the Servicer's actions, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action where it is not named as a party.

     Under the circumstances specified in each Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Servicing Agreement. Consistent with the Privatization Act, it is contemplated that, in the event Sallie Mae is privatized, it will be converted into a wholly-owned subsidiary of a newly-formed holding company and the stock of any previously created subsidiaries of Sallie Mae, such as the Servicer, would be transferred to the holding company.

SERVICER DEFAULT

     "Servicer Default" under each Servicing Agreement will consist of (i) any failure by the Servicer to deposit in any of the Trust Accounts any required payment, which failure continues unremedied for five business days after written notice from such Indenture Trustee or the related Eligible Lender Trustee is received by the Servicer; (ii) any failure by the Servicer duly to observe or perform in any material respect any other term, covenant or agreement in such Servicing Agreement which failure materially and adversely affects the rights of Noteholders or Certificateholders of the related series and which continues unremedied for 60 days after the giving of written notice of such failure (1) to the Servicer by the related Indenture Trustee, Eligible Lender Trustee or the Administrator or (2) to the Servicer and to the related Indenture Trustee and Eligible Lender Trustee by holders of Notes or Certificates of the related series, as applicable, evidencing not less than 25% in principal amount of such outstanding

Notes or 25% of the Certificate Balance of such outstanding Certificates (including any Certificates owned by the Seller); (iii) the occurrence of an Insolvency Event with respect to the Servicer; and (iv) any failure by the Servicer to comply with any requirements under the Higher Education Act resulting in a loss of its eligibility as a third-party servicer. "Insolvency Event" means, with respect to any Person, certain events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such Person and certain actions by such
Person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations, or as set forth in the related Prospectus Supplement.

     A Servicer Default described in clause (ii) of the preceding paragraph shall not include any failure of the Servicer to service a Student Loan in accordance with the Act so long as the Servicer is in compliance with its obligations set forth in the Servicing Agreement to purchase any adversely affected Student Loan for the Purchase Amount and in compliance with its obligation set forth in the Servicing Agreement to pay to the applicable Trust the amount of any Program Payments which a Guarantee Agency or the Secretary refuses to pay (or requires the applicable Trust to refund) as a result of the Servicer's actions.

RIGHTS UPON SERVICER DEFAULT

     As long as a Servicer Default under a Servicing Agreement remains unremedied, the related Indenture Trustee or Noteholders of the related series evidencing not less than 25% in stated amount of such then outstanding Notes may terminate all the rights and obligations of the Servicer under such Servicing Agreement, whereupon a successor servicer appointed by the related Indenture Trustee or such Indenture Trustee itself will succeed to all the responsibilities, duties and liabilities of the Servicer under such Servicing Agreement and will be entitled to similar compensation arrangements. Such compensation may not be greater than the servicing compensation to the Servicer under such Servicing Agreement, unless such compensation arrangements will not result in a downgrading or withdrawal of the then ratings of such Notes and Certificates by any Rating Agency, or as set forth in the related Prospectus Supplement. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent such Indenture Trustee or such Noteholders from effecting such a transfer. In the event that such Indenture Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor whose regular business includes the servicing of student loans. In the event a Servicer Default occurs and is continuing, such Indenture Trustee or such Noteholders, as described above, may remove the Servicer, without the consent of the related Eligible Lender Trustee or any of the Certificateholders of the related series. Moreover, only the Indenture Trustee or the Noteholders, and not the Eligible Lender Trustee or the Certificateholders, will have the ability to remove the Servicer if a Servicer Default occurs and is continuing.

WAIVER OF PAST DEFAULTS

     With respect to each Trust, the Noteholders evidencing at least a majority in principal amount of the then outstanding Notes (or the holders of Certificates evidencing not less than a majority of the outstanding Certificate Balance, in the case of any Servicer Default which does not adversely affect the Indenture Trustee or the Noteholders) of the related series may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Servicing Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Servicing Agreement, or as set forth in the related Prospectus Supplement. Therefore, such Noteholders have the ability, except as noted above, to waive defaults by the Servicer which could materially adversely affect such Certificateholders. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

ADMINISTRATION AGREEMENT

     Sallie Mae, in its capacity as Administrator, has entered into the Master Administration Agreement and, with respect to each Trust, will enter into an Administration Agreement Supplement with each Trust, the Seller, the Servicer and the related Eligible Lender Trustee and Indenture Trustee pursuant to which the Administrator will agree, to the extent provided therein, to provide the notices and to perform other administrative obligations required by the related Indenture, Trust Agreement and Sale Agreement. Such services shall include undertakings (i) to direct the Indenture Trustee to make the required distributions from the Trust Accounts on each Monthly Servicing Payment Date and each Distribution Date, (ii) to prepare (based on periodic data received from the Servicer) and provide quarterly and annual statements to the Eligible Lender Trustee and the Indenture Trustee with respect to distributions to Noteholders and Certificateholders and any related federal income tax reporting information and (iii) to provide the notices and to perform other administrative obligations required by the Indenture, the Trust Agreement and the Sale Agreement, or as provided in a Prospectus Supplement. As compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to the Administration Fee as specified in the related Prospectus
Supplement. The Administration Agreement provides that, except as set forth below, Sallie Mae may not resign from its obligations and duties as Administrator thereunder, except upon determination that Sallie Mae's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until a successor administrator has assumed Sallie Mae's obligations and duties under the Administration Agreement.

     The Administration Agreement further provides that Sallie Mae may assign its obligations and duties as Administrator thereunder to an affiliate provided that the Rating Agencies confirm that such assignment will not result in a downgrading or a withdrawal of the ratings then applicable to the Notes and the Certificates of the Trusts outstanding at such time. See "Sallie Mae."

ADMINISTRATOR DEFAULT

     "Administrator Default" under the Administration Agreement consists of  (i)
(A) in the event that daily deposits into the Collection Account are not required, any failure by the Administrator to deliver to the relevant Indenture Trustee for deposit in any of the Trust Accounts any required payment on or before the business day prior to any Monthly Servicing Payment Date or Distribution Date, as applicable, or (B) any failure by the Administrator to direct the relevant Indenture Trustee to make any required distributions from any of the Trust Accounts on any Monthly Servicing Payment Date or any Distribution Date, which failure in case of either clause (A) or (B) continues unremedied for five business days after written notice from such Indenture Trustee or the Eligible Lender Trustee is received by the Administrator or after discovery by the Administrator; (ii) any failure by the Administrator duly to observe or perform in any material respect any other term, covenant or agreement in the Administration Agreement or related agreements which failure materially and adversely affects the rights of Noteholders or Certificateholders and which continues unremedied for 60 days after the giving of written notice of such failure (1) to the Administrator by the Indenture Trustee or the Eligible Lender Trustee or (2) to the Administrator, the Indenture Trustee and the Eligible Lender Trustee by holders of Notes or Certificates, as applicable, evidencing not less than 25% in principal amount of the outstanding Notes or 25% of the Certificate Balance (including any Certificates owned by the Seller); and (iii) certain events of bankruptcy, insolvency readjustment or debt, marshalling of assets and liabilities, or similar proceedings with respect to the Administrator and certain actions by the Administrator indicating its insolvency or inability to pay its obligations.

RIGHTS UPON ADMINISTRATOR DEFAULT

     As long as an Administrator Default under the Administration Agreement remains unremedied, the relevant Indenture Trustee or Noteholders evidencing not less than 25% in principal amount of then outstanding Notes under the relevant Indenture may terminate all the rights and obligations of the Administrator under the Master Administration Agreement whereupon a successor administrator appointed by the Indenture Trustee or the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Administrator under the Administration Agreement and (except in the case of the Indenture Trustee) will be entitled to similar compensation arrangements, or as set forth in the related Prospectus Supplement. If, however, a bankruptcy trustee or similar official has been appointed for the Administrator, and no Administrator Default other than such appointment has occurred, such trustee or official may have the power to prevent the Indenture Trustee or the Noteholders from effecting such a transfer. In the event that the relevant Indenture Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor whose regular business includes the servicing or administration of student loans. The relevant Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the compensation to the Administrator under the Administration Agreement unless such compensation arrangements will not result in a downgrading of the Notes and the Certificates by any Rating Agency. In the event an Administrator Default occurs and is continuing, the relevant Indenture Trustee or the relevant
Noteholders, as described above, may remove the Administrator without the consent of the relevant Eligible Lender Trustee or any of the related
Certificateholders. Moreover, only the relevant Indenture Trustee or the relevant Noteholders, and not the related Eligible Lender Trustee or the related Certificateholders, has the ability to remove the Administrator, if an Administrator Default occurs and is continuing.

STATEMENTS TO INDENTURE TRUSTEE AND TRUST

     Prior to each Distribution Date with respect to each series of Securities, the Administrator will prepare and provide to the related Indenture Trustee and the related Eligible Lender Trustee as of the close of business on the last day of the preceding Collection Period a statement, which will include, among other things, the following information (and any other information so specified in the related Administration Agreement) with respect to such Distribution Date or the preceding Collection Period as to the Notes and the Certificates of such series, to the extent applicable:

          (i) the amount of distributions in respect of the principal of each class of the Notes and in respect of the Certificate Balance of the Certificates;

          (ii) the amount of distributions allocable to interest on each class of the Notes and return on each class of the Certificates, together with the rates applicable thereto;

          (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

          (iv) the outstanding principal amount and the Note Pool Factor for each class of the Notes and the Certificate Balance and the Certificate
     Pool Factor for each class of the Certificates as of such Distribution Date, each after giving effect to payments allocated to principal of each class of Notes and distributions in respect of the Certificate Balance reported under clause (i) above;

          (v) the amount of the Servicing Fee and the Administration Fee paid to the Servicer and the Administrator, respectively, with respect to such Collection Period;

          (vi) the Note Rate, if available, for the next period for any class of Notes and the Certificate Rate for any class of Certificates of such series with variable or adjustable rates;

          (vii) the amount of the aggregate realized losses, if any, for such Collection Period;

          (viii) the amount of any Note Interest Shortfall, Note Principal Shortfall, Certificate Return Shortfall and Certificate Balance Shortfall (each as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

          (ix) the amount of any Carryover Servicing Fee paid to the Servicer with respect to such Collection Period;

          (x) the amount of any Note Interest Carryover and Certificate Return Carryover (each as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

          (xi) the aggregate Purchase Amounts for Trust Student Loans, if any, that were repurchased by the Seller or purchased by the Servicer from the Trust in such Collection Period;

          (xii) the balance of Trust Student Loans that are delinquent in each delinquency period as of the end of such Collection Period; and

          (xiii)   the  balance  of  the  Reserve   Account  (if  any)  on  such
     Distribution  Date,  after  giving  effect  to  changes  therein  on   such
     Distribution Date.

     Each amount set forth pursuant to subclauses (i), (ii), (v), (viii), (ix) and (x) with respect to the Notes or the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.

EVIDENCE AS TO COMPLIANCE

     The Administration Agreement provides that a firm of independent public accountants will furnish to the related Trust and Indenture Trustee annually a report (based on the examination of certain documents and records and on such accounting and auditing procedures considered appropriate under the circumstances) attesting to the assertion of the Administrator's management about compliance by the Administrator during the preceding twelve months (or, in the case of the first such certificate, the period from the applicable Closing
Date) with the terms of the Administration Agreement with respect to such Trust, including all statutory provisions incorporated therein.

     The Administration Agreement also provides for delivery to the related Trust and Indenture Trustee, concurrently with the delivery of each report of compliance referred to above, of a certificate signed by an officer of the Administrator stating that, to his knowledge, the Administrator has fulfilled its obligations under the Administration Agreement throughout the preceding twelve months (or, in the case of the first such certificate, the period from the applicable Closing Date) or, if there has been a material default in the fulfillment of any such obligation, describing each such default. The Administrator has agreed to give the related Indenture Trustee and Eligible Lender Trustee notice of certain Administrator Defaults under the Administration Agreement.

     Copies of such reports and certificates may be obtained by Securityholders by a request in writing addressed to the applicable Trustee.

                              TRADING INFORMATION

WEIGHTED AVERAGE LIFE OF THE SECURITIES

     The weighted average life of the Notes and the Certificates of any series will generally be influenced by the rate at which the principal balances of the related Trust Student Loans are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayments" includes prepayments in full or in part (including pursuant to Consolidation Loans and Federal Direct Consolidation Loans), as a result of refinancings, or borrower default, death, disability or bankruptcy and subsequent liquidation or collection of Guarantee Payments with respect thereto and as a result of Student Loans being repurchased by the Seller or the Servicer as required or as permitted by the Sale Agreements or the Servicing Agreements. All of the Student Loans are prepayable at any time without penalty to the borrower. The rate of prepayment of Student Loans is influenced by a variety of economic, social and other factors, including as described below and in the applicable Prospectus Supplement. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the Student Loans. Borrowers may refinance their Student Loans under the FFELP or DSLP through Consolidation Loans offered by FFELP lenders or Federal Direct Consolidation Loans offered by the Department. In addition, the Servicing Agreements may specifically provide that Sallie Mae may solicit borrowers of Trust Student Loans to elect to refinance such Trust Student Loans with Consolidation Loans. Although it is impossible to predict the rate of prepayment as a result of Consolidation Loans, the terms prescribed by the Act for Consolidation Loans may be attractive for certain borrowers. If requested by a borrower with a Trust Student Loan, the Servicer will, under certain circumstances, on behalf of the related Trust, sell the borrower's Student Loan to another lender which will continue to hold the remaining Student Loans of such borrower in order to permit unified billing of the borrower's account. In addition, under certain circumstances, the Seller will be obligated to repurchase Student Loans from a given Trust pursuant to the related Sale Agreement as a result of breaches of representations and warranties and the Servicer will be obligated to purchase Student Loans from such Trust pursuant to the related Servicing Agreement as a result of breaches by the Servicer of certain covenants. See "Transfer and Servicing Agreements -- Sale of Student Loans to the Trust; Representations and Warranties of the Seller" and "Servicing -- Servicer Covenants." See also
"Formation of the Trusts -- Termination" regarding the Servicer's option to purchase the Student Loans from a given Trust and "-- Insolvency Event" regarding the sale of the Student Loans if an Insolvency Event with respect to the Seller occurs.

     On the other hand, scheduled payments with respect to, and maturities of, the Student Loans may be extended, including pursuant to applicable grace, deferral and forbearance periods. In addition, certain of the terms of payment offered to Student Loan borrowers by Sallie Mae may have the effect of extending the rate of payment of principal of the Notes and distributions in respect of the Certificate Balance of the Certificates. As discussed under "The Student Loan Pools -- Sallie Mae's Student Loan Financing Business," Sallie Mae offers certain borrowers loan payment terms which provide for an "interest only" period in which case no required payments of the principal of the loan are required or "graduated phased in" amortization of the principal of the loan in which case a greater portion of the principal amortization of the loan is required in the later stages of the loan than would be the case if amortization were on a level payment basis. Sallie Mae also offers an income-sensitive repayment plan, pursuant to which repayments are based on the borrower's income. Under the plan, ultimate repayment may be delayed up to five years. To the extent that borrowers with Trust Student Loans are offered and elect such payment terms, payment of the principal of the related Notes and the Certificate Balance of the Certificates could be affected. If and to the extent provided in the related Prospectus Supplement, a Trust may elect to offer Consolidation Loans to borrowers with Trust Student Loans and other Student Loans. The making of Consolidation Loans by a Trust could increase the average life of the related Notes and Certificates and reduce the effective yield on Student Loans included in the Trust.

     The Servicing Agreements will provide that, subject to compliance with certain conditions, the Servicer will offer, at the request of Sallie Mae, certain incentive payment programs or repayment term programs currently or hereafter made available by Sallie Mae, to borrowers with Trust Student Loans. To the extent that such benefits are made available to borrowers with Trust Student Loans, the effect of such benefits may be faster amortization of principal of the affected Trust Student Loans. See "The Student Loan Pools -- Sallie Mae's Student Loan Financing Business -- Incentive Programs."

     The rate of payment of principal of and interest on the Notes and distributions in respect of the Certificate Balance of and return on the Certificates may also be affected by the rate of defaults on Trust Student Loans, or on Student Loans generally, which may affect the ability of the Guarantee Agencies to make Guarantee Payments with respect to Trust Student Loans in a timely manner.

     In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes or distributions in respect of the Certificate Balance of Certificates of a given series on each Distribution Date, since such amount will depend, in part, on the amount of principal collected on the related pool of Student Loans during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Student Loans will be borne entirely by the Noteholders and the Certificateholders of a given series. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular pool of Student Loans and the related series of Securities.

POOL FACTORS AND TRADING INFORMATION

     Each of the "Note Pool Factor" for each class of Notes and the "Certificate Pool Factor" for each class of Certificates (each, a "Pool Factor") will be a seven-digit decimal which the Administrator will compute prior to each Distribution Date indicating the remaining outstanding principal balance of such class of Notes or the remaining Certificate Balance for such class of Certificates, respectively, as of that Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial outstanding principal balance of such class of the Notes or the initial Certificate Balance, for such class of Certificates, respectively. Each Pool Factor will be 1.0000000 as of the Closing Date, or as specified in the applicable Prospectus Supplement, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes or reductions of the Certificate Balance of the applicable class of Certificates, as applicable. A Securityholder's portion of the aggregate outstanding principal balance of the related class of Notes or of the aggregate outstanding Certificate Balance for the related class of Certificates, as applicable, will be the product of (i) the original denomination of that Securityholder's Note or Certificate and (ii) the applicable Pool Factor.

     With respect to each Trust, the Securityholders will receive reports on or about each Distribution Date concerning the Payments received on the related Trust Student Loans, the Pool Balance (as such is defined in the related
Prospectus Supplement, the "Pool Balance"), the applicable Pool Factor and various other items of information, or as set forth in the related Prospectus Supplement. Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities -- Reports to Securityholders."

                            DESCRIPTION OF THE NOTES

GENERAL

     With respect to each Trust, one or more classes of Notes of a given series will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary describes certain terms of the Notes and the Indenture.

     Each class of Notes will each initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Servicer, the "Depository") except as set forth below, or as set forth in the related Prospectus Supplement. The Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only, or as set forth in the related Prospectus Supplement. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each class in book entry form. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder of Notes in book-entry form will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders of Notes in book-entry form refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Noteholders of Notes in book-entry form refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, as the case may be, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities."

PRINCIPAL AND INTEREST ON THE NOTES

     The timing and priority of payment, seniority, allocations of losses, Note Rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related Prospectus Supplement. Payments of interest on the Notes of such series will be made prior to payments of principal thereon, or as set forth in the related Prospectus Supplement. Each class of Notes may have a different Note Rate, which may be a fixed, variable or adjustable Note Rate or any combination of the foregoing. The related Prospectus Supplement will specify the Note Rate for each class of Notes of a given series or the method for determining such Note Rate. See also "Certain Information Regarding the Securities -- Fixed Rate Securities" and "-- Floating Rate Securities." One or more classes of Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including as a result of the Servicer's exercising its option to purchase the related Trust Student Loans.

     Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Distribution Date"), in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such series. See "Certain Information Regarding the Securities -- Distributions" and "-- Credit and Cash Flow Enhancement."

     In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related

Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

THE INDENTURE

     General. Notes of any Trust will be issued under and secured by an Indenture entered into by such Trust, the related Eligible Lender Trustee and the related Indenture Trustee. The following is a summary of certain terms of each Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the summary does not purport to be complete and is qualified in its entirety by reference to all provisions of the Indenture.

     Modification of Indenture. With respect to each Trust, with the consent of the holders of a majority of the outstanding Notes of the related series, the Indenture Trustee and the Eligible Lender Trustee may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to the Notes, or to modify (except as provided below) in any manner the rights of the related Noteholders.

     Without the consent of the holder of each such outstanding Note affected thereby, no supplemental indenture will (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change the provisions of the related Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Student Loans to payment of principal of or interest on the Notes or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable, (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment,
(iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture, (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, the Seller or an affiliate of either of them, (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Eligible Lender Trustee on behalf of the applicable Trust to sell or liquidate the Student Loans if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series, (vi) modify the provisions of the related Indenture which specify the applicable percentages of aggregate principal amount of Notes necessary to take specified actions except to increase any such percentage or to specify additional such provisions, (vii) modify any of the provisions of the related Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Distribution Date or to affect the rights of the Noteholders to the benefit of any provisions for the mandatory redemption of the Notes contained therein, or (viii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for the Notes of such series or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of such Indenture, or as set forth in the related Prospectus Supplement with respect to a series of Notes.

     The applicable Trust and the related Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of Noteholders of such series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of Noteholders of such series so long as such action will not, in the opinion of counsel satisfactory to the applicable Indenture Trustee, adversely affect in any material respect the interest of any Noteholder of such series.

     Events of Default; Rights Upon Event of Default. With respect to the Notes of a given series, an "Event of Default" under the related Indenture will consist of the following: (i) a default for five business days or more in the payment of any interest on any such Note after the same becomes due and payable;
(ii) a default in the payment of the principal of any such Note when the same becomes due and payable at maturity; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture, or any representation or warranty made by the applicable Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect when made, such default or breach having a material adverse effect on the holders of the Notes and such default or breach not having been cured within thirty days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and the applicable Indenture Trustee by the holders of at least 25% in principal amount of the Notes of such series then outstanding or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of such Trust, or as set forth in the related Prospectus Supplement. However, the amount of principal required to be distributed to Noteholders of such series under the related
Indenture on any Distribution Date will generally be limited to amounts available after payment of all prior obligations of such Trust. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of any Event of Default until the final scheduled Distribution Date for such class of Notes, or as set forth in the related Prospectus Supplement.

     If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding, or as set forth in the related Prospectus Supplement.

     If the Notes of any series have been declared to be due and payable following an Event of Default with respect thereto, the related Indenture Trustee may, in its discretion, (i) exercise remedies as a secured party with respect to the property, including the Trust Student Loans, subject to the lien of the Indenture (the "Indenture Trust Estate"), (ii) sell the Indenture Trust Estate and/or (iii) elect to have the related Eligible Lender Trustee maintain ownership of the Trust Student Loans and continue to apply collections with respect to the Trust Student Loans as if there had been no declaration of acceleration. However, the related Indenture Trustee is prohibited from selling the Indenture Trust Estate following an Event of Default, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on any Note with respect to any series, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) the related Indenture Trustee determines that the collections on the Indenture Trust Estate would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and the related Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate principal amount of such Notes then outstanding, or as set forth in the related Prospectus Supplement. Such a sale also would require the consent of the holders of a majority in Certificate Balance unless the proceeds of such a sale would be sufficient to discharge in full all amounts then due and unpaid on the Certificates.

     Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default should occur and be continuing with respect to a series of Notes, the related Indenture Trustee will be under no obligation to exercise any of the rights or powers under the applicable Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to such Indenture Trustee and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the applicable Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes.

     No holder of Notes of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of such outstanding Notes have requested in writing that such Indenture Trustee institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity, (iv) such Indenture Trustee has for 60 days after receipt of notice failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes, or as set forth in the related Prospectus Supplement.

     In addition, each Indenture Trustee and the related Noteholders will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to any Trust, none of the related Indenture Trustee, Sallie Mae, the Seller, the Administrator, the Servicer or the Eligible Lender Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in the applicable Trust, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

     Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the related Indenture, (iii) no default will have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Notes and the Certificates of the related series would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) such Trust has received an opinion of Federal Tax Counsel and counsel with respect to certain Delaware state tax matters to the effect that such consolidation or merger would have no material adverse federal or Delaware state tax consequence to such Trust or to any Certificateholder or Noteholder of the related series.

     Each Trust will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) except as contemplated by the Related Documents, dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the applicable Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under the applicable Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof, except as expressly permitted by the Related Documents.

     No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "Formation of the Trust -- The Trust." No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes of a related series and the applicable Indenture or otherwise in accordance with the Related Documents.

     Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the related Indenture.

     Indenture Trustee's Annual Report. Each Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to, among other things, any changes to its eligibility and qualification to continue as such Indenture Trustee under the applicable Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by the applicable Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

     The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Eligible Lender Trustee will be obligated to appoint a successor Indenture Trustee for such series. The Eligible Lender Trustee may also remove any such Indenture Trustee that ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Eligible Lender Trustee will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee for any series of Notes does not become effective until appointment of and acceptance of the appointment by a successor trustee for such series.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     With respect to each Trust, one or more classes of Certificates of a given series will be issued pursuant to the terms of a Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Such class or classes of Certificates may be offered publicly, privately or may be retained by the Seller, in each case as specified in the related Prospectus Supplement. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all the provisions of the Certificates and the Trust Agreement. See "Formation of the Trusts."

     The Certificates will be available for purchase in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof in book-entry form only, or as set forth in the related Prospectus Supplement. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any series in book-entry form that are not held by the Seller. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the Seller) of Certificates in book-entry form will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders of Certificates in book-entry form refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders of Certificates in book-entry form refer to distributions, notices, reports and statement to DTC or its nominee, as the registered holder of the Certificates, as the case may be, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities." Certificates of a given series owned by the Seller or its affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement, except that such Certificates will be deemed not to be outstanding for the purpose of disapproving the termination of the related Trust upon the occurrence of an Insolvency Event with respect to the Seller as described under "Formation of the Trusts -- Insolvency Event"), or as set forth in the related Prospectus Supplement.

DISTRIBUTIONS IN RESPECT OF THE CERTIFICATE BALANCE OF THE CERTIFICATES

     The timing and priority of distributions, seniority, allocations of losses, Certificate Rate and amount of or method of determining distributions in respect of the Certificate Balance of each class of Certificates of a given series will be described in the related Prospectus Supplement. Distributions of return on such Certificates will be made on each Distribution Date and will be made prior to distributions in respect of the Certificate Balance of such Certificates. Each class of Certificates may have a different Certificate Rate, which may be fixed, variable or adjustable or any combination of the foregoing. The related Prospectus Supplement will specify the Certificate Rate for each class of Certificates of a given series or the method for determining such Certificate Rate. See also "Certain Information Regarding the Securities -- Fixed Rate Securities" and "-- Floating Rate Securities." Unless otherwise provided in the related Prospectus Supplement, distributions in respect of the Certificates of a given series may be subordinate to payments in respect of the Notes of such series as more fully described in the related Prospectus Supplement. Distributions in reduction of the Certificate Balance of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

     In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in reduction of the Certificate Balance, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

     Each class of Securities may bear interest or yield a return at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest or yield a return at the applicable per annum Note Rate or Certificate Rate, as the case may be, specified in the applicable Prospectus Supplement. See "Description of the Notes -- Principal and Interest on the Notes" and "Description of the Certificates -- Distributions in Respect of the Certificate Balance of the Certificates."

FLOATING RATE SECURITIES

     Each class of Floating Rate Securities will bear interest or yield a return for each applicable "Reset Period" or "Accrual Period" (as such terms are defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities) at a rate per annum determined by reference to a rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

     The applicable Prospectus Supplement will designate a Base Rate for a given Floating Rate Security based on London Interbank Offered Rates, commercial paper rates, Federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate or rates as set forth in such Prospectus Supplement.

     As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the Note Rate or the Certificate Rate during any Reset Period or Accrual Period and (ii) a minimum limitation, or floor, on the Note Rate or the Certificate Rate during any Reset Period or Accrual Period. In addition to any maximum Note Rate or Certificate Rate that may be applicable to any class of Floating Rate Securities, the Note Rate or Certificate Rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

     Each Trust with respect to which a class of Floating Rate Securities will be issued, will appoint, and enter into agreements with, a calculation agent, which will be the Administrator unless otherwise specified in the related Prospectus Supplement (the "Calculation Agent"), to calculate Note Rates and Certificate Rates on each such class of Floating Rate Securities issued with respect thereto. All determinations of the Note Rate and the Certificate Rate by the Calculation Agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. All percentages resulting from any calculation of the Note Rate or the Certificate Rate on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, or as set forth in the related Prospectus Supplement.

DISTRIBUTIONS

     With respect to each series of Securities, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest on each class of Notes and amounts in respect of the Certificate Balance of and return on each class of Certificates of such Securities entitled thereto will be made by the applicable Trustee to the Noteholders and the Certificateholders, as applicable, of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

     With respect to each Trust, on each Distribution Date, collections on or with respect to the related Trust Student Loans will be distributed from the Collection Account to Noteholders and Certificateholders to the extent provided in the related Prospectus Supplement. Credit and cash flow enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, distributions in respect of the principal amount of Notes and in respect of the Certificate Balance of Certificates of a class of a given series will be subordinate to distributions in respect of interest or return on such class, and distributions in respect of the Certificates of such series will, to the extent provided in the related Prospectus Supplement, be subordinate to payments in respect of the Notes of such series. With respect to a series that includes two or more classes of Certificates, each class may differ as to timing and priority of distributions in respect of the Certificate Balance thereof and return thereon.

CREDIT AND CASH FLOW ENHANCEMENT

     General. The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, overcollateralization, letters of credit, cash collateral accounts, financial insurance, commitment agreements, credit or liquidity facilities, surety bonds, guaranteed investment contracts, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit enhancement for a series of Securities may cover one or more other series of Securities.

     The presence of a Reserve Account and other forms of credit or liquidity enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of distributions due thereon when due and to decrease the likelihood that such Securityholders will experience losses. The credit enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of all distributions thereon, or as set forth in the related Prospectus Supplement. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

     Reserve Account.   If  so provided  in the  related Prospectus  Supplement,
pursuant to the related Sale Agreement, the Administrator will establish a Reserve Account for a series or class of Securities, as specified in the related Prospectus Supplement which will be maintained in the name of the applicable Indenture Trustee. The Reserve Account will be funded by an initial deposit by the Trust on the Closing Date in the amount set forth in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Account may be increased on each Distribution Date thereafter up to the Specified Reserve Account Balance (as defined in the related Prospectus Supplement) by the deposit therein of the amount of any collections on the related Trust Student Loans remaining on each such
Distribution Date after the payment of all other required payments and distributions on such date. The related Prospectus Supplement will describe the circumstances and manner in which distributions may be made out of the Reserve Account, either to holders of the Securities covered thereby or to the Seller.

BOOK-ENTRY REGISTRATION

     Securityholders of Securities in book-entry form may hold their Securities through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     Cede & Co., as nominee for DTC, will hold one or more global Notes and Certificates. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Select entities (referred to as common depositaries) will, if applicable, act as depositary for Cedel and Euroclear (in such capacities, the "Depositaries"). Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Securities, see Appendix B hereto and for information with respect to tax documentation procedures relating to the Securities, see Appendix B hereto and "Certain Federal Income Tax Consequences -- Foreign Holders."

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants, or as set forth in the related Prospectus Supplement. In addition, Securityholders will receive all distributions from the related Indenture Trustee or the related Eligible Lender Trustee, as applicable (the "Applicable Trustee"), through
Participants and Indirect Participants. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to DTC's Nominee. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Securityholders. Except for the Seller with respect to any series of Securities, it is anticipated that the only "Securityholder," "Certificateholder" and "Noteholder" will be DTC's Nominee. Securityholders will not be recognized by the Applicable Trustee as Noteholders or Certificateholders, as such terms are used in each Indenture and each Trust Agreement, respectively, and Securityholders will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of amounts payable on the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

     DTC has advised the Seller that it will take any action permitted to be taken by a Securityholder under the related Indenture or the related Trust Agreement, as the case may be, only at the direction of one or more Participants to whose accounts with DTC the Securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, neither the Administrator nor the Applicable Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities held by DTC's Nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depositary. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in numerous currencies, including United States dollars. Cedel provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depositary, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in numerous currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative").

All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Securities held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences." The Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE SECURITIES

     Except with respect to the Certificates of a given series that may be held by the Seller, the Notes and the Certificates of a given series originally in book-entry form will be issued in fully registered, certificated form
("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the related Administrator advises the Applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities and the Administrator is unable to locate a successor, (ii) the Administrator, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, a Servicer Default or an Administrator Default, Securityholders representing beneficial interests aggregating a majority of the outstanding principal amount of the Notes or the outstanding Certificate Balance of the Certificates, as the case may be, of such series advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities, or as set forth in the related Prospectus Supplement.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders of a given series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive securities representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

     Distributions of amounts payable on such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement, as the case may be, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to applicable Securityholders.

     Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

     Three or more holders of the Notes of any series or one or more holders of such Notes evidencing not less than 25% of the aggregate outstanding principal balance of such Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or such Notes, or as set forth in the related Prospectus Supplement. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Noteholders, to all Noteholders of such series.

     Three or more Certificateholders of such series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Eligible Lender Trustee, obtain access to the list of all Certificateholders for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or under such Certificates, or as set forth in the related Prospectus Supplement.

REPORTS TO SECURITYHOLDERS

     With respect to each series of Securities, on each Distribution Date, the Applicable Trustee will provide to Securityholders of record as of the related Record Date a statement setting forth substantially the same information as is required to be provided on the periodic report provided to the related Indenture Trustee and the related Trust described under "Servicing; Administration -- Statements to Indenture Trustee and Trust."

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year was a Securityholder with respect to such Trust and received any payment thereon, a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences."

                   CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS

TRANSFER OF STUDENT LOANS

     Sallie Mae intends that the transfer of the Student Loans by it to the Seller, and the Seller intends that the transfer of the Student Loans by it to the related Eligible Lender Trustee on behalf of each Trust, will constitute a valid sale and assignment of such Student Loans. Notwithstanding the foregoing, if the transfer of the Student Loans by Sallie Mae to the Seller and/or the transfer of the Student Loans by the

Seller to the Eligible Lender Trustee on behalf of each Trust is deemed to be an assignment of collateral as security, then a security interest in the Student Loans may, pursuant to the provisions of 20 U.S.C. sec. 1087-2(d)(3), be perfected by, among other things, the filing of notice of such security interest in the manner provided by the applicable Uniform Commercial Code ("UCC") for perfection of security interests in accounts. A financing statement or statements naming Sallie Mae as debtor will be filed under the UCC to protect the interest of the Seller in the event that the transfer by Sallie Mae is deemed to be an assignment of collateral as security, and a financing statement or statements naming the Seller as debtor will be filed under the UCC to protect the interest of the Eligible Lender Trustee in the event that the transfer by the Seller is deemed to be an assignment of collateral as security.

     If the transfer of the Student Loans is deemed to be an assignment as security for the benefit of the Seller or a Trust, there are certain limited circumstances in which prior or subsequent transferees of Student Loans could have an interest in such Student Loans with priority over the related Eligible Lender Trustee's interest. A tax or other government lien on property of Sallie Mae or the Seller arising prior to the time a Student Loan comes into existence may also have priority over the interest of the Seller or the related Eligible Lender Trustee in such Student Loan. Under the related Purchase Agreement and Sale Agreement, however, Sallie Mae or the Seller, as applicable, will warrant that it has transferred the Student Loans to the Seller and the related Eligible Lender Trustee on behalf of a Trust free and clear of the lien of any third party. In addition, each of Sallie Mae and the Seller will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Student Loan (or any interest therein) other than to the Seller or the related Eligible Lender Trustee on behalf of a Trust, respectively, except as provided below.

     Pursuant to each Servicing Agreement, the Servicer as custodian on behalf of the related Trust will have custody of the promissory notes evidencing the Student Loans following the sale of the Student Loans to Seller and the related Eligible Lender Trustee. Although the records of Sallie Mae, the Seller and Servicer will be marked to indicate the sale and although Sallie Mae and the Seller will cause UCC financing statements to be filed with the appropriate authorities, the Student Loans will not be physically segregated, stamped or otherwise marked to indicate that such Student Loans have been sold to the Seller and to such Eligible Lender Trustee. If, through inadvertence or otherwise, any of such Student Loans were sold to another party that (i) purchased such Student Loans in the ordinary course of its business, (ii) took possession of such Student Loans, and (iii) acquired the Student Loans for new value and without actual knowledge of the related Eligible Lender Trustee's interest, then such purchaser would acquire an interest in the Student Loans superior to the interest of the Seller and the Eligible Lender Trustee. See "Transfer and Servicing Agreements -- Sale of Student Loans to the Trust; Representations and Warranties of the Seller."

     With respect to each Trust, in the event of a Servicer Default resulting solely from certain events of insolvency or bankruptcy that may occur with respect to the Servicer, a court, conservator, receiver or liquidator may have the power to prevent either the related Indenture Trustee or Noteholders of the related series from appointing a successor Servicer. See "Servicing -- Rights Upon Servicer Default."

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, unless preempted by federal law, some state laws impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon lenders who fail to comply with their provisions. In certain circumstances, the Seller or a Trust may be liable for certain violations of consumer protection laws that apply to the Student Loans, either as assignee from Sallie Mae or the Seller or as the party directly responsible for obligations arising after the transfer. For a discussion of a Trust's rights if the Student Loans were not originated or serviced in compliance in all material respects with applicable laws, see "Transfer and Servicing Agreements -- Sale of Student Loans to the Trust; Representations and Warranties of the Seller" and "Servicing -- Servicer Covenants."

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
LOAN ORIGINATION AND SERVICING PROCEDURES APPLICABLE TO STUDENT LOANS

     The Act, including the implementing regulations thereunder, imposes specified requirements with respect to originating and servicing student loans such as the Student Loans. Generally, those procedures require that a determination of whether an applicant is an eligible borrower under applicable standards (including financial need analysis) be made, the borrower's responsibilities under the loan be explained to him or her, the promissory note evidencing the loan be executed by the borrower and then that the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearance and credit the borrower for payments made thereon. If a borrower becomes delinquent in repaying a loan, a lender or a servicing agent must perform certain collection procedures (primarily telephone calls and demand letters) which vary depending upon the length of time a loan is delinquent. The Servicer has agreed pursuant to the related Servicing Agreement to perform collection and servicing procedures on behalf of the related Trust. However, failure to follow these procedures or failure of the Seller to follow procedures relating to the origination of the Student Loans could result in adverse consequences. Any such failure could result in the Department's refusal to make reinsurance payments to the Guarantee Agencies or the Department's or the Guarantee Agencies' refusal to make Program Payments to the Eligible Lender Trustee with respect to such Student Loans. Failure of the Guarantee Agencies to receive reinsurance payments from the Department could adversely affect the Guarantee Agencies' ability or legal obligation to make Guarantee Payments to the related Eligible Lender Trustee with respect to such Student Loans.

     Loss of any such Program Payments could adversely affect the amount of Available Funds on any Distribution Date and the related Trust's ability to pay principal and interest on the Notes of the related series and to make distributions in respect of the Certificates of the related series. Under certain circumstances, the related Trust has the right, pursuant to the related Sale Agreement and the related Servicing Agreement, to cause the Seller or the Servicer to purchase or substitute any Student Loan, if a breach of the representations, warranties or covenants of the Seller or the Servicer, as the case may be, with respect to such Student Loan has a material adverse effect on the interest of the Trust therein where such breach would result in nonpayment of Program Payments and such breach is not cured within any applicable cure period. See "Transfer and Servicing Agreements -- Sale of Student Loans to the Trust; Representations and Warranties of the Seller" and "Servicing -- Servicer Covenants." The failure of the Seller or the Servicer to so purchase or substitute a Student Loan would constitute a breach of the related Sale Agreement or related Servicing Agreement, enforceable by the related Eligible Lender Trustee on behalf of the related Trust or by the related Indenture Trustee on behalf of the Noteholders of the related series, but would not constitute an Event of Default under the Indenture.

STUDENT LOANS GENERALLY NOT SUBJECT TO DISCHARGE IN BANKRUPTCY

     Student Loans are generally not dischargeable by a borrower in bankruptcy pursuant to the U.S. Bankruptcy Code, unless (a) such Student Loan first became due before seven years (exclusive of any applicable suspension of the repayment period) before the date of the bankruptcy or (b) excepting such debt from discharge will impose an undue hardship on the debtor and the debtor's dependents.

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
                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the Internal Revenue Service may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of Federal Tax Counsel regarding certain federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service or the courts. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

TAX CHARACTERIZATION OF THE TRUST

     Unless otherwise specified in the related Prospectus Supplement, with respect to each series, Federal Tax Counsel will deliver its opinion at closing, subject to the assumptions and qualifications therein, and based on any representations referenced therein, that the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. The opinion will be based on the assumption that the terms of the Trust Agreement for such series and related documents will be complied with, on certain representations, and on counsel's conclusions that (1) the Trust will have certain characteristics and will affirmatively elect not to be characterized as an association taxable as a corporation and (2) the structure of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     If a Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. A Trust's taxable income would include all its income on the Student Loans, and should be reduced by its interest expense on the Notes. Any such corporate income tax would materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. Unless otherwise specified in the related Prospectus Supplement, the Seller will agree, and the Noteholders of each series will agree by their purchase of Notes of such series, to treat the Notes as debt for federal income tax purposes. Unless otherwise specified in the related Prospectus Supplement, Federal Tax Counsel will deliver an opinion to the Trust at closing that the Notes of such series will be classified as debt for federal income tax purposes. The discussion below assumes that the Notes will be characterized as debt.

     Stated Interest. Stated interest on the Notes will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with the method of tax accounting of the beneficial owner of a Note (a "Note Owner").

     Original Issue Discount. The discussion below assumes that all payments on the Notes of a series are denominated in U.S. dollars, and that the interest formula for the Notes of a series meets the requirements for "qualified stated interest" under Treasury regulations (the "OID Regulations") relating to original issue discount ("OID"), except as set forth below. If these conditions are not satisfied with respect to a series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     A Note will be treated as issued with OID if the excess of the Note's "stated redemption price at maturity" over its issue price equals or exceeds a de minimis amount equal to 1/4 of 1 percent of the Note's stated redemption price at maturity multiplied by the number of years (based on the anticipated weighted average life of the Notes of the same series, calculated using the prepayment assumption used in pricing the Notes (the "Prepayment Assumption") and weighing each payment by reference to the number of full years elapsed from the closing date prior to the anticipated date of such payment) to its maturity. Generally, the issue price of a Note of a series should be the first price at which a substantial amount of the Notes included in the issue of which the Note is a part is sold to other than placement agents, underwriters, brokers or wholesalers. The stated redemption price at maturity of a Note of a series is generally equal to all payments on a Note, other than payments of "qualified stated interest." Qualified stated interest payments are interest payments on the Notes that are unconditionally payable at least annually at a single fixed rate (or certain variable rates) applied to the outstanding principal amount of the obligation. Assuming that interest is qualified stated interest, the stated redemption price is generally expected to equal the principal amount of the Note. Any de minimis OID must be included in income as principal payments are received on the Notes in the proportion that each such payment bears to the original principal balance of the Note.

     If the Notes are treated as issued with OID, a Note Owner will be required to include OID in income before the receipt of cash attributable to such income using a constant yield method. The amount of OID generally includible in income is the sum of the daily portions of OID with respect to a Note for each day during the taxable year or portion of the taxable year in which the Note Owner holds the Note. Special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. Under these provisions, the computation of OID on such debt instruments must be determined by taking into account both the Prepayment Assumption used in pricing the debt instrument and the actual prepayment experience. As a result of these special provisions, the amount of OID on the Notes issued with OID that will accrue in any given accrual period may either increase or decrease depending upon the actual prepayment rate. Note Owners should consult their own tax advisors regarding the impact of the OID rules in the event that Notes are issued with OID.

     The adjusted issue price of a Note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Note in all prior periods, other than "qualified stated interest" payments.

     Market Discount. The Notes, whether or not issued with original issue discount, will be subject to the "market discount rules" of section 1276 of the Code. In general, these rules provide that if the Note Owner purchases the Note at a market discount (that is, a discount from its stated redemption price at maturity or, if the Notes were issued with OID, adjusted issue price) that exceeds a de minimis amount specified in the Code and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of
(i) such gain or principal payment, or (ii) the accrued market discount, will be taxed as ordinary interest income. Generally, market discount accrues in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Note issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for such period plus the remaining OID as of the end of such period. A Note Owner may elect, however, to determine accrued market discount under the constant yield method.

     Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Note Owner may elect to include market discount in gross income as it accrues and, if such Note Owner makes such an election, is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

     Short-Term Obligations. Under the Code, special rules apply to notes that have a maturity of one year or less from their date of original issue. Such notes are treated as issued with "acquisition discount" which is calculated and included in income under principles similar to those governing OID except that "acquisition discount" is equal to the excess of all payments of principal and interest on such Notes over their issue price. In general, an individual or other cash basis holder of a short-term obligation is not required to accrue acquisition discount for federal income tax purposes unless it elects to do so. Accrual basis and certain other Note Owners, including banks, regulated investment companies, dealers in securities and cash basis Note Owners who so elect, are required to accrue acquisition discount on short-term notes on either a straight line basis or under a constant yield method (based on daily compounding), at the election of the Note Owners. In the case of a Note Owner not required and not electing to include acquisition discount in income currently, any gain realized on the sale or retirement of such Note will be ordinary income to the extent of the acquisition discount accrued on a straight line basis (unless an election is made to accrue the acquisition discount under the constant yield method) through the date of sale or retirement. Note Owners who are not required and do not elect to accrue acquisition discount on short-term Notes will be required to defer deductions for interest on borrowings allocable to short-term obligations in an amount not exceeding the deferred income until the deferred income is realized.

     Election to Treat All Interest as Original Issue Discount. A Note Owner may elect to include in gross income all interest that accrues on a Note using the constant yield method described above under the heading "-- Original Issue Discount," with modifications described below. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under "-- Amortizable Bond Premium") or acquisition premium.

     In applying the constant yield method to a Note with respect to which this election has been made, the issue price of the Note will equal the adjusted basis of the electing Note Owner in the Note immediately after its acquisition, the issue date of the Note will be the date of its acquisition by the electing Note Owner, and no payments on the Note will be treated as payments of qualified stated interest. This election will generally apply only to the Note with respect to which it is made and may not be revoked without the consent of the Internal Revenue Service. Note Owners should consult their own tax advisers as to the effect in their circumstances of making this election.

     Amortizable Bond Premium. In general, if a Note Owner purchases a note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such Note Owner will be considered to have purchased such Note with "amortizable bond premium" equal to the amount of such excess. Such Note Owner may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant yield method over the remaining term of the Note. Such Note Owner's tax basis in the Note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Note Owner at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the Internal Revenue Service. Bond premium on a Note held by a Note Owner who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Note.

     Disposition of Notes. The adjusted tax basis of a Note Owner will be its cost, increased by the amount of any OID, market discount and gain previously included in income with respect to the Note, and reduced by the amount of any payments on the Note that is not qualified stated interest and the amount of bond premium previously amortized with respect to the Note. A Note Owner will generally recognize gain or loss on the sale or retirement of a Note equal to the difference between the amount

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
realized on the sale or retirement and the tax basis of the Note. Such gain or loss will be capital gain or loss (except to the extent attributable to accrued but unpaid interest or as described above under "-- Market Discount," and, in the event of a prepayment or redemption, any not yet accrued OID) and will be long-term capital gain or loss if the Note was held for more than one year.

WAIVERS AND AMENDMENTS

     An Indenture for a series may permit the Note Owners to waive an event of default or rescind an acceleration of the Notes in some circumstances upon a vote of the requisite percentage of Note Owners. Any such waiver or rescission, or any amendment of the terms of the Notes, could be treated for federal income tax purposes as a constructive exchange by a Note Owner of the Notes for new notes, upon which gain or loss would be recognized.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Indenture Trustee will be required to report annually to the Internal Revenue Service, and to each Note Owner, the amount of interest paid on the Notes (and the amount withheld for federal income taxes, if any) for each calendar year, except as to exempt recipients (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each Note Owner (other than Note Owners who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the Note Owner's name, address, correct federal taxpayer identification number (which includes a social security number) and a statement that the Holder is not subject to backup withholding. Should a non-exempt Note Owner fail to provide the required certification or should the Internal Revenue Service notify the Indenture Trustee or the Issuer that the Note Owner has provided an incorrect federal taxpayer identification number or is otherwise subject to backup withholding, the Indenture Trustee will be required to withhold (or cause to be withheld) 31% of the interest otherwise payable to the Note Owner, and remit the withheld amounts to the Internal Revenue Service as a credit against the Note Owner's federal income tax liability.

TAX CONSEQUENCES TO FOREIGN INVESTORS

     The following information describes the U.S. federal income tax treatment of investors that are not U.S. persons (each, a "Foreign Person"). The term "Foreign Person" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or
(iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source, or a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust.

          (a) Interest paid or accrued to a Foreign Person that is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, will generally be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person (i) is not actually or constructively a "10 percent shareholder" of the Issuer or a "controlled foreign corporation" with respect to which the Issuer is a "related person" within the meaning of the Code, and (ii) provides an appropriate statement, signed under penalties of perjury, certifying that the holder is a Foreign Person and providing that Foreign Person's name and address. If the information provided in this statement changes, the Foreign Person must so inform the Indenture Trustee within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If such interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty.

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
          (b) Any capital gain realized on the sale or other taxable disposition of a Note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year and certain other requirements are met.

          (c) If the interest, gain or income on a Note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder (although exempt from the withholding tax previously discussed if a duly executed Form 4224 is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES

     If, contrary to the opinion of Federal Tax Counsel, the Internal Revenue Service successfully asserted that one or more of the classes of Notes of a series did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust of that series. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, all or a portion of the income accrued by tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders might be subject to U.S federal income tax and U.S. federal income tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their shares of Trust expenses including losses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of a Trust as a Partnership. The Seller and the Servicer will agree, and the Certificateholders of a series will agree by their purchase of Certificates, unless otherwise specified in the related Supplement, to treat the Trust of that series as a partnership for purposes of federal and state income tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Seller in its capacity as recipient of distributions from the Trust) and the Notes being debt of the partnership. The proper characterization of the arrangement involving the Trust of a series, the Seller and the Servicer is not clear, however, because there is no authority on transactions closely comparable to that contemplated herein. It is possible that the Certificates could be considered debt of the Seller or the Trust because the Certificates have certain features characteristic of debt. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Partnership Taxation. As a partnership, a Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to take into account separately such holder's allocable share of income, gains, losses, deductions and credits of the Trust (as described below). A Trust's income will consist primarily of interest and finance charges earned on or with respect to the Student Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Student Loans. A Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees and losses or deductions upon collection or disposition of Student Loans.

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
     The tax items of a partnership are allocable among the partners in accordance with the Code, Treasury Department regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide that the Certificateholders generally will be allocated items of gross income of the Trust for each month equal to the sum of (i) the product of the Certificate Rate and the Certificate Balance for such month, (ii) an amount equivalent to return that accrues during such month on amounts previously due on the Certificates but not yet distributed, (iii) any Trust income attributable to discount on the Student Loans that corresponds to any excess of the Certificate Balance over their initial issue price, (iv) prepayment premium payable to the Certificateholders for such month and (v) any other amounts of income payable to the Certificateholders for such month. Losses and deductions generally will not be allocated to the Certificateholders except to the extent the Servicer determines that the Certificateholders are reasonably expected to bear the economic burden of such losses or deductions. If a Certificateholder were allocated items of loss and deduction that are characterized as capital losses (including losses recognized upon the sale, extension, revision or, in certain circumstances, default of a Student Loan), such losses would generally be deductible by such Certificateholder only against capital gain income (whether from the Trust or other sources). In addition, individual Certificateholders are generally subject to limitations on their ability to deduct "miscellaneous itemized deductions" of the Trust, which include fees paid to the Servicer (but do not include interest expense on the Notes). Finally, individual Certificateholders may be subject to other limitations on their ability to deduct losses and other deductions, including limitations applicable to investment interest, and should consult their own tax advisors regarding such limitations. As a consequence of the above described limitations regarding deduction of losses and other Trust items, a Certificateholder could be required to report taxable income that is greater than the Certificateholder's gross income less losses and deductions.

     Under the method of allocation described above, Certificateholders may be allocated income equal to the entire Certificate Rate plus the other items described above, even though the Trust might not have sufficient cash to make current cash distributions of such amounts. Thus, cash basis holders will in effect be required to report income from the Certificates on an accrual basis. If a Certificateholder is allocated income in excess of cash distributions, the Certificateholder's basis in the Certificates will be increased by the amount of such excess, which will reduce any gain or increase any loss upon a sale or other disposition of the Certificates, as described below under "-- Disposition of Certificates." It is believed that this method of allocation will be valid under applicable Treasury Department regulations, although no assurance can be given that the Internal Revenue Service would not require a greater amount of income to be allocated to Certificateholders. It is also possible that the Internal Revenue Service would require a Trust to allocate to Certificateholders net income (instead of gross income) equal to the foregoing amounts, which allocations would comprise items of gross income and losses and deductions of the Trust. If a Trust were to allocate net income to Certificateholders, a Certificateholder's taxable income could exceed the amount of net income allocated because of limitations on the deductibility of capital losses and "miscellaneous itemized deductions" described above.

     As an alternative to the foregoing, the Internal Revenue Service might treat Certificateholders as receiving guaranteed payments from a Trust, in which event the payments would be treated as ordinary income but not as interest income. The Seller is authorized to adjust the allocations described above to reflect the economic income, gain or loss to the Certificateholders (including the Seller) or as otherwise required by the Code.

     A portion of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will be treated as income from "debt financed property," which generally will be taxable as unrelated business taxable income.

     The Eligible Lender Trustee intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the Internal Revenue Service were to require that such calculations be made separately for each Trust Student Loan, the Trust might be required to incur

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
additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Student Loans may have been issued (or may be issued) with OID. In the event that such OID exceeds a de minimis amount, a Trust of a series would have OID income. As indicated above, a portion of such OID income may be allocated to the Certificateholders.

     Moreover, the purchase price paid by a Trust for the Student Loans acquired by such Trust may be greater or less than the remaining principal balance of the Student Loan at the time of purchase. If so, the Student Loans will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.) If the Trust acquires the Student Loans at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Student Loans or to offset any such premium currently against interest income on the Student Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Distributions to Certificateholders. Certificateholders generally will not recognize gain or loss with respect to distributions from the Trust. A Certificateholder will recognize gain, however, to the extent that any money distributed exceeds the Certificateholder's adjusted basis in the Certificates (as described below under "-- Disposition of Certificates") immediately before the distribution. A Certificateholder will recognize loss upon termination of the Trust or termination of the Certificateholder's interest in a Trust if the Trust only distributes money to the Certificateholder and the amount distributed is less than the Certificateholder's adjusted basis in the Certificates. Any gain or loss generally will be long-term capital gain or loss if the Certificateholder's holding period of the Certificates is more than one year.

     Section 708 Termination. Under Section 708 of the Code, a Trust of a series will be deemed to terminate for federal income tax purposes if within a 12-month period there is a sale or exchange of 50 percent or more of the total interest in the capital and profits of the Trust. If such a termination occurs with respect to a Trust, such Trust will be deemed under the Code to contribute all of its assets and liabilities to a new Trust that is a partnership in exchange for an interest in such new Trust, and to immediately thereafter terminate and distribute such interest in the new Trust to the Certificateholders in proportion to their respective interests in the terminated Trust. Such deemed termination of a Trust generally should not result in any material adverse tax consequences to Certificateholders (although such deemed termination may accelerate the recognition of income from the Trust for Certificateholders whose taxable year is different than the Trust's taxable year).

     Disposition of Certificates. A Certificateholder who disposes of a Certificate generally will recognize gain or loss in an amount equal to the difference between the amount realized and the Certificateholder's tax basis in the Certificates. The gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the holding period is more than one year. A Certificateholder's tax basis in a Certificate generally will equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share (as determined under applicable Treasury Department regulations) of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Allocations Between Transferors and Transferees. In general, a Trust's taxable income and losses will be determined monthly and tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of the month. As a result, a holder purchasing Certificates may be allocated tax

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
items (which will affect its tax liability and tax basis) attributable to periods before the holder acquired the Certificates.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the Certificateholder's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Seller is authorized to revise the Trust's method of allocation between transferors and transferees to conform to the method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificates than the selling Certificateholder had. The tax basis of a Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping the accounting records necessary if a Section 754 election is made, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, subsequent purchasers might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Eligible Lender Trustee is required to keep or cause to be kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of a Trust will be the calendar year. The Eligible Lender Trustee will file a partnership information return (IRS Form 1065) with the Internal Revenue Service for each fiscal year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to Certificateholders and the Internal Revenue Service on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the
Certificates. Generally, Certificateholders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder discloses the inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information about the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, international organization or wholly-owned agency or instrumentality of either of the foregoing and (z) certain information about Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information about themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The Seller will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the Internal Revenue Service. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of a Trust.

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
     Tax Consequences to Foreign Certificateholders. No regulations, published rulings or judicial decisions exist that discuss the characterization for U.S.
federal withholding tax purposes with respect to non-U.S. persons of a partnership with activities substantially the same as the Trust. Accordingly, the Trustee intends to withhold tax in the maximum amount that could be required under different interpretations of the applicable Code provisions.

     If the Trust were considered to be engaged in a trade or business in the United States for such purposes, the income of the Trust allocable to Foreign Persons would be subject to U.S. federal withholding tax pursuant to Section 1446 of the Code at a rate of 35% for persons taxable as a corporation and 39.6% for all other Foreign Persons. Also, in such case, a Foreign Certificateholder that is a corporation may be subject to the branch profits tax under the Code, currently equal to 30 percent (unless it qualifies for a lower rate under an applicable tax treaty) of its "effectively connected earnings and profits" for the taxable year, as adjusted for certain items, to the extent such amounts are deemed not to be timely reinvested and maintained in certain U.S. business assets. If a beneficial owner of the Certificates is a Foreign Person, the withholding agent will withhold an amount at least equal to the amount that would be required to be withheld if it were engaged in a trade or business in the United States in order to protect the Trust from possible adverse consequences of a failure to withhold. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. Each Foreign Certificateholder might be required to file a U.S. individual or corporate income tax return (including in the case of a corporation, the branch profits tax) on its share of the Trust's income.

     Each Foreign Certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the withholding agent on Form W-8 in order to assure appropriate crediting of any taxes withheld. A Foreign Certificateholder may be entitled to file with the IRS a claim for refund with respect to taxes withheld pursuant to Section 1446 of the Code, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a Foreign Person may be characterized as other than "portfolio interest." As a result, even if the Trust is not considered to be engaged in a U.S. trade or business, Foreign Certificateholders that do not hold their Certificates in connection with the conduct of a trade or business within the United States will likely be subject to withholding tax pursuant to Section 1441 or 1442 of the Code at a rate of 30 percent on the gross amount allocated to such Certificateholders, unless such rate is reduced or eliminated pursuant to an applicable treaty. Consequently, if a holder of a Certificate is a Foreign Person and does not provide appropriate certification that it is entitled to reduced or eliminated withholding pursuant to an applicable treaty or that it holds its Certificates in connection with its conduct of a trade or business within the United States, the withholding agent will withhold from the gross amount of income of the Trust allocated to Foreign Certificateholders at a rate of 30% (to the extent such amount exceeds the amount withheld pursuant to the preceding paragraph) in order to protect the Trust from possible adverse consequences of a failure to withhold. A Foreign Certificateholder would generally be entitled to file with the IRS a refund claim for such withheld taxes, taking the position that the interest was portfolio interest. However, the IRS may disagree and no assurance can be given as to the appropriate amount of tax liability. Finally, if the interest, gain or income on a Certificate held by a Foreign Certificateholder is effectively connected with the conduct of a trade or business in the United States by the Foreign Certificateholder, the Foreign Certificateholder (although exempt from withholding tax pursuant to Section 1441 or Section 1442, as previously discussed, if a duly executed Form 4224 (or successor form) is furnished) generally will be subject to U.S. federal income tax on the interest, gain or income at regular federal income tax rates (including potential application of the branch profits tax as discussed in the immediately preceding paragraph).

     As a result of the foregoing, the Certificates generally should not be purchased by Foreign Persons.

     Backup Withholding. Proceeds from the sale of the Certificate will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder is a U.S. person and fails to comply with certain identification procedures, unless the Certificateholder is an exempt recipient under applicable provisions of the Code.

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
                         CERTAIN STATE TAX CONSEQUENCES

     The above discussion does not otherwise address the tax treatment of the related Trust or the Notes, the Certificates, the Noteholders or the
Certificateholders of any series under any state or local tax laws. The activities of the Servicer in servicing and collecting the Trust Student Loans will take place at each of the locations at which the Servicer's operations are conducted and, therefore, different tax regimes apply to the Trust and the Securityholders. Prospective investors are urged to consult with their own tax advisors regarding the state and local tax treatment of the related Trust as well as any state and local tax consequences to them of purchasing, holding and disposing of the Notes and the Certificates of any series.

                                     * * *

     THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each of (a), (b) and (c), a "Plan") and (d) persons who have certain specified relationships to such Plans ("Parties in Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114
S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest or Disqualified Persons with respect to such Plans.

     A fiduciary of any Plan should carefully review with its legal and other advisors whether the purchase or holding of the Securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code, and should refer to "ERISA Considerations" in the related Prospectus Supplement regarding any restrictions on the purchase and/or holding of the Securities offered thereby.

     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transaction provisions of ERISA and
Section 4975 of the Code. Accordingly, assets of such plans may, subject to the provisions of any other applicable federal and state law, be invested in the Securities of any series without regard to the ERISA considerations described herein. It should be noted, however, that any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

                                USE OF PROCEEDS

     The net proceeds from the sale of Securities of a given series will be applied by the applicable Trust to purchase the related Trust Student Loans on the Closing Date from the Seller and to make any Reserve Account Initial Deposit into the Reserve Account and/or to make any deposit to any Pre-Funding Account, or as set forth in the related Prospectus Supplement. The Seller will use such net proceeds paid to it with respect to any such Trust to acquire any credit enhancement, if so specified in the related Prospectus Supplement, and to purchase the Student Loans from Sallie Mae pursuant to the related Purchase Agreement.

                              PLAN OF DISTRIBUTION

     On the terms and conditions set forth in an underwriting agreement with respect to the Notes of a given series and an underwriting agreement with respect to the Certificates of such series (collectively, the "Underwriting Agreements"), the Seller will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and the Certificate Balance of each class of Certificates or portion thereof, as the case may be, of the related series set forth therein and in the related Prospectus Supplement.

     In each of the Underwriting Agreements with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

     Each Prospectus Supplement will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates, as the case may be, or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, as the case may be, such public offering prices and such concessions may be changed.

     Each Underwriting Agreement will provide that the Seller and Sallie Mae will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

     Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters.

     Pursuant to each of the Underwriting Agreements with respect to a given series of Securities, the closing of the sale of any class of Securities subject to either thereof will be conditioned on the closing of the sale of all other such classes subject to either thereof.

     The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

     Certain  legal matters  relating to  the Securities  of any  series will be passed upon for the related Trust, the Seller, the Servicer and the Administrator by Timothy G. Greene, Esq., General Counsel of Sallie Mae, and Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, special counsel to Sallie Mae and the Seller, and for the underwriters for such series by the firm identified in the related Prospectus Supplement. Certain federal income and other matters will be passed on for each Trust by Skadden, Arps, Slate, Meagher & Flom LLP. Certain Delaware State tax matters will be passed on for each Trust by the firm identified in the related Prospectus Supplement.

                                                                      APPENDIX A

                   THE FEDERAL FAMILY EDUCATION LOAN PROGRAM

GENERAL

     The Federal Family Education Loan Program ("FFELP") (formerly the Guaranteed Student Loan Program (the "Guaranteed Student Loan Program")) under Title IV of the Higher Education Act provides for loans to be made to students or parents of dependent students enrolled in eligible institutions to finance a portion of the costs of attending school. If a borrower defaults on a Student Loan (as described herein), becomes totally or permanently disabled, dies, files for bankruptcy or attends a school that closes prior to the student earning a degree, or if the applicable educational institution falsely certifies the borrower's eligibility for a Student Loan (collectively, "insurance triggers"), the holder of the loan (which must be an eligible lender) may file a claim with the applicable Guarantee Agency. Provided that the loan has been properly originated and serviced, the Guarantee Agency pays the holder all or a portion of the unpaid principal balance on the loans as well as accrued interest. See " -- Guarantee Agencies." Origination and servicing requirements, as well as procedures to cure deficiencies, are established by the Department and the Guarantee Agencies.

     Under the FFELP, payment of principal and interest with respect to the Student Loans is guaranteed upon occurrence of an insurance trigger by the applicable Guarantee Agency and reinsured by the Department. As described herein, the Guarantee Agencies are entitled, subject to certain conditions, to be reimbursed by the Department for all or a portion of Guarantee Payments they make pursuant to a program of federal reinsurance under the Act. See " -- Federal Insurance and Reinsurance of Guarantee Agencies." In addition, the related Eligible Lender Trustee, as an "eligible lender" and the "holder" of the Trust Student Loans under the Act on behalf of a Trust, is entitled to receive from the Department certain interest subsidy payments ("Interest Subsidy Payments") and special allowance payments ("Special Allowance Payments") with respect to certain Student Loans as described herein.

     Guarantee Agencies enter into reinsurance agreements with the Secretary pursuant to which the Secretary agrees to reimburse the Guarantee Agency for all or a portion of the amount expended by the Guarantee Agency in discharge of its guarantee obligation with respect to default claims provided the loans have been properly originated and serviced. Except for claims resulting from death, disability or bankruptcy of a borrower, in which case the Secretary pays the Guarantee Agency the full amount of the claim, the amount of reinsurance depends on the default experience of the Guarantee Agency. See " -- Federal Insurance and Reinsurance of Guarantee Agencies."

     In the event of a shortfall between the amounts of claims paid to holders of defaulted loans and reinsurance payments from the federal government, Guarantee Agencies pay the claims from their reserves. These reserves come from four principal sources: insurance premiums they charge on Student Loans (currently up to 1% of loan principal), administrative cost allowances from the Department (payment of which is currently discretionary on the part of the Department), debt collection activities (generally, the Guarantee Agency may retain 27% of its collections on defaulted student loans), and investment income from reserve funds. Claims which a Guarantee Agency is financially unable to pay will be paid by the Secretary or transferred to a financially sound Guarantee Agency, if the Secretary makes the necessary determination that the Guarantee Agency is so financially unable to pay.

     Several types of guaranteed student loans are currently authorized under the Act: (i) loans to students who pass certain financial need tests ("Subsidized Stafford Loans"); (ii) loans to students who do not pass the Stafford need tests or who need additional loans to supplement their Subsidized Stafford Loans ("Unsubsidized Stafford Loans"); (iii) loans to parents of students ("PLUS Loans") who are dependents and whose need exceeds the financing available from Unsubsidized Stafford Loans and/or Subsidized Stafford Loans; and
(iv) loans to consolidate the borrower's obligations under various federally authorized student loan programs into a single loan ("Consolidation Loans"). Prior to July 1, 1994 the Act also permitted loans to graduate and professional students and independent undergraduate students and, under certain circumstances, dependent undergraduate students who needed additional loans to supplement their Subsidized Stafford Loans ("Supplemental Loans to Students" or "SLS Loans").

     The FFELP is subject to statutory and regulatory revision from time to time. The most recent revisions are contained in the Higher Education Amendments of 1992 (the "1992 Amendments"), the Omnibus Budget Reconciliation Act of 1993 (the "1993 Act") and the "Higher Education Technical Amendments of 1993" (the "Technical Amendments"). As part of the 1992 Amendments the name of the Guaranteed Student Loan Program was changed to the FFELP. The 1993 Act contains significant changes to the FFELP and creates a direct loan program funded directly by the U.S. Department of Treasury (each loan under such program, a "Federal Direct Student Loan").

     Following enactment of the 1992 Amendments, Subsidized Stafford Loans and Unsubsidized Stafford Loans, PLUS Loans and Consolidation Loans are officially referred to as "Federal Stafford Loans," "Federal Unsubsidized Stafford Loans," "Federal PLUS Loans" and "Federal Consolidation Loans," respectively.

     The description and summaries of the Act, the FFELP, the Guarantee Agreements and the other statutes, regulations and documents referred to in this Prospectus do not purport to be comprehensive, and are qualified in their entirety by reference to each such statute, regulation or document. The Act is codified at 20 U.S.C. sec. 1071 et seq., and the regulations promulgated thereunder can be found at 34 C.F.R. Part 682. There can be no assurance that future amendments or modifications will not materially change any of the terms or provisions of the programs described in this Prospectus or of the statutes and regulations implementing these programs. See "Risk Factors -- Change in Law."

LEGISLATIVE AND ADMINISTRATIVE MATTERS

     The Act was amended by enactment of the 1992 Amendments, the general provisions of which became effective on July 23, 1992 and which extend the principal provisions of the FFELP to September 30, 1998 (or in the case of borrowers who have received loans prior to that date, September 30, 2002, except that authority to make Consolidation Loans expires on September 30, 1998). The Technical Amendments became effective on December 20, 1993.

     The 1993 Act, effective on August 10, 1993, implements a number of changes to the federal guaranteed student loan programs, including imposing on lenders or holders of guaranteed student loans certain fees, providing for 2% lender risk sharing, reducing reimbursement payments to Guarantee Agencies, reducing interest rates and Special Allowance Payments for certain loans, reducing the interest payable to holders of Consolidation Loans and affecting the Department's financial assistance to Guarantee Agencies, including by reducing the percentage of claims the Department will reimburse Guarantee Agencies and reducing more substantially the premiums and default collections that Guarantee Agencies are entitled to receive and/or retain. In addition, such legislation also contemplates replacement of at least 60% of the federal guaranteed student loan programs with direct lending by the Department by the 1998-99 Academic Year.

     The transition from the federal guaranteed student loan programs to the new direct lending program has resulted in increasing reductions since 1993 in the volume of FFELP Loans made under the existing programs. As these reductions occur, the Servicer may experience increased costs due to reduced economies of scale to the extent the volume of new loans serviced by the Servicer is reduced. Such cost increases could affect the ability of the Servicer to satisfy its obligations to service the Student Loans or to purchase Student Loans in the event of certain breaches of its representations and warranties under the Servicing Agreements or of its covenants as Servicer. See "Transfer and Servicing Agreements -- Purchase of Student Loans by the Seller; Representations and Warranties of Sallie Mae" and "Servicing; Administration -- Servicer Covenants." Such volume reductions and other changes effected by the 1993 Act could also reduce revenues received by the Guarantee Agencies that are available to pay claims on defaulted Student Loans in a timely manner and have other adverse economic consequences to the Guarantee Agencies and their ability to pay claims. Finally, the level of competition currently in existence in the secondary market for loans made under the existing programs could be reduced, resulting in fewer potential buyers of the Student Loans and lower prices available in the secondary market for those loans, and the liquidity provided by such market may be impaired.

ELIGIBLE LENDERS, BORROWERS AND INSTITUTIONS

     Lenders eligible to make and/or hold loans under the FFELP generally include banks, savings and loan associations, credit unions, pension funds, insurance companies and, under certain conditions, schools and guarantee agencies. Sallie Mae is an eligible lender for the purpose of making Consolidation Loans, acting as a lender of last resort and holding FFELP Loans.

     A FFELP Loan may be made only to qualified borrowers. Generally, a qualified borrower is an individual or the parent of an individual who (a) has been accepted for enrollment or is enrolled and is maintaining satisfactory progress at an eligible institution, (b) is carrying or will carry at least one-half of the normal full-time academic workload for the course of study the student is pursuing, as determined by such institution, (c) has agreed to notify promptly the holder of the loan of any address change and (d) meets the application "need" requirements for the particular loan program. Each loan is to be evidenced by an unsecured promissory note signed by the qualified borrower.

     Eligible Institutions are post-secondary schools which meet the requirements set forth in the Act. They include institutions of higher education, proprietary institutions of higher education and post-secondary vocational institutions.

FINANCIAL NEED ANALYSIS

     Student Loans may generally be made in amounts, subject to certain limits and conditions, to cover the student's estimated costs of attendance, including tuition and fees, books, supplies, room and board, transportation and miscellaneous personal expenses (as determined by the institution). Each borrower must undergo a need analysis, which requires the borrower to submit a need analysis form to a multiple data entry processor which forwards the information to the federal central processor. The central processor evaluates the parents' and student's financial condition under federal guidelines and calculates the amount that the student and/or the family is expected to contribute towards the student's cost of education (the "family contribution"). After receiving information on the family contribution, the institution then subtracts the family contribution from its cost of attendance to determine the student's eligibility for grants, Subsidized Stafford Loans and work assistance. The difference between (a) the sum of (i) the amount of grants, (ii) the amount earned through work assistance and (iii) the amount of Subsidized Stafford Loans for which the borrower is eligible, and (b) the student's estimated cost of attendance (the "Unmet Need") may be borrowed through Unsubsidized Stafford Loans. Parents may finance the family contribution amount through their own resources or through PLUS Loans.

SPECIAL ALLOWANCE PAYMENTS

     The Act provides for quarterly Special Allowance Payments to be made by the Department to holders of Student Loans to the extent necessary to ensure that such holder receives at least a specified market interest rate of return on such loans. The rates for Special Allowance Payments are based on formulas that differ according to the type of loans, the date the loan was originally made or insured and the type of funds used to finance such a loan. A Special Allowance Payment is made for each of the 3-month periods ending March 31, June 30, September 30, and December 31. The Special Allowance Payment equals the average unpaid principal balance (including interest permitted to be capitalized) of all eligible loans held by such holder during such period multiplied by the special allowance percentage. The special allowance percentage is computed by (i) determining the average of the bond equivalent rates of 91-day Treasury bills auctioned for such 3-month period, (ii) subtracting the applicable borrower interest rate on such loan from such average, (iii) adding the applicable Special Allowance Margin (as set forth below) to the resultant percentage, and
(iv) dividing the resultant percentage by 4.

        DATE OF DISBURSEMENT                              SPECIAL ALLOWANCE MARGIN
------------------------------------  -----------------------------------------------------------------
Prior to 10/17/86...................  3.50%
10/17/86 - 9/30/92..................  3.25%
10/1/92 - 6/30/95...................  3.10%
7/1/95 - 6/30/98....................  2.50% (Subsidized and Unsubsidized Stafford Loans, in school, grace or deferment) 3.10% (Subsidized and Unsubsidized Stafford
                                      Loans, in repayment and all other loans)

    Special Allowance Payments are available on variable rate PLUS Loans and SLS Loans as described below under "PLUS and SLS Loan Programs" only if the variable rate, which is reset annually based on the 52-week Treasury Bill, would exceed the applicable maximum rate.

ORIGINATION FEES

     The eligible lender charges borrowers an origination fee on Subsidized and Unsubsidized Stafford Loans and PLUS Loans equal to 3% of the principal balance of each loan. The amount of the origination fee may be deducted from each disbursement pursuant to a loan on a pro rata basis. No origination fee is paid on Consolidation Loans.

     Lenders must refund all origination fees attributable to a disbursement that was returned to the lender by the school or repaid or not delivered within 120 days of the disbursement. Such origination fees must be refunded by crediting the borrower's loan balance with the applicable lender.

STAFFORD LOANS

     The Act provides for (i) federal insurance or reinsurance of Subsidized Stafford Loans made by eligible lenders to qualified borrowers, (ii) Interest Subsidy Payments on certain eligible Subsidized Stafford Loans to be paid by the Department to holders of the loans in lieu of the borrower making interest payments, and (iii) Special Allowance Payments representing an additional subsidy paid by the Department to the holders of eligible Subsidized Stafford Loans (collectively referred to herein as "Federal Assistance").

     Subsidized Stafford Loans are loans under the FFELP that may be made, based on need, only to post-secondary students accepted or enrolled in good standing at an eligible institution who are carrying at least one-half the normal full-time course load at such institution. The Act limits the amount a student can borrow in any academic year and the amount he or she can have outstanding in the aggregate. The following chart sets forth the current and historic loan limits.

                              MAXIMUM LOAN AMOUNTS

                         FEDERAL STAFFORD LOAN PROGRAM

                                                                        ALL STUDENTS     INDEPENDENT STUDENTS(1)
                                                                       --------------    ------------------------
                                                                        BASE AMOUNT       ADDITIONAL
                                                         SUBSIDIZED    SUBSIDIZED AND    UNSUBSIDIZED
                                                           ON OR        UNSUBSIDIZED      ONLY ON OR
                                           SUBSIDIZED      AFTER        ON OR AFTER         AFTER         TOTAL
       BORROWER'S ACADEMIC LEVEL           PRE-1/1/87      1/1/87        7/7/93(2)        7/1/94(3)       AMOUNT
----------------------------------------   ----------    ----------    --------------    ------------    --------
UNDERGRADUATE (PER YEAR)
  1st year..............................    $  2,500      $  2,625        $  2,625         $  4,000      $  6,625
  2nd year..............................    $  2,500      $  2,625        $  3,500         $  4,000      $  7,500
  3rd year and above....................    $  2,500      $  4,000        $  5,500         $  5,000      $ 10,500
GRADUATE (PER YEAR).....................    $  5,000      $  7,500        $  8,500         $ 10,000      $ 18,500
AGGREGATE LIMIT
  Undergraduate.........................    $ 12,500      $ 17,250        $ 23,000         $ 23,000      $ 46,000
  Graduate (including undergraduate)....    $ 25,000      $ 54,750        $ 65,500         $ 73,000      $138,500

------------------
(1) The loan limits are inclusive of both Federal Stafford Loans and Federal Direct Student Loans.
(2) These amounts represent the combined maximum loan amount per year for Subsidized and Unsubsidized Stafford Loans. Accordingly, the maximum amount that a student may borrow under an Unsubsidized Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Subsidized Loan.
(3) Independent undergraduate students, graduate students or professional students may borrow these additional amounts. In addition, dependent undergraduate students may also receive these additional loan amounts if the parents of such students are unable to provide the family contribution amount and it is unlikely that the student's parents will qualify for a Federal PLUS Loan.

     The interest rate paid by the borrower on a Subsidized Stafford Loan is dependent on the date the promissory note evidencing the loan is signed by the borrower except for loans made prior to October 1, 1992, whose interest rate depends on any outstanding borrowings of that borrower as of such date. The rate for variable rate Subsidized Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30, is determined on the preceding June 1 and is equal to the lesser of (a) the applicable Maximum Rate or (b) the sum of
(i) the bond equivalent rate of 91-day Treasury bills auctioned at the final auction held prior to such June 1 and (ii) the applicable Interest Rate Margin.

                           SUBSIDIZED STAFFORD LOANS

  DATE OF DISBURSEMENT                     BORROWER RATE          MAXIMUM RATE       INTEREST RATE MARGIN
-------------------------------------   --------------------    -----------------    --------------------
09/13/83 - 06/30/88..................   8%                      8%                   N/A
07/01/88 - 09/30/92..................   8% for 48 months;       8% for 48 months,    3.25%
                                        thereafter,             then 10%
                                        91-Day Treasury +
                                        Interest Rate Margin
10/01/92 - 06/30/94..................   91-Day Treasury +       9%                   3.10%
                                        Interest Rate Margin
07/01/94 - 06/30/95..................   91-Day Treasury +       8.25%                3.10%
                                        Interest Rate Margin
07/01/95 - 06/30/98..................   91-Day Treasury +       8.25%                2.50% (in school,
                                        Interest Rate Margin                         grace or deferment);
                                                                                     3.10% (in repayment)

     The Technical Amendments provide that, for fixed rate loans made on or after July 23, 1992 and for certain loans made to new borrowers on or after July 1, 1988, the lender must have converted by January 1, 1995 the interest rate on such loans to an annual interest rate adjusted each July 1 equal to (1) for certain loans made between July 1, 1988 and July 23, 1992, the 91-day Treasury bill rate at the final auction prior to the preceding June 1 plus 3.25% and (2) for loans made on or after July 23, 1992, the 91-day Treasury bill rate at the final auction prior to the preceding June 1 plus 3.10%, in each case capped at the applicable interest rate for such loan existing prior to the conversion. The variable interest rate does not apply to loans made prior to July 23, 1992 during the first 48 months of repayment.

     Holders of Subsidized Stafford Loans are eligible to receive Special Allowance Payments. The Department is responsible for paying interest on Subsidized Stafford Loans while the borrower is a qualified student, during a Grace Period or during certain Deferment Periods. The Department makes quarterly Interest Subsidy Payments to the owner of Subsidized Stafford Loans in the amount of interest accruing on the unpaid balance thereof prior to the commencement of repayment or during any Deferment Periods. The Act provides that the owner of an eligible Subsidized Stafford Loan shall be deemed to have a contractual right against the United States to receive Interest Subsidy Payments and Special Allowance Payments in accordance with its provisions. Receipt of Interest Subsidy Payments and Special Allowance Payments is conditioned on compliance with the requirements of the Act and continued eligibility of such loan for federal reinsurance. Such eligibility may be lost, however, if the loans are not held by an eligible lender, in accordance with the requirements of the Act and the applicable guarantee agreements. See "-- Eligible Lenders, Borrowers and Institutions"; "Risk Factors -- Failure to Comply with Student Loan Origination and Servicing Procedures"; "Formation of the Trusts -- Eligible Lender Trustee" and "Servicing -- Servicing Procedures."

     Interest Subsidy Payments and Special Allowance Payments are generally received within 45 days to 60 days after the end of any given calendar quarter (provided that the applicable claim form is properly filed with the Department), although there can be no assurance that such payments will in fact be received from the Department within that period. See "Risk Factors -- Variability of Actual Cash Flows." The Servicer has agreed to prepare and file with the Department all such claims forms and any other required documents or filings on behalf of each Eligible Lender Trustee as owner of the related Trust Student Loans on behalf of each Trust. The Servicer has also agreed to assist each Eligible Lender Trustee in monitoring, pursuing and obtaining such Interest Subsidy Payments and Special Allowance Payments, if any, with respect to such Student Loans. Except under certain conditions described herein, Interest Subsidy Payments and Special Allowance Payments will be remitted with respect to such Student Loans within two business days of receipt thereof by the Servicer to the related Collection Account, or as set forth in the related Prospectus Supplement.

     Repayment of principal on a Subsidized or Unsubsidized Stafford Loan typically does not commence while a student remains a qualified student, but generally begins upon expiration of the applicable Grace Period, as described below. Any borrower may voluntarily prepay without premium or penalty any loan and in connection therewith may waive any Grace Period or Deferment Period. In general, each loan must be scheduled for repayment over a period of not more than ten years after the commencement of repayment. The Act currently requires minimum annual payments of $600 including principal and interest, unless the borrower and the lender agree to lesser payments. As of July 1, 1995, lenders are required to offer borrowers a choice among standard, graduated and income-sensitive repayment schedules. These repayment options must be offered to all new borrowers who enter repayment on or after July 1, 1995. If a borrower fails to elect a particular repayment schedule or fails to submit the documentation necessary for the option the borrower chooses, the standard repayment schedule will be used.

     Repayment of principal on a Subsidized or Unsubsidized Stafford Loan must generally commence following a period of (a) not less than 9 months or more than 12 months (with respect to loans for which the applicable interest rate is 7% per annum) and (b) not more than 6 months (with respect to loans for which the applicable interest rate is 9% per annum or 8% per annum and for loans to first time borrowers on or after July 1, 1988) after the borrower ceases to pursue at least a half-time course of study (a "Grace Period"). However, during certain other periods (each, a "Deferment Period") and subject to certain conditions, no principal repayments need be made, including periods when the student has returned to an eligible educational institution on a full time (or in certain cases half time) basis or is pursuing studies pursuant to an approved graduate fellowship program, or when the student is a member of the Armed Forces or a volunteer under the Peace Corps Act or the Domestic Volunteer Service Act of 1973, or when the borrower is temporarily or totally disabled, or periods during which the borrower may defer principal payments because of temporary financial hardship. For new borrowers to whom loans are first disbursed on or after July 1, 1993, payment of principal may be deferred only while the Borrower is at least a half-time student or is in an approved graduate fellowship program or is enrolled in a rehabilitation program, or when the borrower is seeking but unable to find full-time employment, or when for any reason the lender determines that payment of principal will cause the borrower economic hardship: in the case of unemployment or economic hardship the deferment is subject to a maximum deferment period of three years. The 1992 Amendments also require forbearance of loans in certain circumstances and permit forbearance of loans in certain other circumstances (each such period, a "Forbearance Period").

     The Unsubsidized Stafford Loan program created under the 1992 Amendments is designed for borrowers who do not qualify for Subsidized Stafford Loans and for independent, graduate and professional students whose Unmet Need exceeds what they can borrow under the Subsidized Stafford Loan program. The basic requirements for Unsubsidized Stafford Loans are essentially the same as those for the Subsidized Stafford Loans, including with respect to provisions governing the interest rate, the annual loan limits and the Special Allowance Payments. The terms of the Unsubsidized Stafford Loans, however, differ in some respects. Specifically, the federal government does not make Interest Subsidy Payments on Unsubsidized Stafford Loans.

     The borrower must either pay interest on a periodic basis beginning 60 days after the time the loan is disbursed or capitalize the interest that accrues until repayment begins. Effective July 1, 1994, the maximum insurance premium was set at 1%. Subject to the same loan limits established for Subsidized Stafford Loans, the student may borrow up to the amount of such student's Unmet Need. Lenders are authorized to make Unsubsidized Stafford Loans applicable for periods of enrollment beginning on or after October 1, 1992.

PLUS AND SLS LOAN PROGRAMS

     The Act also provides for the PLUS Program. The Act authorizes PLUS Loans to be made to parents of eligible dependent students. The 1993 Act eliminated the SLS Program after July 1, 1994.

     The PLUS program permits parents of dependent students to borrow an amount equal to each student's Unmet Need. Under the former SLS program, independent graduate or professional students and certain dependent undergraduate students were permitted to borrow subject to the same loan limitations.

     The first payment of principal and interest is due within 60 days of full disbursement of the loan except for borrowers eligible for deferment who may defer principal and interest payments while eligible for deferment; deferred interest is then capitalized periodically or at the end of the deferment period under specific arrangements with the borrower. The maximum repayment term is 10 years. PLUS and SLS loans carry no in-school interest subsidy.

     The interest rate determination for a PLUS or SLS loan is dependent on when the loan was originally made or disbursed. Some PLUS or SLS loans carry a variable rate. The rate varies annually for 12-month periods beginning on July 1 and ending on June 30. The variable rate is determined on the preceding June 1 and is equal to the lesser of (a) the applicable Maximum Rate or (b) the sum of
(i) the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to such June 1, and (ii) the applicable Interest Rate Margin as set forth below.

     A holder of a PLUS or SLS loan is eligible to receive Special Allowance Payments during any such 12-month period if (a) the sum of (i) the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to such June 1 and (ii) the Interest Rate Margin exceeds (b) the Maximum Rate.

                                 PLUS/SLS LOANS

              DATE OF DISBURSEMENT                    BORROWER RATE       MAXIMUM RATE    INTEREST RATE MARGIN
-------------------------------------------------   ------------------    ------------    --------------------
Prior to 10/01/81................................   9%                    9%                   N/A
10/01/81 - 10/30/82..............................   14%                   14%                  N/A
11/01/82 - 06/30/87..............................   12%                   12%                  N/A
07/01/87 - 09/30/92..............................   52-Week Treasury +    12%                 3.25%
                                                    Interest Rate
                                                    Margin
10/01/92 - 06/30/94..............................   52-Week Treasury +    PLUS 10%            3.10%
                                                    Interest Rate          SLS 11%
                                                    Margin
After 06/30/94...................................   52-Week Treasury +    9%                  3.10%
  (SLS repealed 07/01/94)                           Interest Rate
                                                    Margin

THE CONSOLIDATION LOAN PROGRAM

     The Act authorizes a program under which certain borrowers may consolidate their various Student Loans into Consolidation Loans which will be insured and reinsured to the same extent as other loans made under the FFELP. Under this program, a lender may make a Consolidation Loan only if, among other things, (a) such lender holds one of the borrower's outstanding Student Loans that is selected for consolidation, or (b) the borrower has unsuccessfully sought a
Consolidation Loan from the holders of the Student Loans selected for consolidation.

     Consolidation Loans are made in an amount sufficient to pay outstanding principal and accrued unpaid interest and late charges on all FFELP loans, as well as loans made pursuant to various other federal student loan programs, which were selected by the borrower for consolidation. The unpaid principal balance of a Consolidation Loan made prior to July 1, 1994 bears interest at a rate not less than 9%. The interest rate on a Consolidation Loan made after July 1, 1994 is equal to the weighted average of the interest rates on the loans selected for consolidation, rounded upward to the nearest whole percent. The holder of a Consolidation Loan made on or after October 1, 1993 must pay the Secretary a monthly rebate fee calculated on an annual basis equal to 1.05 percent of the principal plus accrued unpaid interest on any such loan.

     The repayment term under a Consolidation Loan varies depending upon the aggregate amount of the loans being consolidated. In no case may the repayment term exceed 30 years. A Consolidated Loan is evidenced by an unsecured promissory note and entitles the borrower to prepay the loan, in whole or in part, without penalty.

GUARANTEE AGENCIES

     The Act authorizes Guarantee Agencies to support education financing and credit needs of students at post-secondary schools. Under various programs throughout the United States, Guarantee Agencies insure and sometimes service and hold guaranteed student loans. The Guarantee Agencies are reinsured by the federal government for 80% to 100% of claims paid, depending on their claims experience for loans disbursed prior to October 1, 1993 and for 78% to 98% of claims paid for loans disbursed on or after October 1, 1993. See "-- Federal Insurance and Reinsurance of Guarantee Agencies."

     Guarantee Agencies may collect a one-time insurance fee of up to 1% of the principal amount of each loan, other than Consolidation Loans, that the agency guarantees.

     The Guarantee Agencies generally guarantee loans for students attending institutions in their particular state or region or for residents of their particular state or region that are attending schools in another state. Certain Guarantee Agencies have been designated as the Guarantee Agency for more than one state. Some Guarantee Agencies contract with other entities to administer their guarantee agency program.

     Each Student Loan to be sold to an Eligible Lender Trustee on behalf of a Trust will be guaranteed as to principal and interest by a Guarantee Agency pursuant to a Guarantee Agreement between such Guarantee Agency and the applicable Eligible Lender Trustee. The applicable Prospectus Supplement for each Trust will identify each related Guarantee Agency and the amount of related Trust Student Loans it is guaranteeing for such Trust.

FEDERAL INSURANCE AND REINSURANCE OF GUARANTEE AGENCIES

     A Student Loan is considered to be in default for purposes of the Act when the borrower fails to make an installment payment when due, or to comply with other terms of the loan, and if the failure persists for 180 days in the case of a loan repayable in monthly installments or for 240 days in the case of a loan repayable in less frequent installments.

     If the loan is guaranteed by a Guarantee Agency, the eligible lender is reimbursed by the Guaranty Agency for 100% (98% for loans first disbursed on or after October 1, 1993) of the unpaid principal balance of the loan plus accrued unpaid interest on any loan defaulted so long as the eligible lender has properly originated and serviced such loan. Under certain circumstances a loan deemed ineligible for reimbursement may be restored to eligibility.

     Under the Act, the Department enters into a reinsurance agreement with each Guarantee Agency, which provides for federal reinsurance of amounts paid to eligible lenders by the Guarantee Agency with respect to defaulted loans. Pursuant to such agreements, the Department agrees to reimburse a Guarantee Agency for 100% of the amounts expended in connection with a claim resulting from the death, bankruptcy or total and permanent disability of a borrower, the death of a student whose parent is the borrower of a PLUS Loan or claims by borrowers who received loans on or after January 1, 1986 and who are unable to complete the programs in which they are enrolled due to school closure or borrowers whose borrowing eligibility was falsely certified by the eligible institution; such claims are not included in calculating a Guarantee Agency's "claims experience" for federal reinsurance purposes, as set forth below. The Department is also required to repay the unpaid balance of any loan if collection is stayed under the Bankruptcy Code and is authorized to acquire the loans of borrowers who are at high risk of default and who request an alternative repayment option from the Department.

     With respect to FFELP loans in default, the Department is required to pay the applicable Guarantee Agency a certain percentage ("Reinsurance Rate") of the amount such agency paid pursuant to default claims filed by the lender on a reinsured loan. The level of such Reinsurance Rate is subject to specified reductions when the total reinsurance claims paid by the Department to a Guarantee Agency during a fiscal year equals or exceeds 5% of the aggregate original principal amount of FFELP loans guaranteed by such agency that are in repayment on the last day of the prior fiscal year. Accordingly, the amount of the reinsurance payment received by the Guarantee Agency may vary. The Reinsurance Rates are set forth in the following table.

       GUARANTEE AGENCY'S
      CLAIMS EXPERIENCE(1)                            APPLICABLE REINSURANCE RATE(2)
---------------------------------  --------------------------------------------------------------------
0% up to 5%......................  98% (100% for loans disbursed before Oct. 1, 1993)
5% up to 9%......................  88% (90% for loans disbursed before Oct. 1, 1993)
9% and over......................  78% (80% for loans disbursed before Oct. 1, 1993)

------------------
(1) The claims experience is not cumulative. Rather, the claims experience for any given Guarantee Agency is determined solely on the basis of claims for any one federal fiscal year compared with the original principal amount of loans in repayment at the beginning of that year.
(2) Within each fiscal year, the applicable Reinsurance Rate steps down incrementally with respect to claims made only after the claims experience thresholds are reached.

         The 1992 Amendments addressed industry concerns regarding the Department's commitment to providing support in the event of Guarantee Agency failures. Pursuant to the 1992 Amendments, Guarantee Agencies are required to maintain specified reserve fund levels. Such levels are defined as 0.5% of the total attributable amount of all outstanding loans guaranteed by the agency for the fiscal year of the agency that begins in 1993, 0.7% for the agency's fiscal year beginning in 1994, 0.9% for the agency's fiscal year beginning in 1995 and 1.1% for the agency's fiscal year beginning on or after January 1, 1996. If (i) the Guarantee Agency fails to achieve the minimum reserve level in any two consecutive years, (ii) the Guarantee Agency's federal reimbursements are reduced to 80 percent (or 78 percent after October 1, 1993) or (iii) the Department determines the Guarantee Agency's administrative or financial condition jeopardizes its continued ability to perform its responsibilities, the Department must require the Guarantee Agency to submit and implement a management plan to address the deficiencies. The Department may terminate the Guarantee Agency's agreements with the Department if the Guarantee Agency fails to submit the required plan, or fails to improve its administrative or financial condition substantially, or if the Department determines the Guarantee Agency is in danger of financial collapse. In such event, the Department is authorized to undertake specified actions to assure the continued payment of claims, including making advances to Guarantee Agencies to cover immediate cash needs, transfer guarantees to another Guarantee Agency, or transfer of guarantees to the Department itself.

     The Act provides that, subject to compliance with the Act, the full faith and credit of the United States is pledged to the payment of federal reinsurance claims. It further provides that Guarantee Agencies are deemed to have a contractual right against the United States to receive reinsurance in accordance with its provisions. In addition, the 1992 Amendments provide that if the Department determines that a Guarantee Agency is unable to meet its insurance obligations, holders of loans may submit insurance claims directly to the Department until such time as the obligations are transferred to a new Guarantee Agency capable of meeting such obligations or until a successor Guarantee Agency assumes such obligations. There can be no assurance that the Department would under any given circumstances assume such obligation to assure satisfaction of a guarantee obligation by exercising its right to terminate a reimbursement agreement with a Guarantee Agency or by making a determination that such Guarantee Agency is unable to meet its guarantee obligations.

     Lastly, the 1993 Act provides the Secretary with broad authority to manage the finances and affairs of Guarantee Agencies. In general, the Act provides that agency reserve funds are federal property and may be taken by the Secretary if he determines such action is in the best interests of the loan program. Also, the Secretary has broad authority to terminate a Guarantee Agency's reinsurance agreement with the Department.

                                                                      APPENDIX B

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the Securities will be available only in book-entry form (the "Global Securities"). Investors in the Global Securities may hold such Global Securities through The Depository Trust Company ("DTC") or, if applicable, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC participants holding Securities will be effected on a delivery-against-payment basis through the respective depositaries of Cedel and Euroclear and as participants in DTC.

     Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as participants of DTC.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing  to  hold  their  Global  Securities  through  Cedel  or
Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchase determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading  between DTC  participants.   Secondary market  trading between DTC
participants will be settled using the procedures applicable to U.S. corporate debt issues in same-day funds.

     Trading  between  Cedel and/or  Euroclear  participants.   Secondary market
trading between Cedel participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Cedel participant or a Euroclear participant, the purchaser will send instructions to Cedel or Euroclear through a participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the Global

Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel participant's or Euroclear participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedel participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or exiting lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective depositary for the benefit of Cedel participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Cedel or Euroclear through a participant at least one business day prior to settlement. In this case, Cedel or Euroclear will instruct the respective depositary to deliver the Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel participant or Euroclear participant the following day, and receipt of the cash proceeds in the Cedel or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          1. borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          2. borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Cedel participant or Euroclear participant.

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original interest discount) on registered debt issued by U.S. persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such holder takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption  for  non-U.S.  person (Form  W-8).   Non-U.S.  persons  that are
beneficial owners can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status).

     If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for  non-U.S. persons  with  effectively connected  income  (Form
4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner or his agent.

     Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Global Security holder or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through which he holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form S-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                                                      APPENDIX C

                            INDEX OF PRINCIPAL TERMS

     Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

                                                                                                          PAGE
                                                                                                       ----------
1992 Act............................................................................................           22
1992 Amendments.....................................................................................           15
1993 Act............................................................................................       14, 22
Accrual Period......................................................................................           49
Act.................................................................................................           13
Administration Agreement............................................................................            8
Administration Agreement Supplement.................................................................            8
Administration Fee..................................................................................            8
Administrator.......................................................................................            3
Administrator Default...............................................................................           38
Applicable Trustee..................................................................................           51
Base Rate...........................................................................................           49
Business Day........................................................................................           18
Calculation Agent...................................................................................           49
Cede................................................................................................           20
Cedel...............................................................................................           52
Cedel Participants..................................................................................           52
Certificate Balance.................................................................................            5
Certificate Pool Factor.............................................................................           42
Certificate Rate....................................................................................            5
Certificateholders..................................................................................            4
Certificates........................................................................................            1
Closing Date........................................................................................            5
Code................................................................................................   12, 57, 66
Collection Account..................................................................................        6, 32
Collection Period...................................................................................           33
Commission..........................................................................................            2
Cooperative.........................................................................................           52
Cutoff Date.........................................................................................            5
Definitive Certificates.............................................................................           53
Definitive Notes....................................................................................           53
Definitive Securities...............................................................................           53
Delaware Tax Counsel................................................................................           11
Department..........................................................................................            6
Depositaries........................................................................................           51
Depository..........................................................................................           43
Distribution Date...................................................................................           43
DOE Data Book.......................................................................................           24
DSLP................................................................................................           14
DTC's Nominee.......................................................................................           20
Eligible Deposit Account............................................................................           32
Eligible Investments................................................................................           32
Eligible Lender Trustee.............................................................................         1, 3
ERISA...............................................................................................       12, 66
Euroclear...........................................................................................           52
Euroclear Operator..................................................................................           52

                                                                                                          PAGE
                                                                                                       ----------
Euroclear Participants..............................................................................           52
Event of Default....................................................................................           44
Federal Tax Counsel.................................................................................           11
FFELP...............................................................................................            5
FFELP Loans.........................................................................................            5
Fixed Rate Securities...............................................................................           49
Floating Rate Securities............................................................................           49
Foreign Person......................................................................................           60
Funding Period......................................................................................            7
GSE.................................................................................................           20
Guarantee Agency....................................................................................            6
Guarantee Payments..................................................................................            6
HEAL................................................................................................           22
Higher Education Act................................................................................           13
Holding Company.....................................................................................           20
Indenture...........................................................................................            3
Indenture Trust Estate..............................................................................           45
Indenture Trustee...................................................................................         1, 3
Indirect Participants...............................................................................           51
Insolvency Event....................................................................................           37
Interest Subsidy Payments...........................................................................          A-1
Interim Trust Agreement.............................................................................            3
Interim Trustee.....................................................................................            3
Investment Earnings.................................................................................           32
Issuer..............................................................................................            3
LSCs................................................................................................           23
Master Administration Agreement.....................................................................            8
Monthly Servicing Payment Date......................................................................           10
Non-FFELP Loans.....................................................................................            5
Note Owner..........................................................................................           57
Note Pool Factor....................................................................................           42
Note Rate...........................................................................................            4
Noteholders.........................................................................................            4
Notes...............................................................................................            1
OID.................................................................................................           58
OID Regulations.....................................................................................           58
Participants........................................................................................           43
Plan................................................................................................           66
Pool Balance........................................................................................           42
Pool Factor.........................................................................................           42
Pre-Funding Account.................................................................................            7
Pre-Funding Amount..................................................................................            7
Prepayment Assumption...............................................................................           58
Privatization Act...................................................................................           20
Program Payments....................................................................................            8
Prospectus Supplement...............................................................................            1
Purchase Agreement..................................................................................            6
Purchase Amount.....................................................................................           29
Qualified Substitute Student Loans..................................................................            9
Rating Agencies.....................................................................................           18
Registration Statement..............................................................................            2
Related Documents...................................................................................           46
Reorganization......................................................................................           20

                                                                                                          PAGE
                                                                                                       ----------
Reserve Account.....................................................................................            7
Reserve Account Initial Deposit.....................................................................            7
Reset Period........................................................................................           49
Rules...............................................................................................           52
Sale Agreement......................................................................................            6
Sallie Mae..........................................................................................         1, 3
Secretary...........................................................................................           21
Securities..........................................................................................            1
Securities Act......................................................................................            2
Securityholders.....................................................................................            2
Seller..............................................................................................         1, 3
Servicer............................................................................................         1, 3
Servicer Default....................................................................................           36
Servicing Agreement.................................................................................            8
Servicing Fee.......................................................................................        8, 10
Special Allowance Payment...........................................................................          A-1
Specified Reserve Account Balance...................................................................            7
Spread..............................................................................................           49
Spread Multiplier...................................................................................           49
Student Loans.......................................................................................         1, 5
Terms and Conditions................................................................................           53
Trust...............................................................................................         1, 3
Trust Accounts......................................................................................           32
Trust Agreement.....................................................................................            3
Trust Student Loans.................................................................................            3
UCC.................................................................................................           55
Underwriting Agreements.............................................................................           67

================================================================================

      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, THE TRUST OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE SELLER OR THE TRUST SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                     PAGE
                                                     -----
Reports to Securityholders........................     S-2
Summary of Terms..................................     S-3
Risk Factors......................................    S-15
Formation of the Trust............................    S-15
Management's Discussion and Analysis of Financial
  Condition and Results of Operations.............    S-16
Use of Proceeds...................................    S-17
The Trust Student Loan Pool.......................    S-17
Description of the Securities.....................    S-31
ERISA Considerations..............................    S-41
Underwriting......................................    S-43
Legal Matters.....................................    S-44
Index of Principal Terms..........................    S-45

                        PROSPECTUS

Available Information.............................       2
Incorporation of Certain Documents by Reference...       2
Prospectus Supplement.............................       2
Reports to Securityholders........................       2
Summary Information...............................       3
Risk Factors......................................      13
Sallie Mae........................................      20
The Student Loan Pools............................      22
The Seller........................................      25
Formation of the Trusts...........................      26
Transfer and Servicing Agreements.................      29
Servicing; Administration.........................      31
Trading Information...............................      40
Description of the Notes..........................      43
Description of the Certificates...................      48
Certain Information Regarding the Securities......      49
Certain Legal Aspects of the Student Loans........      54
Certain Federal Income Tax Consequences...........      57
Certain State Tax Consequences....................      66
ERISA Considerations..............................      66
Use of Proceeds...................................      67
Plan of Distribution..............................      67
Legal Matters.....................................      67
Appendix A: The Federal Family Education Loan
  Program.........................................     A-1
Appendix B: Global Clearance, Settlement and Tax
  Documentation Procedures........................     B-1
Appendix C: Index of Principal Terms..............     C-1

                               ------------------

    UNTIL           ,  1997  (NINETY DAYS  AFTER  THE DATE  OF  THIS  PROSPECTUS
SUPPLEMENT), ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES OR THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS ACTING AS UNDERWRITERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================

================================================================================

                            $

                                  SLM STUDENT
                               LOAN TRUST 1997-2

                              $
                            FLOATING RATE CLASS A-1
                           STUDENT LOAN-BACKED NOTES

                               $
                            FLOATING RATE CLASS A-2
                           STUDENT LOAN-BACKED NOTES

                                $
                                 FLOATING RATE
                        STUDENT LOAN-BACKED CERTIFICATES

                            SLM FUNDING CORPORATION
                                     SELLER

                        SALLIE MAE SERVICING CORPORATION
                                    SERVICER

                   ------------------------------------------
                             PROSPECTUS SUPPLEMENT
                   ------------------------------------------

                            BEAR, STEARNS & CO. INC.

                            DEUTSCHE MORGAN GRENFELL

                           EDUCATION SECURITIES, INC.

                              GOLDMAN, SACHS & CO.

                                LEHMAN BROTHERS

                              MERRILL LYNCH & CO.

                               J.P. MORGAN & CO.

                           MORGAN STANLEY DEAN WITTER

                            PAINEWEBBER INCORPORATED

                              SALOMON BROTHERS INC

================================================================================